Exhibit 10.11

NET LEASE AGREEMENT

(Build-to-Suit)

Opus Northwest, L.L.C., a Delaware limited liability company

Landlord

and

TPI Iowa, LLC, a Delaware limited liability company

Tenant

Dated: November 13, 2007

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Exhibit “A”	Legal Description
Exhibit “B”	Outline Plans and Specifications
Exhibit “C”	Final Plans and Specifications
Exhibit “D”	Total Project Costs
Exhibit “D-1”	Cost of Work
Exhibit “D-2”	Cost of Additional Design Services
Exhibit “D-3”	Preliminary Budget of Total Project Costs
Exhibit “E”	Form of Financing Estoppel Certificate
Exhibit “F”.	Form of Purchaser Estoppel Certificate
Exhibit “G”	Permitted Encumbrances
Exhibit “H”	Form of Guaranty of Lease
Exhibit “I”	Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit “J”	Items of Property Tenant May Remove (to be attached at same time as completion of Punchlist)
Exhibit “K”	Form of Landlord’s Agreement
Exhibit “L”	Form of Memorandum of Lease

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NET LEASE AGREEMENT

THIS NET LEASE AGREEMENT (“Lease”), made this 13th day of November, 2007, by and between Opus Northwest, L.L.C., a Delaware limited liability company (“Landlord”), and TPI Iowa, LLC, a Delaware limited liability company (“Tenant”).

WITNESSETH:

ARTICLE I

DEMISE AND TERM OF LEASE

Section 1.1	Demise.

Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns, to be paid, kept, observed and performed, has leased, rented, let and demised, and by these presents does lease, rent, let and demise unto Tenant, and Tenant does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, all that parcel of land consisting of approximately 33.7 acres, situated in the City of Newton (the “City”), County of Jasper (the “County”) and State of Iowa, described in Exhibit “A” attached hereto and made a part hereof, together with any appurtenant easements described in said Exhibit “A” (the “Land”), together with all improvements located on and to be constructed thereon, including without limitation, an approximately 316,810 square foot industrial building (the “Building”) and the other Initial Improvements (as hereinafter defined), and all equipment, machinery, building fixtures, and other items of property (whether realty, personalty or mixed), including all components thereof, now or hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Improvements (as hereinafter defined), including, without limitation, roofs and roof membranes, furnaces, boilers, heaters, electrical equipment, fire and theft protection equipment, and all sanitary, sprinkler, utility, sewage, drainage, power, plumbing, cleaning, fire prevention, heating, refrigeration, ventilating, and air cooling systems, apparatus and equipment and any and all renewals and replacements of any thereto, whether presently installed or installed after the date of this Lease, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute realty, together with all replacements, modifications, alterations and additions thereto (collectively, the “Building Equipment”). All improvements, including the Building and other Initial Improvements, Building Equipment and other property (except Tenant’s Removable Property as hereinafter defined) installed or located on the Land, together with all additions, alterations and replacements thereof, are hereinafter referred to collectively as the “Improvements.” The Land and the Improvements are hereinafter referred to as the “Demised Premises.” The Demised Premises are subject to the easements, restrictions, reservations and all other encumbrances now or hereafter recorded against the Land.

Section 1.2	Representations of Landlord.

Landlord hereby represents and warrants to Tenant that:

(a) To the best of Landlord’s knowledge, there is no eminent domain or similar proceeding pending or contemplated with respect to or affecting the Demised Premises;

(b) Landlord has obtained, or shall in due course obtain, all permits, approvals and governmental consents required for the construction of the Initial Improvements substantially in accordance with the Final Plans and Specifications (as hereinafter defined), and shall deliver true, correct and complete copies thereof to Tenant. Landlord knows of no reason why any permits or approvals needed for the construction of the Initial Improvements contemplated herein should not be issued in the normal course;

(c) The Initial Improvements, when constructed, shall comply in all material respects with applicable laws, regulations or other legal or record requirements (including, without limitation, zoning, building code, and recorded restrictions affecting the Land); and

(d) If the acquisition contingency set forth in Section 20.28 is satisfied, then Landlord shall acquire fee simple title to the Demised Premises, subject, to the best of Landlord’s knowledge, only to the Permitted Encumbrances (as hereinafter defined). From and after the date hereof through the expiration of the Term of this Lease, Landlord shall not enter into any easements, covenants or restrictions affecting the Demised Premises without Tenant’s consent, which consent, with respect to any such easement, covenant or restriction shall not be unreasonably withheld, delayed or conditioned, provided such easements do not materially and adversely affect Tenant’s ability to use the Premises for the Primary Intended Use (as hereinafter defined), and shall be deemed given if Tenant fails to give Landlord written notice of Tenant’s granting or denial of Tenant’s consent thereto within five (5) days after Tenant’s receipt of Landlord’s request for such consent, accompanied by a copy of any such easement, covenant or restriction; provided, however, Tenant’s consent shall not be required with respect to any easement, covenant or restriction which may be required by any applicable governmental or quasi-governmental authority or by a provider of necessary utility services, or with respect to any matter required for Landlord to perform its obligations under this Lease and which does not adversely affect Tenant’s ability to use the Demised Premises for the Primary Intended Use, and in any case, Tenant shall consent and subordinate its leasehold interest to the same.

For purposes of this Lease, the phrase “to the best of Landlord’s knowledge”, “knowledge”, “knows” or words of similar import shall mean the actual knowledge of Thomas G. Shaver, as Vice President — Real Estate Development, of Opus Northwest, L.L.C., and Jeff Smith, as Director – Project Management, of Opus Northwest, L.L.C., each without independent inquiry or investigation. Landlord represents and warrants that the foregoing individuals are the representatives of Landlord most familiar with the Demised Premises.

Section 1.3	Term of Lease.

The initial term of this Lease shall commence on the date (the “Commencement Date”) the Initial Improvements are Substantially Completed (as hereinafter defined), and shall end on the last day of the one hundred twentieth (120th) full calendar month thereafter. The initial term of the Lease, as set forth above, is sometimes hereinafter referred to as the “Initial Term.” Any reference to the “term” of this Lease or similar reference shall be a reference to the Initial Term together with any Extension Terms (as herein defined), if any, of this Lease or any extensions to or modifications of the Initial Term.

Section 1.4	Extension Terms.

Tenant shall have the right, subject to the subject to the provisions hereinafter provided, to extend the Initial Term for all of the Demised Premises for two (2) periods of five (5) years each (the first such 5-year period is sometimes hereinafter referred to as the “First Extension Term”; the second such 5-year period is sometimes hereinafter referred to as the “Second Extension Term;” the First Extension Term and the Second Extension Term are sometimes hereinafter collectively referred to as the “Extension Terms” and individually as an “Extension Term”) on the terms and provisions of this Article provided:

(a) That this Lease is in full force and effect and Tenant is not in default in the performance of any of the terms, covenants and conditions herein contained beyond all applicable notice and cure periods at the time of exercise of the right of extension and at the time set for commencement of the Extension Term, but Landlord shall have the right at its sole discretion to waive this condition.

(b) That such Extension Term shall be upon the same terms, covenants and conditions as provided in this Lease; provided, however, the annual Basic Rent for such Extension Term shall be equal to the ninety-five percent (95%) of the “market rate basic rent” (as hereinafter defined) as in effect twelve (12) months prior to commencement of each such Extension Term, determined in accordance with Paragraph (e) below. Upon determination of the Basic Rent rate for each exercised Extension Term, the parties shall execute an amendment to this Lease to establish and evidence such Basic Rent rate.

(c) That Tenant shall exercise its right to the Extension Term provided herein, if at all, by notifying Landlord in writing of its election to exercise the right to extend the term at least twelve (12) months prior to the then-scheduled expiration of the term.

(d) That failure by Tenant to exercise the First Extension Term shall constitute a waiver by Tenant of the Second Extension Term.

(e) “Market rate basic rent” shall mean the Basic Rent rate at which the Demised Premises would be expected to be leased for a five (5) year extension term commencing on the first day of such Extension Term, in its then-existing condition, in an arm’s-length transaction between a willing lessor and lessee in the industrial space submarket within a fifty (50) mile radius of the Demised Premises, as existing at the time such rate is established, and considering tenant inducements for comparable space in comparable existing buildings, the expense stops and other escalation bench marks which affect rent, and the size, location, area and nature of the improvements. If Tenant properly exercises its option to a Extension Term, Landlord and Tenant shall attempt to agree as to the market rate basic rent within sixty (60) days after Tenant exercises such option. If Landlord and Tenant do not agree in writing as to the market rate basic rent by such date, then Tenant may elect to (x) rescind its exercise of the option or (y) to determine the market rate basic rent by binding “baseball” arbitration, in accordance with the following provisions. If Tenant fails to notify Landlord of its election within such 60-day period, then Tenant shall be deemed to have elected to determine the market rate basic rent by arbitration and Tenant’s “appraiser” in the arbitration procedure shall be determined as provided in the following provisions.

If Tenant elects to proceed with arbitration as provided above, Tenant’s notice setting forth such election shall include the name, address and professional qualifications of the person designated to act as appraiser on Tenant’s behalf. Within ten (10) days after service of such notice (or deemed notice), Landlord shall give written notice to Tenant specifying the name, address and professional qualifications of the person designated to act as appraiser on Landlord’s behalf. The two (2) appraisers shall, within ten (10) days after selection of the second appraiser, select an arbitrator. All appraisers and the arbitrator appointed hereunder shall be MAI members of the Appraisal Institute with not less than ten (10) years of experience in the appraisal of improved industrial real estate in the greater Des Moines, Iowa metropolitan area, and be devoting substantially all of their time to professional appraisal work at the time of appointment, and be in all respects impartial and disinterested. The market rate basic rent determined by each appraiser shall be given within a period of thirty (30) days after the appointment of the arbitrator. Each party shall pay the fees and expenses of the appraiser appointed by or on behalf of such party and the fees and expenses of the arbitrator shall be borne equally by both parties. If a party fails to appoint its appraiser within the time above specified, or if the two (2) appraisers so selected cannot agree on the selection of the arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second appraiser or the arbitrator, as the case may be, by application to any Judge of the District Court of the County, upon ten (10) days’ prior written notice to the other party of such intent. If the appraisers do not agree as to the market rate basic rent, then the arbitrator shall determine market rate basic rent by selecting the market rate basic rent proposed by one of the two appraisers. Any determination by the arbitrator shall be made no later than thirty (30) days following delivery of each appraisal and shall be final, binding and conclusive upon the parties.

ARTICLE II

CONSTRUCTION OF IMPROVEMENTS

Section 2.1	Plans and Specifications.

Promptly after approval of the Final Plans and Specifications by Landlord and Tenant as provided below and Landlord’s receipt of a building permit for the Initial Improvements, Landlord shall commence and exercise all reasonable efforts to cause to be completed the improvements shown on the Final Plans and Specifications, including all labor, materials, tools, equipment, machinery, utilities, facilities and services necessary to construct such improvements (the “Initial Improvements”). Landlord and Tenant have agreed to the Outline Plans and Specifications which are listed in Exhibit “B” attached hereto and made a part hereof (“Outline Plans and Specifications”). Landlord agrees to cause final plans and specifications (“Final Plans and Specifications”) to be prepared in accordance with the Outline Plans and Specifications and to submit the same to Tenant for its approval. Tenant agrees that it will not withhold its approval except for just and reasonable cause and will not act in an arbitrary or capricious manner with respect to the approval of the Final Plans and Specifications, provided such Final Plans and Specifications are consistent with the Outline Plans and Specifications. Tenant shall approve or disapprove the Final Plans and Specifications within five (5) business days after receipt of same, and if Tenant fails to approve or disapprove same within such five (5) business day period, such failure shall constitute a Tenant Delay.

Tenant’s review or approval of the Outline Plans and Specifications and the Final Plans and Specifications or any other documents relating to the Initial Improvements shall create no responsibility or liability on the part of Tenant for their completeness, design, sufficiency, or compliance with any laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authorities. The Final Plans and Specifications shall be approved by Landlord and Tenant by affixing thereon the signature or initials of an authorized officer or employee of each of the respective parties hereto and a complete description thereof shall be attached to each party’s copy of this Lease and made a part hereof as Exhibit “C”. Such Exhibit “C” shall be in lieu of and shall replace Exhibit “B” except as to nonconstruction matters contained in Exhibit “B”, such as allowances and exclusions not expressly and specifically superseded by Exhibit “C”. The signature of an authorized officer or employee shall be deemed conclusive evidence of the approval indicated by such signature. Landlord agrees to appoint competent personnel to work with Tenant in the preparation of the Final Plans and Specifications and Tenant agrees to appoint an officer or employee of Tenant to work with Landlord in the preparation of the Final Plans and Specifications. When Landlord requests Tenant to specify details or layouts, Tenant shall specify same, subject to the provisions of the Outline Plans and Specifications, so as not to delay completion of the Improvements.

Section 2.2	Permit Dates; Tenant Change Orders.

Promptly following approval by Tenant of the Final Plans and Specifications, Landlord’s architect shall review and seal the Final Plans and Specifications and submit the Final Plans and Specifications for permits and construction bids. Tenant and Landlord acknowledge that it is anticipated that all necessary governmental approvals and permits shall be issued by the appropriate governmental authorities within ten (10) days after Tenant’s approval of the Final Plans and Specifications, and if, despite Landlord’s diligent efforts, such approvals and permits are not issued to and received by Landlord within such 10-day period, the Target Commencement Date (as hereinafter defined) shall be automatically extended for delays arising from or attributable to delays in the issuance of such approvals and permits after the expiration of such 10-day period. If Tenant desires to make revisions to the Final Plans and Specifications once they have been approved by both parties, Tenant shall request that Landlord’s architect prepare, and submit to Landlord for approval, proposed plans and specifications containing all such desired revisions (a “Tenant Change Order”). Upon approval by Landlord of any Tenant Change Order, Landlord shall obtain promptly from the Contractor the amount of any adjustment in the costs of constructing the Improvements resulting from such Tenant Change Order and the length of any Tenant Delay (as hereinafter defined) that would result from constructing such Tenant Change Order, and Landlord shall submit the amount thereof and the contemplated Tenant Delay caused thereby to Tenant for Tenant’s approval. Tenant shall approve or disapprove the amount of such adjustment and the Tenant Delay caused thereby within two (2) business days after submission thereof to Tenant by Landlord, and if Tenant fails to notify Landlord of its disapproval within such two business day period, Tenant shall be deemed to have given Tenant’s approval thereto. If Tenant disapproves either the amount of such adjustment or the Tenant Delay resulting therefrom, then such Tenant Change Order shall be deemed withdrawn by Tenant and Landlord shall have no obligation to cause the construction of such Tenant Change Order; provided Tenant shall remain liable for all costs incurred in preparing plans and specifications with such proposed Tenant Change Order. Once any adjustment and the resulting Tenant Delay have been approved, Tenant shall be deemed to have given full authorization to Landlord to proceed with the work of constructing the Improvements in accordance with the Final Plans and Specifications, as revised with respect to the Tenant Change Order, and the Target Commencement Date shall be extended for delays arising from or attributable to the Tenant Delay. The costs of the revised work shall be included in the Total Project Costs used to determine the rate of Basic Rent as provided in Section 3.1, subject to the limitation in the last sentence of such Section 3.1. If Tenant requests a Tenant Change Order that is not approved by Landlord or that is disapproved by Tenant, then any delay in Substantial Completion of the Initial Improvements arising from or attributable to consideration of such proposed Tenant Change Order shall constitute a Tenant Delay.

Section 2.3	Bidding Process.

(a) Landlord and Tenant agree that Opus Northwest Construction, L.L.C. (the “Contractor”) shall act as the general contractor and construction manager for the Initial Improvements. Attached hereto as Exhibit “D-3” is a preliminary budget of the Total Project Costs (as hereinafter defined) (the “Budget”). Tenant acknowledges that the Budget is not a guarantee of the applicable costs and Landlord shall have no liability if the Budget is incorrect. Except to the extent not practicable due to specialization of the work and limitations on the number of contractors in the field performing such specialized work, and except with respect to the pre-cast, steel, site work grading subcontracts, with respect to all major sub-trades (defined as subcontracts in excess of

$50,000.00), Contractor shall solicit bids for performance of the Initial Improvements from at least three (3) licensed subcontractors. When bids are solicited, upon the receipt of bids from each of the subcontractors, Landlord or the Contractor shall prepare a bid format which compares each bid, and shall deliver such bid format, together with copies of the bids themselves to Tenant (together with Contractor’s designation of the bid Contractor intends to accept). All documentation prepared by Landlord or others on its behalf and/or submitted by contractors, subcontractors, vendors, suppliers or others for the Initial Improvements shall be provided to Tenant’s Representative (as hereinafter defined) promptly after receipt of same by Landlord, including, without limitation, bid proposals, bid packages, architectural, design, engineering, earthwork, geotechnical and surveys, as applicable. Tenant shall have the right to review (but not approve) all bid packages and Landlord shall solicit the advice of, receive recommendations from, and consult with, Tenant in connection with the selection of the accepted bids, provided Landlord or Contractor shall have the right to make all final decisions regarding the selection of the subcontractors as Landlord determines in its reasonable good faith discretion to be in the best interest of completing the Initial Improvements in accordance with the requirements herein, with price, delivery and performance being among the determining factors; provided, however, if Contractor is prepared to accept a subcontractor bid for a subcontract amount in excess of the line item for such subcontract in the Budget by more than $50,000.00, then Tenant shall have the right, within one (1) business day following the date Contractor is prepared to accept such bid, to submit revisions to the Final Plans and Specifications for review and approval by Landlord. Upon Landlord’s approval of Tenant’s revisions, Landlord shall cause Contractor to seek and obtain revised bids to be reviewed and selected in accordance with the procedures and the time frames set forth in this Section 2.3(a), provided any delay attributable to such revisions and re-bidding shall constitute a Tenant Delay. Landlord and Tenant shall in good faith review and approve (or disapprove), process and perform any obligation in this Lease concerning approval of the Final Plans and Specifications, Tenant Change Orders, selection of bidders, value engineering and inspections, with the objective of facilitating the construction of the Initial Improvements as quickly as reasonably possible. Notwithstanding anything in this Lease to the contrary, once a subcontractor bid for any portion of the Initial Improvements is accepted by Landlord, the contract for such subcontractor’s work shall be governed by a fixed price or “cost plus” with a guaranteed maximum price contract between Contractor and such subcontractor and any and all costs to perform the work governed by such contract in excess of the fixed price or guaranteed maximum price, as applicable, in such contract shall not be included in Total Project Costs except to the extent such excess costs are the result of or arise from (i) a Tenant Change Order, (ii) refinements in the Final Plans and Specifications in furtherance of, or consistent with, the intended scope of the work, (iii) unknown, concealed or different field conditions encountered by the applicable contractor, or (iv) a change in the scope of the work reasonably authorized by Contractor and Landlord in order to conform the Initial Improvements to the Final Plans and Specifications.

(b) Landlord agrees to cause the Contractor (or each bidding subcontractor) to identify “long lead” items or materials which will delay Substantial Completion of the Initial Improvements, and shall notify Tenant of the same promptly after such identification can be made. Landlord and Tenant shall cooperate in good faith to avoid such “long lead” items or materials.

Section 2.4	Construction of the Initial Improvements.

The Initial Improvements shall be constructed (1) in a good and workmanlike manner substantially in accordance with the Final Plans and Specifications, (2) in compliance in all material respects with all laws, codes, ordinances, rules and regulations of governmental authorities having jurisdiction over the Demised Premises, (3) in compliance in all material respects with all covenants, conditions and restrictions encumbering the Demised Premises, and (4) with all buildings, structures and improvements, including without limitation driveways, fences, septic systems and leaching fields, if any, constituting the Initial Improvements and all other means of access for the Demised Premises located completely within the boundary lines of the Demised Premises as shown on the (Corrected) Plat of Survey dated November 2, 2007, and prepared by Lee Engineers and Surveyors as its Project Number 07074 and no such building, structure or improvement shall encroach upon or under the property of any other person or entity. Furthermore, the Initial Improvements will include making available at the Demised Premises water, sewer, electricity, natural gas and telephone service and stormwater and roadway improvements of size and capacities as prescribed in the Final Plans and Specifications. Landlord shall use reasonable efforts to Substantially Complete the Initial Improvements on or before August 31, 2008 (the “Target Commencement Date”). The Target Commencement Date shall be subject to extension for Force Majeure Delays (as hereinafter defined) and Tenant Delays. Landlord shall give Tenant written notice of the date which Landlord anticipates achieving Substantial Completion of the Initial Improvements at least three (3) months prior thereto, and shall update or confirm such estimated date monthly until the date that is thirty (30) days prior to the date which Landlord then anticipates Substantially Completion of the Initial Improvements, and shall update or confirm such estimated date weekly thereafter. If Landlord fails to achieve Substantial Completion of the Initial Improvements within ten (10) days after the Target Commencement Date, as such date may be extended for Force Majeure Delays or Tenant Delay, for each day after the expiration of such 10-day period through November 29, 2008 (as such date may be extended for Force Majeure Delays and Tenant Delay) that Landlord has not achieved the Substantial Completion of the Initial Improvements, Tenant shall have the right to a credit against the Basic Rent first due under this Lease equal to $5,000 for each day until Substantial Completion of the Initial Improvements has been achieved. Without limiting the foregoing, if Landlord fails to achieve Substantial Completion of the Initial Improvements by November 30, 2008 (as such date may be extended for Force Majeure Delays and Tenant Delays), then Tenant shall have the right to terminate this Lease by written notice to Landlord delivered prior to the time that Landlord actually achieves Substantial Completion of the Initial Improvements and the Lease shall terminate and be of no further force or effect as of the date that is thirty (30) days after such notice from Tenant, unless Landlord shall have achieved Substantial Completion of the Initial Improvements within such 30-day period. The foregoing abatement and termination remedies shall be Tenant’s sole and exclusive remedies for any delay in Substantial Completion of the Improvements.

Promptly following delivery of Landlord’s notice of Substantial Completion of the Initial Improvements, duly authorized representatives of Landlord and Tenant shall jointly inspect the Initial Improvements and prepare a punchlist (the “Punchlist”) of incomplete, incorrect and damaged items (the “Punchlist Items”). In the event that the parties shall disagree on whether any item is properly included as part of the Punchlist Items, and the parties are unable to reach agreement thereon within five (5) days after such joint inspection, either party may submit such disagreement to the project architect that prepared the Final Plans and Specifications (the “Project Architect”) for final determination, which determination of the Project Architect shall be final, binding and conclusive upon Landlord and Tenant. The failure to include an item on the Punchlist does not alter the responsibility of Landlord to complete all the Initial Improvements substantially in accordance with the Final Plans and Specifications. Landlord shall use good faith and commercially reasonable efforts to cause completion of the Punchlist Items on or before the date that is thirty (30) days after achieving Substantial Completion of the Initial Improvements; provided, however, that Landlord shall have such additional time as may reasonably be required with diligent efforts to cause to be completed Punchlist Items of a seasonal nature which cannot or should not be performed until a later date or which are delayed due to a shortage of labor or materials, and otherwise subject to Force Majeure Delays and Tenant Delays.

Landlord shall (or shall cause Contractor to) maintain at the site one record copy of the drawings, specifications, addenda, change orders, change directives and other modifications, in good order and marked currently to record field changes and selections made during construction (the “As-Built Documents”). The As-Built Documents shall be provided to the Tenant at the conclusion of the Initial Improvements in paper and electronic format; provided, however, that Tenant may use the As-Built Documents only for the repair, maintenance or restoration of the Improvements and only during the term of this Lease, and Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any unauthorized use of the As-Built Documents. Landlord reserves the right to use the As-Built Documents for any purpose.

Landlord shall use best efforts to cause Contractor, and Contractor shall use best efforts to cause all subcontractors, to properly complete and to execute all forms required for Tenant to seek refunds of sales, service or use taxes paid to the State of Iowa, or any city, town or municipality in the State of Iowa, in connection with the construction of the Initial Improvements. Likewise, Landlord shall use best efforts to properly complete and shall execute all forms required for Tenant to seek tax credit for sales taxes paid by Landlord to the State of Iowa, or any city, town or municipality in the State of Iowa, for utility services, goods, wares, merchandise and services in connection with construction of the Initial Improvements. Landlord shall deliver all such forms to Tenant promptly after completion of the Initial Improvements, provided the failure of Tenant to obtain any such refund or credit shall not constitute a breach or default by Landlord or entitle Tenant to any credit against Total Project Costs.

Section 2.5	Tenant Delay and Force Majeure Delays.

“Tenant Delay(s)” shall mean any actual delay in Substantial Completion of the Initial Improvements to the extent attributable to (i) the actions, omissions or interference of Tenant or Tenant’s agents or contractors, (ii) any delay by

Tenant in the review and approval of the Final Plans and Specifications submitted to it for review and/or approval, (iii) any delay occasioned by Tenant’s request for or the implementation of a Tenant Change Order, whether or not such Change Order is approved by Landlord and Tenant, provided that with respect to Tenant Change Order accepted by Tenant, Tenant is notified by Landlord prior to acceptance of such Tenant Change Order of the estimated amount of Tenant Delay to result from such Tenant Change Order, (iv) revisions to the Final Plans and Specifications and/or rebidding in accordance with Section 2.3(a) and (v) Tenant’s possession of the Demised Premises prior to the Commencement Date pursuant to Section 2.10. In calculating the duration of any Tenant Delay, such duration shall be based upon the actual number of days of delay in Substantial Completion of the Initial Improvements attributable to the causes described above. Landlord shall notify Tenant of any delays occasioned by a Tenant Delay within five (5) business days after Landlord becomes aware that it intends to claim an extension of the date for Substantial Completion of the Initial Improvements on account of such Tenant Delay; provided, however, Landlord agrees to exercise commercially reasonable efforts to immediately notify Tenant of any act, omission or interference of Tenant, its agents, employees or contractors in the performance of the Initial Improvements which Landlord intends to claim as a Tenant Delay so as to permit Tenant a reasonable opportunity to promptly mitigate and/or eliminate such act, omission or interference. Tenant Delays shall not include the normal and ordinary process of communication between Landlord and Tenant during the design and construction process or the exercise by Tenant of its rights under this Article II to inspect the work and/or to dispute the achievement of Substantial Completion of the Initial Improvements, provided delays caused by the consideration of Tenant Change Orders do constitute Tenant Delays if Landlord stops, postpones or delays the progress of construction of the Initial Improvements during such consideration. Any increased costs or damages to complete the Initial Improvements which are incurred by Landlord and attributable to Tenant Delays shall be included in Total Project Costs, and to the extent that such delays caused by Tenant result in the Commencement Date being delayed beyond the Target Commencement Date, the parties acknowledge and agree that the Commencement Date shall be deemed to occur on the date on which the Commencement Date would have occurred but for such Tenant Delay, but subject to Landlord’s obligation to complete the Initial Improvements. “Force Majeure Delay(s)” shall mean delay in Substantial Completion of the Initial Improvements occasioned by strikes or labor disputes, fire, unusually severe weather conditions, the inability (despite diligent efforts having been exercised) to procure necessary permits and approvals, shortages of fuel, labor or materials, casualties, acts of God or the public enemy, governmental embargo restrictions, action or non-action of public utilities or of local, state or federal governments, and any other reason beyond the reasonable control of Landlord. Furthermore, the failure of the conditions described in Section 20.28 by the Acquisition Contingency Date (as hereinafter defined) shall also constitute a Force Majeure Delay. Landlord shall use reasonable efforts to avoid and/or shorten the length of any Force Majeure Delay. Landlord shall notify Tenant of any Force Majeure Delay within ten (10) business days after Landlord becomes aware that it intends to claim an extension of the date for Substantial Completion of the Initial Improvements on account of such Force Majeure Delay.

Section 2.6	Substantial Completion of the Initial Improvements.

“Substantial Completion of the Initial Improvements” or “Substantially Completed” with respect to the Initial Improvements shall be achieved when (a) the Initial Improvements are sufficiently complete in accordance with the Final Plans and Specifications so that Tenant can commence beneficial use and occupancy of the Demised Premises as intended, (b) all base building systems included in the Initial Improvements are operational as designed and specified (except for Punchlist Items), (c) all governmental inspections required for the Initial Improvements have been successfully completed, and certificates of occupancy (or the equivalent) and other municipal permits or approvals for the Initial Improvements have been obtained, in each case if and to the extent required to occupy and use the Demised Premises for the Primary Intended Use (and except to the extent issuance of such certificates, permits or approvals is dependent upon any improvements or other actions that are Tenant’s responsibility), (d) all final finishes required by the Final Plans and Specifications are in place (except for the Punchlist Items), provided, however, that Landlord shall have such additional time as may reasonably be required with diligent efforts to complete such finishes of a seasonal nature which cannot or should not be performed until a later date, and otherwise subject to Force Majeure Delays and Tenant Delays, (e) all remaining Initial Improvements are reasonably estimated to be completed within thirty (30) consecutive calendar days (or as otherwise agreed to by Tenant) following the date of Substantial Completion of the Initial Improvements, subject to items of a seasonal nature which cannot or should not be performed until a later date and items delayed due to a Force Majeure Delay. Landlord shall cause Contractor to deliver to Tenant binders containing complete sets of all manufacturer’s catalogs, instructions and other similar data (including the necessary graphic cuts, diagrams, value charts, and the like)

covering all mechanical and manually operated devices furnished and/or installed as part of the Initial Improvements within thirty (30) days after Substantial Completion of the Initial Improvements.

Section 2.7	Construction Guaranty.

Landlord guarantees the Initial Improvements against defective design, workmanship and/or materials for a period of one (1) year from the date of Substantial Completion of the Initial Improvements or, with respect to Punchlist Items, such later date as the applicable Punchlist Item is completed by or on behalf of Landlord (the “Warranty Period”) and Landlord shall promptly correct defective or nonconforming design or work after written request from the Tenant delivered to Landlord during such Warranty Period. Except to the extent caused by the gross negligence or wilful misconduct of Landlord, performance of such one-year guaranty shall be Landlord’s sole and exclusive obligation to correct defective design, workmanship and/or materials, and Tenant’s right to enforce such one-year guaranty shall be Tenant’s sole and exclusive remedy against Landlord or Contractor with respect to such correction obligation in limitation of any contract, warranty or other rights, whether express or implied, that Tenant may otherwise have under applicable law with respect to correction obligations for defective design, workmanship and/or materials, but without limitation of any other rights of Tenant at law or in equity with respect to Landlord’s obligations other than to specifically correct defective or nonconforming work or design. From and after the expiration of the one-year Warranty Period, Landlord agrees to cooperate with Tenant in the enforcement by Tenant, at Tenant’s sole cost and expense, of any express warranties or guaranties of workmanship or materials given by subcontractors or materialmen that guarantee or warrant against defective workmanship or materials for a period of time in excess of the one-year Warranty Period described above and to cooperate with Tenant in the enforcement by Tenant, at Tenant’s sole cost and expense, of any service contracts that provide service, repair or maintenance to any item incorporated in the Building for a period of time in excess of such one-year Warranty Period. Following the expiration of the Warranty Period, Landlord shall assign to Tenant, on a non-exclusive basis, any claims, correction obligations and extended warranties provided by any subcontractors or any other party with respect to the components and equipment included as part of the Initial Improvements, excluding claims, correction obligations and extended warranties relating to the items Landlord is required to repair pursuant to Section 8.7 and Section 9.1.

Section 2.8	Landlord’s Indemnity.

Landlord shall indemnify and hold harmless Tenant from and against all claims, damages, losses and expenses, including reasonable attorneys’ fees, arising out of or resulting from the performance of the Initial Improvements, to the extent caused by any negligent act or omission of Landlord or Contractor, any subcontractor, anyone directly or indirectly employed by any of them, or anyone for whose acts any of them may be liable, and which involves bodily injury, sickness, disease or death, or injury to or destruction of property (other than the Initial Improvements and contents therein), including the loss of use resulting therefrom. In any and all claims against Tenant, its agents or employees, by any employee of Landlord or Contractor, any subcontractor, anyone directly or indirectly employed by any of them, or anyone for whose acts any of them may be liable, the indemnification obligation under this Section 2.8 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Landlord or Contractor or any subcontractor under workers’ compensation acts, disability benefit acts or other employee benefit acts. Tenant shall notify Landlord of any claim under this indemnity in such time as to avoid prejudice to Landlord and Landlord shall have the right to defend with counsel reasonably acceptable to Tenant.

Section 2.9	Insurance During Construction.

Landlord shall carry and maintain with respect to the Demised Premises at all times during the design and construction of the Initial Improvements, and shall require the Contractor and all subcontractors (unless Contractor’s insurance coverage covers acts and work of the subcontractors) to maintain at all times during the design and construction of the Initial Improvements, written by insurers rated by A.M. Best & Co., with a minimum rating of (or equivalent to) A-IX and qualified to do business in the State of Iowa, the types of insurance and minimum coverage amounts hereinafter set forth: (1) property insurance written on a builder’s risk “all-risk” or equivalent policy form in the total value for the Initial Improvements at the site on a full 100% replacement cost basis (excluding excavation and grading) and with deductibles not in excess of commercially reasonable amounts; (2) workers’ compensation insurance in statutory amounts and employer’s liability insurance in the amount of $1,000,000 for bodily injury or disease; (3) commercial automobile vehicle insurance covering owned, non-owned and hired vehicles for personal injury in the amount of $1,000,000 combined single limit for bodily injury and for property damage; and (4) commercial general liability coverage for bodily injury, personal injury and property damage in the amount of $1,000,000 per occurrence and $2,000,000 aggregate limit and umbrella coverage in the amount of $10,000,000.00. Such insurance carried by Landlord or Contractor may be part of a blanket policy. The Project Architect shall maintain professional liability insurance coverage at least equal to $1,000,000.00. The cost of such insurance coverages allocable to the Initial Improvements shall be a part of the Total Project Costs.

Section 2.10	Possession of Demised Premises.

(a) Tenant shall not be liable to Landlord for the payment of Basic Rent or the payment of any other obligation to be paid by Tenant under this Lease nor shall Tenant, except as otherwise provided in this Section 2.5, have any right to possession or use of the Demised Premises until the Commencement Date. If the Initial Improvements are not Substantially Completed but are partially ready for occupancy, then subject to Subsection (b) below, Tenant may, but need not, occupy the portion of same that is ready for occupancy. If Tenant occupies any portion of the Demised Premises prior to Substantial Completion of the Improvements, the terms of this Lease shall apply to such occupancy or use of the Demised Premises by Tenant and a pro rata portion of the Basic Rent and the pro rata portion of all other obligations to be paid by Tenant shall be payable commencing with such date of partial occupancy, and shall be equitably adjusted from time to time based upon the area and value of the portion of the Improvements Substantially Completed and ready for Tenant’s occupancy, provided, however that entry by Tenant for the purpose of installing equipment, furniture, fixtures, wiring, cabling and other property of Tenant and testing of equipment (provided such testing will not adversely affect Landlord’s ability to perform its construction and related obligations under this Lease, and does not otherwise affect or delay issuance of a certificate of occupancy for the Initial Improvements) shall not be considered occupancy for purposes of this Lease and shall not trigger Tenant’s obligation to pay Basic Rent under this Lease. The failure of Tenant to take possession of or to occupy the Demised Premises or any portion thereof on or after the Commencement Date shall not serve to relieve Tenant of said obligations or delay payments by Tenant to Landlord.

(b) Landlord shall cooperate with Tenant to facilitate Tenant’s installation of crane equipment in the Demised Premises on or about June 2, 2008, subject to the conditions set forth below. Furthermore, Tenant and Tenant’s agents, representatives, employees and contractors shall be permitted to access the Demised Premises not less than ninety (90) days prior to the Commencement Date in order to install Tenant’s machinery, equipment, fixtures and other personal property on the Demised Premises and telecommunications cabling and wiring, subject to the conditions set forth below and approval of the local building officials/fire marshall, if required under applicable laws. It shall be conditions of Tenant’s right to enter the Demised Premises as provided herein: (i) that such entry shall not unreasonably interfere with, construction of the Initial Improvements and shall not cause a labor dispute, (ii) any such entry shall be subject to such rules and regulations as Landlord may reasonably promulgate and Tenant shall fully cooperate with Landlord to facilitate construction and installation of the Initial Improvements, including, without limitation, relocating its equipment, machinery, and inventory to locations designated by Landlord and taking such other actions as Landlord may require to accommodate Landlord’s critical path construction schedule; without limiting the generality of the foregoing, Tenant shall ensure that any architect, engineer, designer, contractor and workman employed by Tenant observes such rules, and prior to commencement of any work in the Premises, makes appropriate arrangements with Landlord, particularly with respect to: material handling and hoisting facilities; material and equipment storage; time and place of deliveries; hours of work and coordination of work; power, heating and washroom facilities; scheduling; security; and clean-up, (iii) all the terms, covenants and conditions of this Lease shall apply in full force and effect to such entry (other than Tenant’s covenant to pay rental amounts hereunder), (iv) Tenant shall defend, indemnify and hold harmless Landlord, its agents, employees and contractors from and against any and all loss, cost, damage, expense (including reasonable attorneys’ fees and court costs) arising from or related to such entry, (v) any such entry shall be at Tenant’s risk and Landlord shall have no liability for any loss, damage or injury to Tenant’s personal property, equipment, employees or agents which may be on or about the Demised Premises during the period of such entry and Tenant hereby releases Landlord from any claim with respect thereto from whatever cause, (vi) Tenant shall furnish Landlord with certificates of insurance evidencing insurance against claims under workmen’s compensation acts and employer’s liability acts, with statutorily prescribed limits for worker’s compensation coverage and with limits of not less than $500,000 per occurrence for employer’s liability, and (vii) to the extent any such entry delays completion of the Initial Improvements, such delay shall constitute a Tenant Delay and Tenant shall be responsible for Landlord’s costs, including lost rent, resulting therefrom.

(c) All articles of personal property and all business and trade fixtures, machinery, workstations, equipment, furniture and other property and equipment owned or installed by Tenant in the Demised Premises, including, without limitation, any supplemental heating and cooling units, central vacuum pumps, heaters and blowers, uninterrupted power source (UPS), custom systems and other equipment and installations (whether affixed or unaffixed to the Improvements), purchased, installed and used by Tenant for the Primary Intended Use or any other use permitted under this Lease, including all equipment and materials purchased and installed by Landlord or Tenant and the cost of which is not included in the Total Project Costs (the “Tenant’s Removable Property”) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided Tenant restores any damage caused by such removal (and, as provided in Section 20.18, Tenant shall remove those items of Tenant’s Removable Property designated by Landlord at the expiration of the term of this Lease).

Section 2.11	Tenant’s Representative.

Tenant designates Coburn Pharr as Tenant’s representative (“Tenant’s Representative”) to approve and/or to notify Landlord of any revisions to the plans and specifications described in this Article II and to provide any notices or directions to Landlord regarding the Improvements. Tenant may change Tenant’s Representative at any time upon written notice to Landlord.

ARTICLE III

BASIC RENT

Section 3.1	Amount of Basic Rent.

The initial annual amount of Basic Rent shall equal 9% of the “Total Project Costs” described on Exhibit “D” attached hereto and made a part hereof; provided, however, the Total Project Costs shall be reduced by the full amount of the “Developer Grants” received by Landlord pursuant to the Agreement for Private Redevelopment dated November 13, 2007, between Landlord, County, City and Jasper County Economic Development Corporation (the “Development Agreement”). On each anniversary of the Commencement Date (an “Anniversary Date”), the annual amount of Basic Rent shall be equal to the product obtained by multiplying the amount of annual Basic Rent payable on the date immediately preceding such Anniversary Date by 1.015. The Total Project Costs shall be determined by Landlord before the Commencement Date and Landlord shall notify Tenant of such amount, and promptly thereafter, Landlord shall notify Tenant of the initial annual amount of Basic Rent and the annual amount of Basic Rent payable as of each Anniversary Date. If any costs that would properly constitute Total Project Costs are not yet determined with certainty as of the Commencement Date, reasonable estimates of such items by Landlord shall be included in the calculation of Total Project Costs to determine the initial annual Basic Rent. Upon Landlord’s determination of the actual Total Project Costs, Landlord shall submit a statement of the actual Total Project Costs to Tenant and if such amount differs from Landlord’s estimate, the amounts of Basic Rent for each year of the term shall be adjusted to reflect the actual Total Project Costs and any overpayments by Tenant shall be promptly refunded by Landlord. Notwithstanding the foregoing, if the Total Project Costs (after deduction of the Developer Grants) exceed $13,500,000.00, then the Basic Rent shall be determined as provided above as if the Total Project Costs were $13,500,000.00 and Tenant shall pay to Landlord, within thirty (30) days after Landlord’s demand therefor, an amount equal to the difference between the actual Total Project Costs and $13,500,000.00, provided that Tenant may include up to $600,000 of such excess, in the aggregate, in Total Project Costs for purposes of determining Basic Rent to the extent such excess amount is attributable to the construction of the Initial Improvements as shown on the Final Plans and Specifications (prior to incorporation of any Tenant Change Order) or attributable to Tenant Change Orders that are consistent with the Final Plans and Specifications before incorporation of such respective Tenant Change Orders.

Section 3.2	Records.

Landlord shall keep and maintain, and shall cause Contractor and Contractor’s subcontractors to keep and maintain, proper and complete records documenting all costs and expenses incurred in connection with the construction of the Initial Improvements, and, will make available, if requested by Tenant prior to the date (the “Audit Date”) which is sixty (60) days after substantial completion of the Initial Improvements, copies of any contracts, invoices, receipts and other information relating to such construction which Tenant may reasonably request. Tenant and its designees may upon request, but prior to the Audit Date, inspect and audit any of Landlord’s, Contractor’s or Contractor’s subcontractors’ books and records relating to the construction of the Improvements. If any such audit results in an increase or a decrease in the Total Project Costs, then Basic Rent shall be adjusted as provided above. Failure by Tenant to exercise Tenant’s right to audit pursuant to this Section 3.2 on or before the Audit Date shall constitute a waiver of such right.

Section 3.3	Additional Rent.

The Basic Rent shall be absolutely net to Landlord, except as expressly provided in Section 8.7 and Section 9.1. so that this Lease shall yield, net to Landlord, the Basic Rent specified in Section 3.1 in each year of the term of this Lease and that all impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, payments or charges under covenants, conditions and restrictions now or hereafter of record, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises (excepting only Landlord’s obligations expressly set forth in this Lease) which may arise or become due during the term or by reason of events occurring during the term of this Lease shall be paid or discharged by Tenant, at Tenant’s sole cost and expense. In the event Tenant fails to pay or discharge any imposition, insurance premium, utility charge, maintenance repair or replacement expense which it is obligated to pay or discharge, and such failure continues beyond all applicable notice and cure periods, Landlord may, but shall not be obligated to, pay the same, and in that event Tenant shall immediately reimburse Landlord therefor and pay the same as additional rent (all charges payable by Tenant other than Basic Rent, however denoted, are hereinafter collectively referred to as “Additional Rent”), and Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with laws (except as provided herein with respect to compliance of the Initial Improvements with laws in effect as of the Commencement Date), and all other costs, fees, charges, expenses, reimbursements and obligations referred to above. Basic Rent and Additional Rent are sometimes hereinafter collectively referred to as “Rent.”

Section 3.4	Method of Payment.

Tenant will pay Basic Rent in equal monthly installments to Landlord, based upon one-twelfth (1/12th) of the annual Basic Rent determined in accordance with Section 3.1, in advance, without offset or deduction, commencing on the Commencement Date and continuing on the first day of each and every calendar month after the Commencement Date during the term. Tenant will make all Basic Rent payments to Landlord in care of Opus Northwest Management, L.L.C., 10350 Bren Road West, Minnetonka, Minnesota 55343, Attn: Accounting Manager, or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without Landlord’s previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis, Basic Rent and Additional Rent for any partial month within the term.

Section 3.5	Delinquent Payments.

Except as otherwise expressly set forth herein, all payments of Basic Rent and Additional Rent shall be payable without previous demand therefor and without any right of setoff or deduction whatsoever, and in case of nonpayment of any item of Additional Rent by Tenant when the same is due, Landlord shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease or by law in the case of nonpayment of Basic Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant’s sole cost and expense. Any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due or within ten (10) days thereafter shall bear interest at an annual rate equal to five percentage points per annum in excess of the published “prime rate” or “base rate” of interest charged by U.S. Bank National Association (or similar institution if said Bank shall cease to exist or to publish such a prime rate) from the date when the same is due hereunder until the same shall be paid, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant. Said rate of interest is sometimes hereinafter referred to as the “Maximum Rate of Interest.”

In addition, any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due and which remain unpaid ten (10) days thereafter shall be subject to a late payment fee of three percent (3%) of the unpaid amount. Tenant acknowledges that Tenant’s failure to pay Basic Rent or Additional Rent when due may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. The parties agree that the late charge specified above represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment and acceptance of such late charge does not constitute a waiver of Tenant’s default or limit any other remedy of Landlord. The late charge shall be deemed to be Additional Rent and the right to require it shall be in addition to all of Landlord’s rights and remedies hereunder or at law.

Section 3.6	Independent Obligations.

Any term or provision of this Lease to the contrary notwithstanding, the covenants and obligations of Tenant to pay Basic Rent and Additional Rent hereunder shall be independent from any obligations, warranties or representations, express or implied, if any, of Landlord herein contained.

Section 3.7	Guaranty.

Tenant’s obligations and liabilities under this Lease are guaranteed by LCSI Holding, Inc. (“Guarantor”) pursuant to a Guaranty of Lease of even date hereof in the form of Exhibit “H” attached hereto and made a part hereof.

ARTICLE IV

USE OF DEMISED PREMISES

Section 4.1	Permitted Use.

The Demised Premises shall be used for manufacturing, assembling, storing and distributing composite wind blades and other structural composite components of similar construction and all legal uses incidental thereto (the “Primary Intended Use”), general manufacturing and warehousing purposes, and any other lawful use not in violation of the Development Agreement, the Employer Incentives Agreement entered into between Tenant, City and County (the “Employer Agreement”) or any Permitted Encumbrances. Tenant shall not use or occupy the same, or permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the improvements or cause the value or usefulness of the Demised Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste or would violate any Hazardous Materials Laws (as defined in Section 9.5), and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

Tenant will open and occupy the Demised Premises for business as required under the Employer Agreement and Tenant agrees to promptly perform any fixturing or other installations that are not Landlord’s responsibility herein and take any other action that is not Landlord’s responsibility herein, including being prepared to open for business, to the extent such work is required to be completed or such action is required to be taken in order for Landlord to receive a certificate of occupancy for the Initial Improvements and obtain disbursement of any available incentives under the Development Agreement. Furthermore, Tenant must operate its business at the Demised Premises such that it does not violate or breach the Employer Agreement. If Tenant is allowed to cease business operations at the Demised Premises under the Employer Agreement and desires to do so, Tenant may do so, provided that in any event, Tenant shall always continue to be responsible for the keeping, performing and observing all of the other terms, covenants, conditions, agreements, indemnities and other promises to be kept, performed and observed by Tenant with respect to the Demised Premises, including, without limitation, payment of all Rent reserved hereunder.

Section 4.2	Preservation of Demised Premises.

Tenant shall not use, suffer, or permit the Demised Premises, or any portion thereof, to be used by Tenant, any third party or the public in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Demised Premises, or any portion thereof. Nothing in this Lease contained and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises.

Section 4.3	Acceptance of Demised Premises.

Except as otherwise expressly set forth herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty or covenant of any kind whatsoever, either express or implied, with respect to the Demised Premises, the Building, the Improvements or any matter related thereto including the condition thereof or with respect to the suitability or fitness of any of the foregoing for the conduct of Tenant’s business or for any other purpose and, subject to Landlord’s obligations set forth in Article II and Sections 8.7 and 9.1 hereof, Tenant accepts the Demised Premises in an “as is” condition. Tenant shall comply with any recorded covenants, conditions and restrictions affecting the Demised Premises and the Building as of the commencement of the Lease or which are recorded during the term of this Lease.

ARTICLE V

PAYMENT OF TAXES, ASSESSMENTS, ETC.

Section 5.1	Payment of Impositions.

Tenant covenants and agrees to pay, directly to the applicable tax authorities, during the term of this Lease, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, water rates and charges, sewer rates and charges, including any sum or sums payable for present or future sewer or water capacity, charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges, payments or charges under covenants, conditions and restrictions now or hereafter of record, and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Demised Premises are subject) incurred in the use, occupancy, ownership, operation, leasing or possession of the Demised Premises, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as “Impositions”), which at any time during the term may have been or may be assessed, levied, confirmed, imposed upon, or become a lien on the Demised Premises, or any portion thereof, or any appurtenance thereto, rents or income therefrom, and such easements or rights as may now or hereafter be appurtenant or appertain to the use of the Demised Premises. Tenant shall pay all special (or similar) assessments for public improvements or benefits which, during the term of this Lease shall be laid, assessed, levied or imposed upon or become payable or become a lien upon the Demised Premises, or any portion thereof; provided, however, that if any such Imposition may at the option of the taxpayer lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may pay the same, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon. Tenant shall pay all Impositions (or installments thereof), whether heretofore or hereafter laid, assessed, levied or imposed upon the Demised Premises, or any portion thereof, which are due and payable during the term of this Lease. Landlord shall pay all Impositions (or installments thereof) which are payable prior to the commencement and after the termination date of the term of this Lease. Notwithstanding the foregoing, Landlord shall pay that portion of the Impositions (or installments thereof) due and payable in respect to the Demised Premises during the year the term commences and the year in which the term ends which the number of days in said year not within the term of this Lease bears to three hundred sixty-five (365), and Tenant shall pay the balance of said Impositions during said years. Landlord shall give notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge within thirty (30) days after receipt thereof. Landlord agrees to reasonably cooperate with Tenant, at no cost, expense or liability to Landlord, to execute any documents required to be executed by the owner of the Demised Premises for Tenant to obtain tax rebates or credits pursuant to the Employer Agreement.

Pursuant to Section 4.5 of the Development Agreement, Landlord is entitled to apply for and obtain a 100% abatement of certain Impositions on the Initial Improvements for the first three (3) years of the Term of this Lease. Landlord and Tenant shall, on or before the applicable deadline for applying for such abatement, take all necessary actions to apply for and obtain the tax abatement for the Initial Improvements described in Section 4.5 of the Development Agreement. Tenant remain liable to pay all Impositions as provided herein if for any reason such tax abatement is not obtained; provided, however, if such tax abatement is not obtained solely because of Landlord’s failure to apply for such tax abatement as provided above, then Landlord shall be responsible for the payment of the Impositions that would have been abated absent Landlord’s failure to so apply.

Section 5.2	Tenant’s Right to Contest Impositions.

Tenant shall have the right, at its own expense, to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Section 5.1 hereof, Tenant may postpone or defer payment of such Imposition if (a) neither the Demised Premises nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost, and (b) Tenant shall have deposited with Landlord cash, a letter of credit or a certificate of deposit payable to Landlord issued by a national bank in the amount of the Imposition so contested and unpaid, together with all interest and penalties which may accrue, in Landlord’s reasonable judgment, in connection therewith. If, during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall, upon demand of Landlord, make additional deposits of such additional sums of money or such additional certificates of deposit as Landlord may reasonably request. Upon failure of Tenant to make such additional deposits, the amount theretofore deposited may be applied by Landlord to the payment, removal and discharge of such Imposition, and the interest, fines and penalties in connection therewith, and any costs, fees (including attorneys’ fees) and other liability (including costs incurred by Landlord) accruing in any such proceedings. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorneys’ fees, interest, penalties, fines and other liability in connection therewith, and upon such payment Landlord shall return all amounts or certificates deposited with it with respect to the contest of such Imposition, as aforesaid, or, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Section 5.2 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord’s name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorneys’ fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorneys’ fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment. During the time when any such certificate of deposit is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Impositions, as above provided, Tenant shall be entitled to receive all interest paid thereon, if any. Cash deposits shall not bear interest.

Section 5.3	Levies and Other Taxes.

Nothing in this Lease contained shall require Tenant to pay any municipal, state or federal net income or excess profits taxes assessed against Landlord, or any municipal, state or federal capital levy, estate, capital gain, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon Landlord or any owner of the fee of the Demised Premises, provided, however, if, at any time during the term of this Lease, there shall be levied, assessed or imposed on Landlord, or on the Basic Rent or Additional Rent, or on the Demised Premises or on the value of the Demised Premises, or any portion thereof, a capital levy, sales or use tax, gross receipts tax, transaction privilege tax, rent tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents or value, in lieu of or substitution for, or in addition to, the Impositions then payable by Tenant under this Lease, Tenant covenants to pay and discharge the same, it being the intention of the parties hereto that the Rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as in this Lease otherwise expressly; provided, however, if the amount or rate of any such levy tax, assessment or charge so levied upon rents or value, shall be increased by reason of any other income, receipts or property owned by Landlord other than the Demised Premises, then and in that event, Tenant shall not be obligated to pay the portion of such increased amount attributable to such other property, but only such levy, tax, assessment or charge as Landlord would be obligated to pay in the event it derived no income from any source other than the Demised Premises.

Section 5.4	Evidence of Payment.

Tenant covenants to furnish Landlord, within thirty (30) days after the date upon which any Imposition or other tax, assessment, levy or charge is payable by Tenant, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition or other tax, assessment, levy or charge may be relied upon by Landlord as sufficient evidence that such Imposition or other tax, assessment, levy or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

Section 5.5	Landlord’s Right to Contest Impositions.

In addition to the right of Tenant under Section 5.2 to contest the amount or validity of Impositions, Landlord shall also have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Impositions not contested by Tenant, by appropriate proceedings conducted in the name of Landlord or in the name of Landlord and Tenant. If Landlord elects to contest the amount or validity, in whole or in part, of any Impositions, such contests by Landlord shall be at Landlord’s expense, provided, however, that if the amounts payable by Tenant for Impositions are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord’s contest of Impositions, Tenant shall reimburse Landlord for costs incurred by Landlord in contesting Impositions, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord’s actions in contesting such Impositions.

ARTICLE VI

INSURANCE

Section 6.1	Tenant’s Casualty Insurance Obligations.

Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect during the term of this Lease, commencing with the date that rental (full or partial) commences, policies of insurance covering the Improvements constructed, installed or located on the Demised Premises naming the Landlord, as an additional insured, against (a) loss or damage by fire; (b) loss or damage from such other risks or hazards now or hereafter embraced by an “Extended Coverage Endorsement”, including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (c) loss for flood if the Demised Premises are in a designated flood or flood insurance area; (d) loss for damage by earthquake if the Demised Premises are located in an earthquake-prone area; (e) loss from so-called explosion, collapse and underground hazards; and (f) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Improvements. At all times, such insurance coverage shall be in an amount equal to one hundred percent (100%) of the then “Full Replacement Cost” of the Improvements. “Full Replacement Cost” shall be interpreted to mean the cost of replacing the improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Improvements in the event of damage thereto or destruction thereof. If a sprinkler system shall be located in the Improvements, sprinkler leakage insurance shall be procured and continuously maintained by Tenant at Tenant’s sole cost and expense. For the period prior to the date the Initial Improvements are Substantially Complete,

Landlord, at its sole cost and expense, shall maintain in full force and effect, on a completed value basis, insurance coverage on the Building on Builder’s Risk or other comparable coverage pursuant to Section 2.9 of this Lease.

Section 6.2	Tenant’s Liability and Other Insurance Coverage.

During the term of this Lease, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect the following insurance coverage:

(a) Commercial general liability insurance against any loss, liability or damage on, about or relating to the Demised Premises, or any portion thereof, with limits of not less than Five Million and 00/100 Dollars ($5,000,000.00) combined single limit, per occurrence and aggregate, coverage on an occurrence basis. Any such insurance obtained and maintained by Tenant shall name Landlord as an additional insured therein, as its interest may appear, and shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in the state in which the Demised Premises are located. Such insurance shall specifically insure (by contractual liability endorsement) Tenant’s insurable indemnification obligations provided in this Lease, including, without limitation, those under Section 20.3 and shall expressly state that Tenant’s insurance will be provided on a primary and non-contributory basis.

(b) Property insurance upon all of Tenant’s Removable Property in an amount equal to the Full Replacement Cost thereof, including any increase in value resulting from increased costs, with coverage against such perils and casualties as are commonly included in “all risk” insurance policies (including sprinkler leakage).

(c) Boiler and pressure vessel (including, but not limited to, pressure pipes, steam pipes and condensation return pipes) insurance, provided the Building contains a boiler or other pressure vessel or pressure pipes. Landlord shall be named as an additional insured in such policy or policies of insurance.

(d) Such other insurance and in such amounts as may from time to time be reasonably required by Landlord, against other insurable hazards which at the time are commonly insured against in the case of similar premises and/or buildings or improvements.

The insurance set forth in this Section 6.2 shall be maintained by Tenant at not less than the limits set forth herein until reasonably required to be changed from time to time by Landlord, in writing, whereupon Tenant covenants to obtain and maintain thereafter such protection in the amount or amounts so required by Landlord.

Section 6.3	Insurance Provisions.

All policies of property insurance required by Section 6.1 shall provide that the proceeds thereof (exclusive of proceeds attributable to Tenant’s Removable Property and other property of Tenant) shall be payable to Landlord and Tenant and, if Landlord so requests, shall also be jointly payable to the holder of any mortgages now or hereafter becoming a lien on the fee of the Demised Premises, or any portion thereof, as the interest of such holder appears pursuant to a standard mortgagee clause (provided such holder expressly agrees to disburse the proceeds for the restoration of the Improvements in accordance with the requirements of this Lease). Tenant shall not, on Tenant’s own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1 hereof, unless Landlord is named therein as an additional insured with loss payable as in this Section 6.3 provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord original certificates evidencing the same.

Each policy required under this Article VI shall have attached thereto (a) an endorsement that such policy shall not be cancelled or materially changed without at least thirty (30) days prior written notice to Landlord, and (b) an endorsement to the effect that the insurance shall not be invalidated by any act or neglect of Landlord or Tenant. All policies of insurance shall be written in companies reasonably satisfactory to Landlord and licensed in the state in which the Demised Premises are located. Such certificates of insurance shall be in a form reasonably acceptable to Landlord, and shall be delivered to Landlord (i) upon commencement of the Initial Term and (ii) at least twenty (20) days prior to expiration of such policy.

Section 6.4	Waiver of Subrogation.

The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy on the Demised Premises or any personal property, fixtures or equipment located thereon or therein, pursuant to which the insurer waives subrogation or consents to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or. damage to its property or the property of others or on account of loss of business resulting from fire or other perils covered or coverable by the insurance coverages required to be carried under this Lease by such waiving party regardless of the cause or origin of such loss or damage, including, but not limited to, the negligence of such other party or its agents or employees.

Section 6.5	Tenant’s Additional Insurance Coverage.

Tenant shall maintain insurance coverage (including loss of use and business interruption coverage) upon Tenant’s business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Demised Premises against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire, and Tenant agrees that such policies shall contain a waiver of subrogation clause.

Section 6.6	Unearned Premiums.

Upon expiration of the term of this Lease, the unearned premiums upon any insurance policies or certificates thereof lodged with Landlord by Tenant shall, subject to the provisions of Article XIII hereof, be payable to Tenant, provided that Tenant shall not then be in default in keeping, observing or performing the terms and conditions of this Lease.

Section 6.7	Blanket Insurance Coverage.

Nothing in this Article shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Article under a blanket insurance policy or policies (certificates thereof reasonably satisfactory to Landlord shall be delivered to Landlord) which may cover other properties owned or operated by Tenant as well as the Demised Premises; provided, however, that any such policy of blanket insurance of the kind provided for shall (a) specify therein the amounts thereof exclusively allocated to the Demised Premises or Tenant shall furnish Landlord and the holder of any fee mortgage with a written statement from the insurers under such policies specifying the amounts of the total insurance exclusively allocated to the Demised Premises, and (b) not contain any clause which would result in the insured thereunder being required to carry any insurance with respect to the property covered thereby in an amount not less than any specific percentage of the Full Replacement Cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy; and further provided, however, that such policies of blanket insurance shall, as respects the Demised Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Article VI.

ARTICLE VII

UTILITIES

Section 7.1	Payment of Utilities.

During the term of this Lease, Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Demised Premises or chargeable against the Demised Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power or other public or private utility services. All charges for utilities or services at the Demised Premises prior to the Commencement Date shall be part of Total Project Costs.

Section 7.2	Additional Charges.

In the event that any charge or fee is required after the Commencement Date by the state in which the Demised Premises are located, or by any agency, subdivision or instrumentality thereof, or by any utility company furnishing services or utilities to the Demised Premises, as a condition precedent to continuing to furnish utilities or services to the Demised Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this Section 7.2 shall include, but not be limited to, any charges or fees for present or future water or sewer capacity to serve the Demised Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Demised Premises with adequate utility services. In the event that Landlord has paid any such charge or fee which accrues after the Commencement Date and was not included in Total Project Costs, Tenant shall reimburse Landlord for such utility charge.

ARTICLE VIII

REPAIRS

Section 8.1	Tenant’s Repairs.

Save and except for (i) the one-year guaranty against defective materials and workmanship provided in Section 2.7 hereof, (ii) the completion of the Punchlist Items provided in Section 2.6 hereof and (iii) the obligations of Landlord specifically set forth in Section 8.7 and Section 9.1 hereof, Tenant, at its sole cost and expense, throughout the term of this Lease, shall take good care of the Demised Premises (including any improvements hereafter erected or installed on the Land), and shall keep the same in good order, condition and repair, and subject to Section 8.7 and Section 9.1, shall make and perform all routine maintenance thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. When used in this Article VIII, “repairs” shall include all necessary replacements, renewals, alterations, additions and betterments. All repairs made by Tenant shall be at least equal in quality and cost to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction, age and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or other damage or injury to the Improvements.

Section 8.2	Maintenance.

Tenant, at its sole cost and expense, shall take good care of, repair and maintain all driveways, pathways, roadways, sidewalks, curbs, spur tracks, parking areas, loading areas, landscaped areas, entrances and passageways on the Demised Premises in good order and repair and shall promptly remove all accumulated snow and debris (including reasonable treatment of ice) from any and all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, entrances and passageways on the Demised Premises, and keep all portions of the Demised Premises, including areas appurtenant thereto, in a clean and orderly condition, reasonably free of snow, ice, dirt, rubbish, debris and unlawful obstructions.

Section 8.3	Tenant’s Waiver of Claims Against Landlord.

Except for Landlord’s obligations set forth in Article II and Sections 8.7 and 9.1 of this Lease, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Demised Premises or any improvements hereafter erected thereon and Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises and all improvements hereafter erected thereon.

Section 8.4	Prohibition Against Waste.

Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises, or any improvements hereafter erected thereon, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the Improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.

Section 8.5	Landlord’s Right to Effect Repairs.

If Tenant should fail to perform any of its obligations under this Article VIII, then Landlord may, if it so elects, in addition to any other remedies provided herein, effect such repairs and maintenance. Any sums expended by Landlord in effecting such repairs and maintenance shall be due and payable, on demand, together with interest thereon at the Maximum Rate of Interest from the date of each such expenditure by Landlord to the date of repayment by Tenant.

Section 8.6	Misuse or Neglect.

Tenant shall be responsible for all repairs to the Building which are made necessary by any misuse or neglect by: (i) Tenant or any of its officers, agents, employees, contractors, licensees or subtenants; or (ii) any visitors, patrons, guests or invitees of Tenant or its subtenant while in or upon the Demised Premises.

Section 8.7	Landlord’s Repair Obligations.

Notwithstanding anything contained in this Article VIII to the contrary (except for repairs made necessary by damage caused by Tenant), during the term of this Lease, Landlord, at its sole cost and expense (but subject to recovery from Tenant as hereinafter provided), and in a similar manner to similar buildings located in the greater Des Moines, Iowa metropolitan area, shall make any necessary repairs to the foundation of the Building and replacements of all or any portion of the roof of the Building, including the roof membrane. The costs of such repairs or replacements, as applicable, required to be performed by Landlord pursuant to this Section 8.7 shall be amortized over the useful life of the applicable improvement in accordance with generally accepted accounting principles, consistently applied, and Tenant shall pay to Landlord, as Additional Rent, 1/12th of the annual amortization of such costs each month (such amortization to include the cost thereof plus interest thereon at 2% in excess of the prime rate announced by U.S. Bank National Association in effect at the date of the expenditure) during the remainder of the term of this Lease, as the same may be extended. During the term of this Lease, Tenant shall not allow to be overloaded the roof of the Building and no materials or equipment shall be placed upon the roof of the Building without the prior written consent of Landlord. At any time that any person (other than authorized service personnel in connection with Tenant’s service and maintenance contract for the roof) goes upon the roof of the Building or any materials or equipment are placed upon such roof, Tenant shall reasonably notify and allow Landlord or its agent to inspect and approve the roof operation or procedure and shall not take any action affecting the roof without Landlord’s approval. After Tenant receives Landlord’s written approval of the service company and the service contract maintained by Tenant on the roof, the foregoing shall not prohibit or require notice to Landlord for employees of such service company to access the roof and perform maintenance obligations under such service contract. Notwithstanding anything in this Lease to the contrary, in the event that (i) Tenant at any time subjects the floors of the Building or any part thereof to any load exceeding the live load capacity of such floors or fails to use all reasonable and prudent storage techniques, including, without limitation, even distribution of weight loads, (ii) Tenant acts or fails to act in such a manner as to invalidate, void, nullify, or impair any warranty obtained by Landlord for any component of the Building which is subject to Landlord’s repair obligations under this Section 8.7, (iii) Tenant, its agents, employees, contractors, customers or invitees, causes any uninsured structural damage in breach of Tenant’s covenants under this Lease, or (iv) Tenant breaches or defaults under any provision of this Lease and as a result thereof, repairs to the Building for which Landlord is responsible under this Lease are made necessary, then the reasonable cost of any resulting repairs shall be immediately due and payable by Tenant as Additional Rent.

ARTICLE IX

COMPLIANCE WITH LAWS AND ORDINANCES

Section 9.1	Compliance with Laws and Ordinances.

Tenant shall throughout the term of this Lease, at Tenant’s sole cost and expense, promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, municipal and other governmental bodies having jurisdiction over the Demised Premises, including, without limitation, those pertaining to indoor air quality, and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Demised Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys, entrances or railroad track facilities adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Demised Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof. Landlord shall deliver the Demised Premises to Tenant with the Initial Improvements in compliance in all material respects with applicable laws and without the need for any grandfathering status, variance or special permit. If any repairs, alterations, replacements or other improvements to the Demised Premises are required to be performed to render the Demised Premises in compliance with applicable laws first enacted or first effective after the Commencement Date (including with regard to the Americans with Disabilities Act) and (i) the cost of such repairs, alterations, replacements or improvements will exceed $125,000.00, (ii) the enactment of such laws was on or after the third anniversary of the Commencement Date and (ii) such laws apply to distribution and light manufacturing facilities generally, and not because of Tenant’s specific use of the Demised Premises or Improvements or alterations constructed by Tenant, then such required repairs, alterations, replacements or improvements shall be performed by Landlord, and the costs incurred by Landlord therefor shall be amortized over the useful life of the applicable improvement in accordance with generally accepted accounting principles, consistently applied, and Tenant shall pay to Landlord, as Additional Rent, 1/12th of the annual amortization of such excess costs each month (such amortization to include the cost thereof plus interest thereon at 2% in excess of the prime rate announced by U.S. Bank National Association in effect at the date of the expenditure) during the remainder of the scheduled term of this Lease at such time. Notwithstanding the foregoing, and anything in this Lease to the contrary notwithstanding, if roadway or circulation improvements of the type contemplated by Section 12.11 of the Employer Agreement are required or deemed necessary by any applicable laws, ordinances, orders, rules, regulations or requirements of any applicable governmental authority having jurisdiction over the Demised Premises or otherwise, then Tenant (and not Landlord) shall be responsible for any and all costs and expenses of any nature whatsoever arising from, related thereto or in connection therewith, without any amortization as contemplated by the preceding provisions of this Section 9.1. Tenant shall remain responsible for all other costs of compliance with laws not expressly set forth herein as Landlord’s responsibility.

Section 9.2	Compliance with Permitted Encumbrances.

Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants of record as of the date of this Lease, or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Demised Premises and required to be obtained and maintained under the terms of Article VI hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Demised Premises.

Section 9.3	Tenant’s Obligations.

Notwithstanding that it may be usual and customary for Landlord to assume responsibility and performance of any or all of the obligations set forth in this Article IX, and notwithstanding any order, rule or regulation directed to Landlord to perform, Tenant hereby assumes such obligations because, by nature of this Lease, the rents and income derived from this Lease by Landlord are net rentals not to be diminished by any expense incident to the ownership, occupancy, use, leasing or possession of the Demised Premises or any portion thereof, except as otherwise expressly set forth in this Lease.

Section 9.4	Tenant’s Right to Contest Laws and Ordinances.

After prior written notice to Landlord, Tenant, at its sole cost and expense and without cost or expense to Landlord, shall have the right to contest the validity or application of any law or ordinance referred to in this Article IX in the name of Tenant or Landlord, or both, by appropriate legal proceedings diligently conducted but only if compliance with the terms of any such law or ordinance pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Demised Premises, or any portion thereof, and without subjecting Landlord or Tenant to any liability, civil or criminal, for failure so to comply therewith until the final determination of such proceeding; provided, however, if any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, on the prior written consent of Landlord, may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Tenant or Landlord to criminal liability and Tenant (a) furnishes Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of any such contest or delay, (b) prosecutes the contest with due diligence and in good faith, and (c) agrees to indemnify, defend and hold harmless Landlord and the Demised Premises from any charge, liability or expense whatsoever. The security furnished to Landlord by Tenant shall be in the form of a cash deposit or a certificate of deposit issued by a national bank or federal savings and loan association payable to Landlord. Said deposit shall be held, administered and distributed in accordance with the provisions of Section 5.2 hereof relating to the contest of the amount or validity of any Imposition.

If necessary or proper to permit Tenant so to contest the validity or application of any such law or ordinance, Landlord shall, at Tenant’s sole cost and expense, including reasonable attorneys’ fees incurred by Landlord, execute and deliver any appropriate papers or other documents; provided, however, Landlord shall not be required to execute any document or consent to any proceeding which would result in the imposition of any cost, charge, expense or penalty on Landlord or the Demised Premises.

Section 9.5	Compliance with Hazardous Materials Laws.

Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, petroleum products, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes (“Hazardous Materials Laws”), including without limitation any “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” as so defined under any such Hazardous Materials Laws (collectively, “Hazardous Materials”).

Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant’s use of the Demised Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Demised Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials used, stored or generated by Tenant to be removed from the Demised Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials and wastes. Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Demised Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. All reporting obligations to the extent imposed upon Tenant by Hazardous Materials Laws are solely the responsibility of Tenant. Upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials, but only if and to the extent such Hazardous Materials were generated, stored, released or disposed of on the Demised Premises during the term of this Lease by Tenant or any of Tenant’s agents, employees, contractors, subtenants, assignees or invitees, to be removed from the Demised Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Unless expressly required by applicable laws, including Hazardous Materials Laws, Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Demised Premises or in any Improvements situated on the Land, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any way connected with the Demised Premises or the Improvements on the Land without first notifying Landlord of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto. In addition, at Landlord’s request, at the expiration of the term of this Lease, Tenant shall remove all tanks or fixtures which were placed on the Demised Premises during the term of this Lease by Tenant and which contain, have contained or are contaminated with, Hazardous Materials.

Tenant shall promptly notify Landlord in writing of (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (b) any claim made or threatened by any person against Tenant, or the Demised Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Demised Premises or with respect to any Hazardous Materials removed from the Demised Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Demised Premises or Tenant’s use thereof. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Law), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Demised Premises. All such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord. Landlord shall promptly notify Tenant in writing of (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws with respect to the Demised Premises; (ii) any claim made or threatened by any person against Landlord, or the Demised Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials with respect to the Demised Premises; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Demised Premises or with respect to any Hazardous Materials removed from the Demised Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Landlord shall also provide to Tenant, as promptly as possible, and in any event within five (5) business days after Landlord first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Demised Premises or Landlord’s ownership thereof.

Section 9.6	Hazardous Materials Representation and Indemnification by Landlord.

To Landlord’s knowledge, Landlord is not aware of any Hazardous Materials which exist or are located on or in the Demised Premises, except as may be disclosed in that certain Phase I Environmental Site Assessment prepared by Terracon Consultants, Inc., as its Project No. 08077748 and dated October 23, 2007. Further, Landlord represents to Tenant that, to the best of its knowledge, Landlord has not caused the generation, storage or release of Hazardous Materials upon the Demised Premises, except in accordance with Hazardous Materials Laws. Landlord agrees to indemnify, defend and hold harmless Tenant from and against all claims, liabilities, damages (excluding special, consequential, punitive, incidental and similar type damages except to the extent claimed by any third party), costs, losses and expenses (including, but not limited to, reasonable attorneys’ fees and engineering fees) to the extent caused by (i) the existence of any Hazardous Materials at the Demised Premises in violation of applicable Hazardous Materials Laws as a result of Landlord’s construction of the Initial Improvements, and (ii) any breach by Landlord of any of its representations in this Section 9.6; provided, however, in case any claim, action, suit or proceeding shall be brought against Tenant and such matter is subject to Landlord’s indemnification as provided above, Tenant shall promptly notify Landlord of the same in sufficient time to avoid any prejudice to Landlord and Tenant shall tender defense of any such claim to Landlord, who shall have the right to assume and control the defense thereof with counsel of its own selection, and Landlord shall have the right to control any resulting remediation. If Landlord is required to take any action with respect to Hazardous Materials in accordance with the foregoing provisions of this Section 9.6, then Landlord’s obligations shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Demised Premises or the Initial Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, in each case if, as and to the extent required by applicable Hazardous Materials Laws, and such obligations shall survive the expiration or earlier termination of the term of this Lease. For purposes of the indemnity provided herein, any acts or omissions of Landlord, or its employees, agents, contractors or sub-contractors (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Landlord, but not any contamination caused by trespassers or other migratory contamination.

Section 9.7	Cost of Compliance with Hazardous Materials Laws.

Provisions of Sections 9.5 and 9.6 notwithstanding, Tenant shall be responsible only for that part of the cost of compliance with Hazardous Materials Laws which relates to a breach by Tenant of the covenants contained in this Lease to be kept and performed by Tenant, including but not limited to the covenants contained in Section 9.5. Landlord shall be responsible only for that part of the cost of compliance with Hazardous Materials Laws which relates to a breach by Landlord of the covenants contained in this Lease, including but not limited to the covenants contained in Section 9.6.

Section 9.8	Discovery of Hazardous Materials.

In the event (a) Hazardous Materials are discovered upon the Demised Premises, (b) Landlord has been given written notice of the discovery of such Hazardous Materials, and (c) pursuant to the provisions of Section 9.7, neither Landlord nor Tenant is obligated to pay the cost of compliance with Hazardous Materials Laws, then and in that event Landlord may voluntarily but shall not be obligated to agree with Tenant to take all action necessary to bring the Demised Premises into compliance with Hazardous Materials Laws at Landlord’s sole cost. In the event Landlord fails to notify Tenant in writing within thirty (30) days of the notice to Landlord of the discovery of such Hazardous Materials that Landlord intends to voluntarily take such action as is necessary to bring the Demised Premises into compliance with Hazardous Materials Laws, then Tenant as its sole and exclusive right and remedy therefor may (i) bring the Demised Premises into compliance with Hazardous Materials Laws at Tenant’s sole cost or (ii) provided such Hazardous Materials endanger persons or property in, on or about the Demised Premises or materially interfere with Tenant’s use of the Demised Premises, terminate this Lease on a date not less than ninety (90) days following written notice of such intent to terminate.

Section 9.9	Indemnification.

Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless Landlord and each of Landlord’s officers, directors, partners, employees, agents, attorneys, successors and assigns from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys’ fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising or resulting in whole or in part, directly or indirectly, from the presence or discharge of Hazardous Materials, in, on, under, upon or from the Demised Premises or the Improvements located thereon or from the transportation or disposal of Hazardous Materials to or from the Demised Premises in each case to the extent caused by Tenant or its employees, agents, customers, sublessees, assignees, contractors or subcontractors, whether knowingly or unknowingly, the standard herein being one of strict liability with respect to contamination caused by Tenant or its employees, agents, customers, sublessees, assignees, contractors or subcontractors and not with respect to contamination caused by trespassers or other migratory contamination. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Demised Premises or the Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, in each case if, as and to the extent required by applicable Hazardous Materials Laws, and shall survive the expiration of or early termination of the term of this Lease. For purposes of the indemnity provided herein, any acts or omissions of Tenant, or any employees, agents, customers, sublessees, assignees, contractors or subcontractors of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

Section 9.10	Environmental Audits.

Upon request by Landlord not earlier than three hundred sixty (360) days prior to the expiration of this Lease, prior to vacating the Demised Premises, Tenant shall undertake and submit to Landlord an environmental site assessment (commonly referred to as a “Phase I”) from an environmental company reasonably acceptable to Landlord, which assessment shall evidence Tenant’s compliance with this Article IX. If such assessment recommends further investigation or testing (commonly referred to as a “Phase II”), Tenant shall undertake and submit to Landlord such further investigation or testing from an environmental company reasonably acceptable to Landlord and, if such investigation or testing reveals that Tenant has violated the foregoing provisions of this Article IX, Tenant shall cause the applicable Hazardous Materials to be removed from the Demised Premises as provided above and shall remediate any Hazardous Materials in accordance with applicable Hazardous Materials Laws.

Section 9.11	Acts or Omissions Regarding Hazardous Materials.

For purposes of the covenants and agreements contained in Sections 9.5 through 9.10, inclusive, any acts or omissions of Tenant, its employees, agents, customers, sublessees, assignees, contractors or sub-contractors (except Contractor, Landlord and its sub-contractors providing the Improvements) shall be strictly attributable to Tenant; any acts or omissions of Landlord, its employees, agents, customers, assignees, contractors or sub-contractors shall be strictly attributable to Landlord.

Section 9.12	Survival.

The respective rights and obligations of Landlord and Tenant under this Article IX shall survive the expiration or earlier termination of this Lease.

ARTICLE X

MECHANIC’S LIENS AND OTHER LIENS

Section 10.1	Freedom from Liens.

Except with respect to liens for which Landlord is responsible under this Lease, Tenant shall not suffer or permit any mechanic’s lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, through or under Tenant. If any such mechanic’s lien or other lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same. If Tenant shall fail to discharge such mechanic’s lien or liens or other lien within such period, then, in addition to any other right or remedy of Landlord, after five (5) days prior written notice to Tenant, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Demised Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Demised Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorneys’ fees of Landlord), together with interest thereon at the Maximum Rate of Interest set forth in Section 3.5 hereof, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify, defend and hold harmless Landlord and the Demised Premises, and any portion thereof, from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorneys’ fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic’s lien or other lien.

Section 10.2	Landlord’s Indemnification.

The provisions of Section 10.1 above shall not apply to any mechanic’s lien or other lien for labor, services, materials, supplies, machinery, fixtures or equipment furnished to the Demised Premises in the performance of Landlord’s obligations to construct the Improvements required by the provisions of Article II hereof, and Landlord does hereby agree to indemnify, defend and hold harmless Tenant and the Demised Premises, and any portion thereof, from all losses, costs, damages, expenses, liabilities and obligations, including, without limitation, reasonable attorneys’ fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic’s lien or other lien.

Section 10.3	Removal of Liens.

Except as otherwise provided for in this Article X, Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Demised Premises, or any portion thereof, save and except for those liens, encumbrances, charges, security interests or other rights or interests consented to, in writing, by Landlord, or those mortgages, assignments of rents, assignments of leases and other mortgage documentation placed thereon by Landlord in financing or refinancing the Demised Premises.

ARTICLE XI

INTENT OF PARTIES

Section 11.1	Net Lease.

Landlord and Tenant do each state and represent that it is the intention of each of them that this Lease be interpreted and construed as a net lease and, except as otherwise expressly set forth in this Lease and except for Landlord’s express obligations under this Lease, all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction or setoff, and the obligations of Tenant shall not be affected by reason of damage to or destruction of the Demised Premises from whatever cause (except as expressly provided in this Lease); nor shall the obligations of Tenant be affected by reason of any condemnation, eminent domain or like proceedings (except as expressly provided in this Lease); nor shall the obligations of Tenant be affected by reason of any other cause whether similar or dissimilar to the foregoing or by any laws or customs to the contrary. It is the further express intent of Landlord and Tenant that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Basic Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease.

Section 11.2	Entry by Landlord.

If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article V, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in Article VI, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after prior written notice to Tenant as provided in Section 12.1 (or without notice in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so, (a) pay any Imposition payable by Tenant pursuant to the provisions of Article V; (b) take out, pay for and maintain any of the insurance policies provided for in this Lease; or (c) make any other payment or perform any other act on Tenant’s part to be paid or performed as in this Lease provided, and Landlord may enter upon the Demised Premises for any such purpose and take all such action therein or thereon as may be necessary therefor. Nothing herein contained shall be deemed as a waiver or release of Tenant from any obligation of Tenant contained in this Lease.

Section 11.3	Interest on Unpaid Amounts.

If Tenant shall fail to perform any act required of it, Landlord may perform the same, but shall not be required to do so, in such manner and to such extent as Landlord may deem necessary or desirable, and in exercising any such right to employ counsel and to pay necessary and incidental costs and expenses, including reasonable attorneys’ fees. All sums so paid by Landlord and all necessary and incidental costs and expenses, including reasonable attorneys’ fees, in connection with the performance of any such act by Landlord, together with interest thereon at the Maximum Rate of Interest provided in Section 3.5 hereof from the date of making such expenditure by Landlord, shall be deemed Additional Rent hereunder and, except as is otherwise expressly provided herein, shall be payable to Landlord on demand or, at the option of Landlord, may be added to any monthly rental then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums, with interest as aforesaid, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of monthly Basic Rent.

ARTICLE XII

DEFAULTS; REMEDIES

Section 12.1	Events of Default.

The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant (hereafter an “Event of Default”):

12.1.1. Vacation; Abandonment. If Tenant abandons or vacates the Demised Premises in violation of the terms of the Employer Agreement.

12.1.2. Failure to Pay. If Tenant fails to pay Rent or any other charge as and when due where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant;

12.1.3. Failure to Perform. If Tenant fails to perform any of Tenant’s nonmonetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more time is required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently and continuously pursues its completion.

12.1.4. Other Defaults. (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Demised Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Demised Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days.

The notices required by this Section are intended to satisfy any and all notice requirements imposed by law on Landlord and are not in addition to any such requirement.

Section 12.2	Remedies.

On the occurrence of any Event of Default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a) Terminate this Lease, or terminate Tenant’s right to possession of the Demised Premises without terminating this Lease, and in either event Tenant shall immediately surrender the Demised Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rental, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, by any lawful means, without being liable for prosecution or any claim of damages therefor.

(b) Pay any amount required to be paid by Tenant, or perform any obligation to be performed by Tenant, and to do so, enter upon the Demised Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in so paying or performing Tenant’s obligations under this Lease, together with interest on such expenses at the Maximum Rate of Interest until Tenant makes full payment of all amounts owing to Landlord at the time of said payment.

(c) If this Lease is terminated by reason of an Event of Default, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the present value of the excess, if any, of (1) the total rental (Basic Rent and Additional Rent for the remaining portion of the term (had the term not been terminated prior to the date of expiration stated in Article I)), over (2) the fair market rental value of the Demised Premises for the remaining portion of the term, discounted at a rate of 6% per annum. It is agreed by the parties that the actual damages which might be sustained by Landlord by reason of Tenant’s default hereunder are uncertain and difficult to ascertain, and that the foregoing measure of damages is fair and reasonable.

(d) If Tenant’s right to possession of the Demised Premises is terminated, without termination of the Lease, Tenant shall be liable for and shall pay to Landlord all rental and other required payments accrued to the date of termination of possession, plus all rental and other required payments for and during the remainder of the term, as such rental and other payments become due, diminished by any net sums thereafter received by Landlord through reletting the Demised Premises during said period (after deducting expenses incurred by Landlord as described in Section 12.1.5(e)). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the term. Notwithstanding any such reletting without termination, Landlord may at any time thereafter terminate this Lease for any prior breach or default.

(e) In case of any Event of Default, Tenant shall also be liable for and shall pay to Landlord, in addition to amounts provided to be paid above, all expenses in connection with reletting the Demised Premises, including, without limitation, all repossession costs, brokerage commissions, reasonable alteration costs and expenses of preparation for an actual reletting for a similar use, including reasonable attorneys’ fees.

(f) In the event of termination of this Lease or repossession of the Demised Premises, Landlord may relet the whole or any portion of the Demised Premises for any period, to any tenant, and for any use and purpose. Anything herein to the contrary notwithstanding, Landlord shall have no duty to mitigate its damages except to the extent required by Iowa state statutes.

(g) Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

Section 12.3	Legal Costs.

Tenant shall reimburse Landlord, upon demand, for any reasonable costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify, protect, defend and hold harmless Landlord from ail costs, expenses, demands and liability (including, without limitation, attorneys’ fees and costs, including attorneys’ fees as a result of the enforcement of this indemnity) incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by any third party against Tenant, or by or against any person holding any interest under or using the Demised Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) other wise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord. For all purposes of this Lease, the counsel selected by Tenant’s insurance carrier is deemed acceptable to Landlord.

Section 12.4	Landlord’s Default.

Subject to the conditions and limitations of Section 16.2 hereof, if Landlord breaches any of its obligations hereunder and such breach remains uncured for a period of thirty (30) days after written notice from Tenant

(provided such thirty-day period shall be extended so long as Landlord commences the cure of such breach within such thirty-day period and thereafter diligently and continuously pursues completion of the cure), then Landlord shall be in default hereunder and Tenant shall have the right to pursue any and all of Tenant’s rights and remedies under this Lease, at law or in equity. Landlord shall reimburse Tenant, upon demand, for any reasonable costs or expenses incurred by Tenant in connection with any default of Landlord under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. In addition to Tenant’s other rights on account of a Landlord default under this Lease, if Landlord shall fail to perform repairs or replacements for which Landlord is responsible pursuant to Section 8.7 or Section 9.1 of this Lease within thirty (30) days following Tenant’s notice of such failure or, in the case of an emergency, such shorter period as is reasonable under the circumstances, or if more time is required to complete such performance, Landlord shall have failed to commence performance of such services or repairs within thirty (30) days following Tenant’s notice or thereafter fail to diligently prosecute the same to completion, and the repairs or replacements are of such a nature that the nonperformance thereof by the expiration of such time period shall materially and adversely affect Tenant’s ability to occupy and operate its business in the Premises, then Tenant may, after five (5) additional business days’ prior written notice given to Landlord (and any mortgagee of which Tenant has been notified of the name and address) (except in the case of an emergency as aforesaid, in which event only notice practical under the circumstances shall be required) make such reasonable repairs or perform such replacements, and Landlord shall reimburse Tenant for the cost thereof within thirty (30) days following Landlord’s receipt of invoices or other evidence reasonably substantiating Tenant’s payment of such costs (provided Tenant shall remain obligated to pay such amounts, as amortized, as provided in Section 8.7 or Section 9.1, as applicable). In the event Landlord fails to reimburse Tenant as provided above within thirty (30) days after written demand therefor by Tenant to Landlord (and any mortgagee of which Tenant has been notified of the name and address), and provided Tenant has afforded Landlord and Landlord’s mortgagee (of which Tenant has been notified of the name and address) all notices and cure periods set forth herein prior to such action, and in the event such failure to reimburse continues more than five (5) business days after a second notice to Landlord and such mortgagee, then Tenant may deduct such sums from the next installment(s) of Basic Rent under this Lease (not to exceed ten percent (10%) of the Basic Rent due in any month). If Tenant elects to exercise its right to make such repairs or perform such replacements as provided in this Section 12.3, such remedy shall be Tenant’s sole remedy with respect to Landlord’s failure to perform such repair or replacement.

Section 12.5	No Waiver.

No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease, but each of the terms of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease. No waiver of any default of Tenant herein shall be implied from any omission by Landlord to take any action on account of such default, if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 12.6	Waiver by Tenant.

Tenant hereby waives all claims by Landlord’s re-entering and taking possession of the Demised Premises and removing and storing the property of Tenant as permitted under this Lease and will save Landlord harmless from all losses, costs or damages occasioned Landlord thereby. No such reentry shall be considered or construed to be a forcible entry by Landlord.

ARTICLE XIII

DESTRUCTION AND RESTORATION

Section 13.1	Destruction and Restoration.

Tenant covenants and agrees that in case of damage to or destruction of the Improvements after the Commencement Date of the term of this Lease, by fire or otherwise, Tenant, at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations (made in conformity with Article XIX hereof) as may be reasonably acceptable to Landlord or required by law. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the “Restoration”. The Restoration shall be carried on and completed in accordance with the provisions and conditions of Section 13.2 and Article XIX hereof. If the net amount of the insurance proceeds (after deduction of all costs, expenses and fees related to recovery of the insurance proceeds) recovered and held by Landlord and Tenant as co-trustees is reasonably deemed insufficient by Landlord to complete the Restoration of such improvements (exclusive of Tenant’s personal property and trade fixtures which shall be restored, repaired or rebuilt out of Tenant’s separate funds), Tenant shall, upon request of Landlord, deposit with Landlord and Tenant, as co-trustees, a cash deposit equal to the reasonable estimate of the amount necessary to complete the Restoration of such improvements less the amount of such insurance proceeds available. Tenant’s Restoration obligation shall be limited to Restoration of the Initial Improvements. If the Demised Premises shall be damaged or destroyed by fire or other casualty during the final year of the Term and Restoration is expected to require more than six (6) months to perform, then Tenant may terminate the Term of this Lease by written notice to Landlord within thirty (30) days after such fire or other casualty, time being of the essence. In the event of any termination of the Term of this Lease pursuant to the provisions of this Section 13.1, the termination shall become effective on the day of such damage or destruction, provided (x) Tenant shall remain obligated to pay all Basic Rent and Impositions that would have accrued under this Lease for the balance of the scheduled Term absent such termination and (y) Tenant shall comply with all laws, rules regulation and ordinances with respect to the Demised Premises and shall promptly raze to grade any buildings or other Improvements that have been damaged or destroyed, remove all debris and screen from view all damaged structures, and return the Demised Premises to a neat and orderly condition.

Section 13.2	Application of Insurance Proceeds.

All insurance monies recovered and held by Landlord and Tenant as co-trustees on account of such damage or destruction, less the costs, if any, to Landlord of such recovery, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses within thirty (30) days following the written request of Tenant, accompanied by a certificate of the architect or a qualified professional engineer in charge of the Restoration stating that as of the date of such certificate (a) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects or persons, firms or corporations furnishing or supplying work, labor, services or materials for such Restoration, or is justly required to reimburse Tenant for any expenditures made by Tenant in connection with such Restoration, and when added to all sums previously paid out by Landlord does not exceed the value of the Restoration performed to the date of such certificate by all of said parties; (b) except for the amount, if any, stated in such certificate to be due for work, labor, services or materials, there is no outstanding indebtedness known to the person signing such certificate, after due inquiry, which is then due for work, labor, services or materials in connection with such Restoration, which, if unpaid, might become the basis of a mechanic’s lien or similar lien with respect to the Restoration or a lien upon the Demised Premises, or any portion thereof; and (c) the costs, as estimated by the person signing such certificate, of the completion of the Restoration required to be done subsequent to the date of such certificate in order to complete the Restoration do not exceed the sum of the remaining insurance monies, plus the amount deposited by Tenant, if any, remaining in the hands of Landlord after payment of the sum requested in such certificate. In the event of termination of the Term of this Lease pursuant to Section 13.1 above, and provided Tenant complies with the requirements of said Section 13.1, Tenant shall be entitled to the insurance proceeds attributable to Tenant’s personalty and inventory, Tenant’s Removable Property, the unamortized value of the Improvements not paid for by Landlord and the reasonable amounts, if any, incurred by Tenant in the demolition and removal of the Improvements as provided in Section 13.1

(in each case, subject to independent verification by Landlord), and (b) Landlord shall be entitled to the balance of any insurance proceeds payable in connection with damage to or destruction of the Improvements, Tenant hereby agreeing to assign any such insurance proceeds to Landlord. Tenant shall retain the proceeds of all insurance maintained by Tenant and allocable to Tenant’s Removable Property, without claim by Landlord.

Tenant shall furnish Landlord, at the time of any such payment, evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied in connection with such Restoration. Landlord and Tenant as co-trustees shall not be required to pay out any insurance monies where Tenant fails to supply satisfactory evidence of the payment of work, labor, services or materials performed, furnished or supplied, as aforesaid. If the insurance monies in the hands of Landlord and Tenant as co-trustees, and such other sums, if any, deposited with Landlord and Tenant as co-trustees pursuant to Section 13.1 hereof, shall be insufficient to pay the entire costs of the Restoration, Tenant agrees to pay any deficiency promptly upon demand. Upon completion of the Restoration and payment in full thereof by Tenant, Landlord shall, within a reasonable period of time thereafter, turn over to Tenant all insurance monies or other monies then remaining upon submission of proof reasonably satisfactory to Landlord that the Restoration has been paid for in full and the damaged or destroyed Building and other improvements repaired, restored or rebuilt as nearly as possible to the condition they were in immediately prior to such damage or destruction, or with such changes or alterations as may be made in conformity with Section 13.1 and Article XIX hereof.

Section 13.3	Continuance of Tenant’s Obligations.

Except as otherwise expressly provided in Section 13.1 above, no destruction of or damage to the Demised Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay to Landlord the Basic Rent and additional Rent payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease or the Demised Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.

Section 13.4	Completion of Restoration.

The foregoing provisions of this Article XIII apply only to damage or destruction of the Improvements by fire, casualty or other cause occurring after the Commencement Date. Any such damage or destruction occurring prior to such time shall be restored, repaired, replaced and rebuilt by Landlord and during such period of construction Landlord shall obtain and maintain the builder’s risk insurance coverage referred to in Section 2.9 hereof. All monies received by Landlord under its builder’s risk insurance coverage shall be applied by Landlord to complete the Restoration of such damage or destruction and, if such insurance proceeds are insufficient, Landlord shall provide all additional funds necessary to complete the Restoration of the Improvements.

ARTICLE XIV

CONDEMNATION

Section 14.1	Condemnation of Entire Demised Premises.

If, during the term of this Lease, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the “Proceedings”), this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Proceedings.

Section 14.2	Partial Condemnation/Termination of Lease.

If, during the term of this Lease, or any extension or renewal thereof, less than the entire Demised Premises, but such portion thereof such that the business of Tenant conducted in the Demised Premises cannot reasonably be carried on in the remaining portion of the Demised Premises with substantially the same utility and efficiency, shall be taken in any such Proceedings, this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Demised Premises so taken, and Tenant may, at its option, terminate this Lease as to the remainder of the Demised Premises. Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than sixty (60) days after the date of vesting of title in such Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the term of this Lease, and all right, title and interest of Tenant hereunder, shall cease and come to an end. In the event that Tenant elects not to terminate this Lease as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Section 15.3 hereof.

Section 14.3	Partial Condemnation/Continuation of Lease.

If, during the term of this Lease or any extension or renewal thereof, less than the entire Demised Premises shall be taken in any such Proceedings and the remaining portion of the Demised Premises is sufficient to reasonably permit Tenant to conduct Tenant’s business therein with substantially the same utility and efficiency, then this Lease shall continue with respect to the portion of the Demised Premises not so taken. Under said circumstances, the net amount of the award (after deduction of all costs and expenses, including attorneys’ fees), shall be held by Landlord and Tenant as co-trustees and applied as hereinafter provided. Tenant, in such case, covenants and agrees, at Tenant’s sole cost and expense (subject to reimbursement to the extent hereinafter provided), promptly to restore that portion of the Improvements on the Demised Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as in this Lease provided. In the event that the net amount of the award (after deduction of all costs and expenses, including attorneys’ fees) that may be received and held by Landlord and Tenant as co-trustees in any such Proceedings for physical damage to the Improvements as a result of such taking is insufficient to pay all costs of such restoration work, Tenant shall deposit with Landlord and Tenant as co-trustees such additional sum as may be required upon the written request of Landlord. Tenant’s obligations hereunder shall be limited to restoration of the Initial Improvements in compliance with all applicable laws. The provisions and conditions in Article XIX applicable to changes and alterations shall apply to Tenant’s obligations to restore that portion of the Improvements to a complete architectural and mechanical unit. Landlord and Tenant as co-trustees agree in connection with such restoration work to apply so much of the net amount of any award (after deduction of all costs and expenses, including attorneys’ fees) that may be received by Landlord and held by Landlord and Tenant as co-trustees in any such Proceedings for physical damage to the Improvements as a result of such taking to the costs of such restoration work thereof and the said net award for physical damage to the Improvements as a result of such taking shall be paid out from time to time to Tenant, or on behalf of Tenant, as such restoration work progresses upon the written request of Tenant, which shall be accompanied by a certificate of the architect or the registered professional engineer in charge of the restoration work stating that (a) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects or other persons, firms or corporations furnishing or supplying work, labor, services or materials for such restoration work or as is justly required to reimburse Tenant for expenditures made by Tenant in connection with such restoration work, and when added to all sums previously paid out by Landlord and Tenant as co-trustees does not exceed the value of the restoration work performed to the date of such certificate; and (b) the net amount of any such award for physical damage to the Improvements as a result of such taking remaining in the hands of Landlord, together with the sums, if any, deposited by Tenant with Landlord and Tenant as co-trustees pursuant to the provisions hereof, will be sufficient upon the completion of such restoration work to pay for the same in full. Tenant shall also furnish Landlord and Tenant as co-trustees with each certificate hereinabove referred to, together with evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied, or claimed to have been performed, furnished or supplied, in connection with such restoration work, and that no liens have been filed against the Demised Premises, or any portion thereof. Landlord and Tenant as co-trustees shall not be required to pay out any funds when there are unpaid bills for work, labor, services or materials performed, furnished or supplied in connection with such restoration work, or where a lien for work, labor, services or materials performed, furnished or supplied has been placed against the Demised Premises, or any portion thereof. Upon completion of the restoration work and payment in full therefor by Tenant, and upon submission of proof reasonably satisfactory to Landlord that the restoration work has been paid for in full and that the Improvements have been restored or rebuilt to a complete architectural and mechanical unit for the use and occupancy of Tenant as provided in this Lease, Landlord and Tenant as co-trustees shall pay over to Tenant any portion of the cash deposit furnished by Tenant then remaining. From and after the date of delivery of possession to the condemning authority pursuant to the Proceedings, a just and proportionate part of the Basic Rent, according to the extent and nature of such taking, shall abate for the remainder of the term of this Lease.

Section 14.4	Continuance of Obligations.

In the event of any termination of this Lease, or any part thereof, as a result of any such Proceedings, Tenant shall pay to Landlord all Basic Rent and all Additional Rent and other charges payable hereunder with respect to that portion of the Demised Premises so taken in such Proceedings with respect to which this Lease shall have terminated justly apportioned to the date of such termination. From and after the date of vesting of title in such Proceedings where this Lease continues as to the remaining portion of the Premises, Tenant shall continue to pay the Basic Rent and Additional Rent and other charges payable hereunder, as in this Lease provided, to be paid by Tenant, subject to an abatement of a just and proportionate part of the Basic Rent according to the extent and nature of such taking in the proportion that the floor area of the Building taken bears to the total floor area of the Building.

Section 14.5	Tenant’s Participation.

Subject to Section 14.3 and the other provisions of this Section 14.5, Landlord is entitled to receive and keep all damages, awards or payments resulting from or paid on account of any Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord and Tenant hereby waiving any right Tenant has not or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease. Notwithstanding the foregoing, Tenant shall be entitled to any award for loss of or damage to Tenant’s Removable Property, for relocation expenses and for the unamortized value of any alterations or other Improvements (exclusive of the Initial Improvements) to the Demised Premises performed by Tenant at Tenant’s expense (such amortization for any alteration or Improvement to be over the period commencing on the date Tenant completes such alteration or Improvement and expiring on the scheduled expiration of the Term without any interest factor); provided, however, that Tenant shall have no right to receive any award for its interest in this Lease or for loss of leasehold or to receive any award that would reduce any award available to Landlord.

ARTICLE XV

ASSIGNMENT, SUBLETTING, ETC.

Section 15.1	Restriction on Transfer.

Except as otherwise expressly permitted under this Article XV, Tenant shall not sublet the Demised Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Demised Premises, or any portion thereof, without obtaining Landlord’s prior written consent in each and every instance, which consent, with respect to any assignment or sublease, shall not be unreasonably withheld or delayed (it being understood that with respect to any mortgage, pledge, or other transfer, encumbrance or disposition of this Lease or any interest therein, Landlord may withhold or delay its consent in its sole and absolute discretion), provided the following conditions are complied with:

(a) Any assignment of this Lease shall transfer to the assignee all of Tenant’s right, title and interest in this Lease and all of Tenant’s estate or interest in the Demised Premises.

(b) At the time of any assignment or subletting, and at the time when Tenant requests Landlord’s written consent thereto, this Lease must be in full force and effect, without any breach or default thereunder on the part of Tenant.

(c) Any such assignee shall assume, by written, recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant’s obligations under this Lease, including any accrued obligations at the time of the effective date of the assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof. A copy of the assignment and assumption agreement, both in form and content satisfactory to Landlord, fully executed and acknowledged by assignee, together with a certified copy of a properly executed corporate resolution (if the assignee be a corporation) authorizing the execution and delivery of such assumption agreement, shall be sent to Landlord ten days prior to the effective date of such assignment.

(d) In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and the sublessee shall be mailed to Landlord ten days prior to the effective date of such subletting, which sublease shall be in form and content acceptable to Landlord.

(e) Such assignment or subletting shall be subject to all the provisions, terms, covenants and conditions of this Lease, and Tenant-assignor (and Guarantor) and the assignee or assignees shall continue to be and remain liable under this Lease, as it may be amended from time to time without notice to any assignor of Tenant’s interest or to Guarantor.

(f) No such assignment or subletting shall create a default or breach under the Development Agreement, the Employer Agreement or any other agreement providing incentives with respect to the development of the Demised Premises.

(g) Each sublease permitted under this Section 15.1 shall contain provisions to the effect that (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder; and (iii) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord’s option, attorn to Landlord and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease.

(h) Tenant agrees to pay on behalf of Landlord any and all costs of Landlord, including reasonable attorneys’ fees paid or payable to outside counsel, occasioned by such assignment or subletting.

Section 15.2	Permitted Transfers and Occupants.

Notwithstanding anything herein to the contrary, Tenant may assign this Lease or permit occupancy by or sublet all or any portion of the Demised Premises, without Landlord’s consent but upon fifteen (15) days advance notice to Landlord, to (i) any entity which controls, is controlled by or is under common control with Tenant or Tenant’s parent company, (ii) any entity which merges or consolidates with Tenant or Tenant’s parent company or which results from a merger, consolidation or other business reorganization of Tenant or Tenant’s parent company, (iii) any entity which purchases all or a substantial part of Tenant or Tenant’s parent company’s stock, membership interests or assets (each a “Permitted Transfer”), provided that (a) such transaction is for a legitimate business purpose and not for the purpose of circumventing the restrictions on assignment and subleasing set forth in this Lease, (b) Tenant delivers to Landlord, at the time of Tenant’s notice, current financial statements of Tenant and the proposed transferee that are reasonably acceptable to Landlord, and (c) the transferee assumes and agrees in a writing delivered to and reasonably acceptable to Landlord to perform Tenant’s obligations under this Lease and to observe all terms and conditions of this Lease applicable to the portion of the Demised Premises transferred.

Section 15.3	Restriction From Further Assignment.

Notwithstanding anything contained in this Lease to the contrary and notwithstanding any consent by Landlord to any sublease of the Demised Premises, or any portion thereof, or to any assignment of this Lease or of Tenant’s interest or estate in the Demised Premises, no sublessee shall assign its sublease nor further sublease the Demised Premises, or any portion thereof, and no assignee shall further assign its interest in this Lease or its interest or estate in the Demised Premises, or any portion thereof, nor sublease the Demised Premises, or any portion thereof, without Landlord’s prior written consent in each and every instance which consent shall not be unreasonably withheld or unduly delayed. No assignment or subleasing shall relieve Tenant from any of Tenant’s obligations in this Lease contained.

Section 15.4	Landlord’s Termination Rights.

Notwithstanding anything contained in this Lease to the contrary, and except with respect to a Permitted Transfer, should Tenant desire to assign this Lease, or its interest or estate in the Demised Premises, or sublet the entire Demised Premises, it shall give written notice of its intention to do so to Landlord sixty (60) days or more before the effective date of such proposed assignment or subletting and Landlord may, at any time with thirty (30) days after the receipt of such notice from Tenant, cancel this Lease by giving Tenant written notice of its intention to do so, in which event such cancellation shall become effective upon the date specified by Landlord, but not less than thirty (30) days nor more than ninety (90) days after its receipt by Tenant, with the same force and effect as if said cancellation date were the date originally set forth as the expiration date of the Initial Term of this Lease, or any extension or renewal thereof. Landlord may enter into a direct lease with the proposed sublessee of assignee or with any other persons as Landlord may desire without obligation or liability to Tenant or its assignees or sublessees or their respective successors, assigns, agents or brokers.

Section 15.5	Tenant’s Failure to Comply.

Tenant’s failure to comply with all of the foregoing provisions and conditions of this Article XV shall (whether or not Landlord’s consent is required under this Article), at Landlord’s option, render any purported assignment or subletting null and void and of no force and effect.

Section 15.6	Tenant’s Financing.

Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Demised Premises except as hereinafter provided. Tenant may, upon written notice to Landlord, mortgage, enter into a deed of trust, or otherwise, encumber, pledge or assign as security its right, title and interest in and to the leasehold estate created under this Lease (a “Leasehold Mortgage”) and/or Tenant’s Removable Property and other tangible and intangible property of Tenant (an “Encumbrance”). Such notice shall contain the name and address of the lender (hereinafter referred to as a “Mortgage Lender” with respect to a Leasehold Mortgage and a “Holder” with respect to a lender with an Encumbrance on Tenant’s Removable Property and other tangible and intangible property) to which the leasehold estate created hereby or other property of Tenant has been mortgaged, encumbered, pledged or assigned as security. Landlord agrees to execute such commercially reasonable agreements in confirmation of the foregoing as Tenant’s lenders may reasonably request in connection with any such financing, provided such agreement is not inconsistent with the terms of this Lease, does not impose obligations or liabilities upon Landlord beyond those set forth in this Lease, and otherwise contains terms reasonably acceptable to Landlord.

If Tenant shall grant a Leasehold Mortgage pursuant to the provisions hereof, and if the Mortgage Lender shall send to Landlord a true copy thereof, together with written notice specifying the name and address of the Mortgage Lender and any pertinent recording data with respect to such mortgage, Landlord agrees that so long as any such Leasehold Mortgage shall remain unsatisfied, the following provisions shall apply:

(a) Landlord shall, upon serving Tenant with any notice of default, promptly serve a copy of such notice upon the Mortgage Lender. The Mortgage Lender shall thereupon have the same period as is allowed to Tenant to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of the Mortgage Lender in response to any such notice of default as if the same has been performed by Tenant;

(b) If Landlord shall elect to terminate this Lease by reason of default of Tenant, the Mortgage Lender shall have the right (i) to acquire by foreclosure or otherwise the leasehold estate created under this Lease and, upon such acquisition, automatically assume all of the obligations of Tenant under this Lease, and/or (ii) upon reasonable prior written notice to Landlord of its intent to remove the Collateral (as hereinafter defined) or any portion thereof accompanied by a written statement listing the Collateral then located at the Demised Premises, and subject to Landlord’s reasonable rules and regulations for the Building, to enter the Demised Premises and remove all or any portion of the Collateral therefrom upon any default by Tenant under any security agreement granted to Mortgage Lender; provided, however that any removal by Mortgage Lender and restoration of any damage caused by such removal shall be completed within a reasonable period of time (not to exceed thirty (30) days) after Mortgage Lender’s receipt of such notice. As a condition of its exercise of its rights under this Section 15.6(b), a Mortgage

Lender must (i) cure or cause to be cured any then-existing monetary defaults and meanwhile pay the rent and all other charges and comply with and perform all of the other terms, conditions and provisions of this Lease on Tenant’s part to be complied with and performed, had this Lease not been terminated, (ii) agree to indemnify, defend and hold harmless Landlord from and against all claims, damages and losses suffered or incurred by Landlord under this Lease from and after the date the Mortgage Lender has actual possession of the Demised Premises, and (iii) execute such commercially reasonable agreements in confirmation of the foregoing as Landlord shall reasonably request;

(c) Landlord agrees that in the event of termination of this Lease by reason of any bankruptcy or insolvency proceedings commenced by or against Tenant, Landlord will enter into a new lease of the Demised Premises with a Mortgage Lender with a first priority Leasehold Mortgage for the remainder of the term effective as of the date of such termination, at the Rent and upon the terms, provisions, covenants and agreements as contained herein, provided:

(i) said Mortgage Lender shall make written request upon Landlord for such new lease within thirty (30) days after the date of such termination and such written request shall be accompanied by payment to Landlord of all sums due to Landlord under this Lease;

(ii) said Mortgage Lender shall pay to Landlord at the time of the execution and delivery of such new lease, any and all sums which would at the time of the execution and delivery thereof be due pursuant to this Lease but for such termination, and in addition thereto, any expenses, including reasonable attorney’s fees, which Landlord shall have incurred by reason of such default;

(iii) said Mortgage Lender shall perform and observe all covenants herein contained on Tenant’s part to be performed and shall further remedy any other condition which Tenant was obligated to perform under the terms of this Lease, provided that such Mortgage Lender shall not be required to cure any defaults of Tenant which are uncurable by a third party (although said Mortgage Lender shall pay to Landlord all damages incurred by Landlord as a result of such uncurable default) and indemnify, defend and hold harmless Landlord from and against all claims, damages and losses suffered or incurred by Landlord as a result of such uncurable default;

(iv) Landlord shall not warrant possession of the Demised Premises to the tenant under the new lease, except that Landlord shall reasonably cooperate with the Mortgage Lender at the Mortgage Lender’s expense to lawfully obtain possession of the Demised Premises;

(v) such new lease shall be expressly made subject to the rights, if any, of Tenant under the terminated lease;

(vi) the tenant under such new lease shall have the right, title and interest in and to the Premises as Tenant had under the terminated lease; and

(vii) Landlord shall not be required to construct any new improvement for such leasehold mortgagee or grant any other concession, including, without limitation, granting any free rent period.

(d) Nothing herein contained shall require the Mortgage Lender to cure any default of Tenant under this Lease unless such Mortgage Lender shall choose to do so under subparagraph (a) above or shall choose to extend occupancy of the Demised Premises pursuant to subparagraph (b) above, or shall elect that Landlord enter into a new lease for the Premises pursuant to the provisions of subparagraph (c) above; and

(e) With respect to a Holder with a security interest in Tenant’s Removable Property or other property or assets of Tenant at the Demised Premises (the “Collateral”), such Holder shall have the right, upon reasonable prior written notice to Landlord of its intent to remove the Collateral or any portion thereof accompanied by a written statement listing the Collateral then located at the Demised Premises, and subject to Landlord’s reasonable rules and regulations for the Building and in accordance with a written agreement between Landlord and said Holder in the form attached hereto as Exhibit “K,” to enter the Demised Premises and remove all or any portion of the

Collateral therefrom upon any default by Tenant under any security agreement granted to such Holder; provided, however that any removal by Holder and restoration of any damage caused by such removal shall be completed within a reasonable period of time (not to exceed thirty (30) days) after Holder’s receipt of the notice described below. Landlord shall, upon serving Tenant with any notice of default, promptly serve a copy of such notice upon any Holder of which Landlord has been notified of and supplied with such Holder’s notice address.

(f) Landlord shall, upon request, execute, acknowledge and deliver to the Mortgage Lender or Holder, an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such Mortgage Lender and/or Holder and Landlord, between Landlord, Tenant and the Mortgage Lender and/or Holder, as applicable, agreeing to all of the provisions of this Section 15.6. The term “mortgage,” whenever used in this Section 15.6, shall include whatever security instruments are used in the locale of the Demised Premises, such as, without limitation, mortgages, deeds of trust, security deeds and conditional deeds, as well as financing statements, security agreements and other documentation required pursuant to the Uniform Commercial Code, and shall also include any instruments required in connection with a sale-leaseback (or an assignment of lease and sublease) transaction. Landlord agrees to execute an agreement substantially in the form attached hereto as Exhibit “K” with Tenant’s current Holder.

ARTICLE XVI

SUBORDINATION, NONDISTURBANCE,

NOTICE TO MORTGAGEE AND ATTORNMENT

Section 16.1	Subordination by Tenant.

Landlord represents to Tenant that as of the date of this Lease, there is no Mortgage (as hereinafter defined) granted by Landlord encumbering the Demised Premises. This Lease and all rights of Tenant therein, and all interest or estate of Tenant in the Demised Premises, or any portion thereof, shall be subject and subordinate to the lien of any future mortgage, deed of trust, security instrument or other document of like nature (“Mortgage”), which at any time may be placed upon the Demised Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage, provided that as a condition of any such subordination, Tenant shall have received from the holder of such Mortgage a fully executed subordination, non-disturbance, and attornment agreement substantially in the form attached hereto as Exhibit “I”, including a requirement that the holder of such Mortgage expressly agrees that proceeds of insurance and condemnation awards will be made available to perform Tenant’s restoration obligations under Articles XIII and XIV. Subject to the foregoing, Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord an executed subordination, non-disturbance and attornment agreement in such form attached hereto. The lien of any such Mortgage shall not cover Tenant’s Removable Property or other property of Tenant located in or on the Demised Premises.

Section 16.2	Landlord’s Default.

In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord prior written notice of such act or omission and until a 30-day period of time to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such 30-day period, the Landlord and/or mortgagee shall be allowed such further period of time as may be reasonably necessary provided that Landlord or such mortgagee shall have commenced remedying the same with due diligence and in good faith within said 30-day period and Tenant’s ability to use and occupy the Demised Premises for the conduct of Tenant’s business is not adversely affected. In the event Landlord’s act or omission which constitutes a Landlord’s default hereunder results in an immediate threat of bodily harm to Tenant’s employees, agents or invitees, or damage to Tenant’s property Tenant may proceed to cure the default without prior notice to Landlord provided, however, in that event Tenant shall give written notice to Landlord as soon as possible after commencement of such cure. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission.

Section 16.3	Attornment.

If any mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises, then, upon the written request of such mortgagee so succeeding to Landlord’s rights hereunder, Tenant shall attorn to and recognize such mortgagee as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage). In the event of any other transfer of Landlord’s interest hereunder, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

ARTICLE XVII

SIGNS

Section 17.1	Tenant’s Signs.

Tenant may erect signs on the exterior or interior of the Building or on the landscaped area adjacent thereto, provided that such sign or signs (a) do not cause any structural damage or other damage to the Building; (b) do not violate applicable governmental laws, ordinances, rules or regulations; and (c) do not violate any existing covenants, conditions or restrictions affecting the Demised Premises.

ARTICLE XVIII

REPORTS BY TENANT

Section 18.1	Annual Statements.

Upon request by Landlord but in no event more than twice per calendar year, and provided Landlord and any party which will have access to such financial statements first executes a confidentiality agreement in form reasonably acceptable to Tenant, Tenant shall deliver to Landlord the financial statements of Tenant and of Guarantor, audited, if available, for the most recent fiscal year for which such statements were prepared.

ARTICLE XIX

CHANGES AND ALTERATIONS

Section 19.1	Tenant’s Changes and Alterations.

Tenant shall have the right at any time, and from time to time during the term of this Lease, to make such changes and alterations, structural or otherwise, to the Building, improvements and fixtures hereafter erected on the Demised Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, which such changes and alterations (other than changes or alterations of Tenant’s Removable Property) shall be made in all cases subject to the following conditions, which Tenant covenants to observe and perform:

(a) Permits. No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all municipal, state and federal permits and authorizations of the various governmental bodies and departments having jurisdiction thereof, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary, all at Tenant’s sole cost and expense, provided such applications do not cause Landlord to become liable for any cost, fees or expenses.

(b) Compliance with Plans and Specifications. Before commencement of any change, alteration, restoration or construction (hereinafter sometimes referred to as “Work”) involving in the aggregate an estimated cost of more than One Hundred Thousand and 00/100 Dollars ($100,000.00) or which in Landlord’s reasonable judgment would materially alter the mechanical, structural, electrical, plumbing, or fire/life safety systems of the Improvements, Tenant shall (i) furnish Landlord with detailed plans and specifications of the proposed change or alteration; (ii) obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld (but such consent may be withheld if the change or alteration would, in the reasonable judgment of Landlord unreasonably impair the value or usefulness of the Land or Improvements, or any substantial part thereof to Landlord); (iii) obtain Landlord’s prior written approval of a licensed architect or licensed professional engineer selected and paid for by Tenant, who shall supervise any such work (hereinafter referred to as “Alterations Architect or Engineer”); (iv) obtain Landlord’s prior written approval of detailed plans and specifications prepared and approved in writing by said Alterations Architect or Engineer, and of each amendment and change thereto; and (v) if the cost of such alteration is expected to exceed $250,000 or such alteration affects the structural components or electrical or mechanical systems of the Demised Premises, furnish to Landlord a surety company performance bond issued by a surety company licensed to do business in the state in which the Demised Premises are located or a letter of credit, and in either case reasonably acceptable to Landlord in an amount equal to the estimated cost of such work guaranteeing the completion thereof within a reasonable time thereafter (1) free and clear of all mechanic’s liens or other liens, encumbrances, security interests and charges, and (2) in accordance with the plans and specifications approved by Landlord.

(c) Compliance with Laws. All Work done in connection with any change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws of the place in which the Demised Premises are situated, and with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are located, or any other body exercising similar functions. The Work shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant excepted. Tenant shall obtain and maintain, at its sole cost and expense, during the performance of the Work, workers’ compensation insurance covering all persons employed in connection with the Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Demised Premises or any interest therein, together with comprehensive general liability insurance for the mutual benefit of Landlord and Tenant with limits of not less than One Million and 00/100 Dollars ($1,000,000.00) in the event of injury to one person, Three Million Dollars ($3,000,000.00) in respect to any one accident or occurrence, and Five Hundred Thousand and 00/100 Dollars ($500,000.00) for property damage, and the fire insurance with “extended coverage” endorsement required by Section 6.1 hereof shall be supplemented with “builder’s risk” insurance on a completed value form or other comparable coverage on the Work. All such insurance shall be in a company or companies authorized to do business in the state in which the Demised Premises are located and reasonably satisfactory to Landlord, and all such policies of insurance or certificates of insurance shall be delivered to Landlord endorsed “Premium Paid” by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord.

(d) Property of Landlord. All improvements and alterations (other than Tenant’s Removable Property) made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the term of this Lease; provided, however, Tenant may remove and retain the items that Landlord and Tenant mutually agree, at the time of preparing the Punchlist, may be retained by Tenant and a list of those items shall be attached to each party’s copy of this Lease and made a part hereof as Exhibit “J.”

(e) Location of Improvements. No change, alteration, restoration or new construction shall be in or connect the Improvements with any property, building or other improvement located outside the boundaries of the parcel of land described in Exhibit “A”, nor shall the same obstruct or interfere with any existing easement.

(f) Removal of Improvements. As a condition to granting approval for any changes or alterations, Landlord may require Tenant to agree that Landlord, by written notice to Tenant, given at or prior to the time of granting such approval, may require Tenant to remove any improvements, additions or installations installed by Tenant in the Demised Premises at Tenant’s sole cost and expense, and repair and restore any damage caused by the installation and removal of such improvements, additions, or installations; provided, however, the only improvements, additions or installations which Tenant shall remove shall be those specified in such notice. Tenant shall also remove improvements, additions or installations, installed without Landlord’s consent (whether or not Landlord’s consent was required), if so required pursuant to a written notice from Landlord prior to the end of the term. Tenant may, at the time Tenant submits a request for Landlord’s approval for any alterations, additions or improvements request in a separate written notice delivered to Landlord that Landlord specify whether Tenant will be required to remove such alterations, additions or improvements at the end of the term and Landlord agrees to notify Tenant within ten (10) business days after receipt of such request if Landlord will require Tenant to remove such alterations, additions or improvements at the end of the term. Notwithstanding anything herein to the contrary, Landlord expressly agrees that Tenant shall not be required to remove any of the Initial Improvements or any replacements or substitutions for the Initial Improvements, any generators or other roof equipment installed by Tenant or any wiring or cabling installed by Tenant.

(g) Written Notification Required. Tenant shall notify Landlord in writing 30 days prior to commencing any alterations, additions or improvements to the Demised Premises which have been approved by Landlord so that Landlord shall have the right to record and post notices of non-responsibility on the Demised Premises.

ARTICLE XX

MISCELLANEOUS PROVISIONS

Section 20.1	Entry by Landlord.

Tenant agrees to permit Landlord and authorized representatives of Landlord to enter upon the Demised Premises at all reasonable times during ordinary business hours of Tenant and upon not less than one (1) business day’s prior notice (excluding emergencies, when such notice shall not be required) for the purpose of inspecting the same and making any necessary repairs to comply with any laws, ordinances, rules, regulations or requirements of any public body, or the Board of Fire Underwriters, or any similar body, provided that Landlord shall use reasonable efforts to minimize any unreasonable interference with Tenant’s business operations and shall be accompanied by a designated representative of Tenant if Tenant shall have made such representative available. Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making repairs or the performance of any work in or about the Demised Premises, or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever, provided Landlord shall use reasonable efforts to minimize any unreasonable interference with Tenant’s business operations

Section 20.2	Exhibition of Demised Premises.

Landlord is hereby given the right during usual business hours of Tenant and upon not less than two (2) days prior notice to enter upon the Demised Premises and to exhibit the same for the purpose of mortgaging or selling the same and provided that Tenant may require that such persons accessing the Premises be accompanied by a designated representative of Tenant. During the final year of the term, Landlord shall be entitled to display on the Demised Premises, in such manner as to not unreasonably interfere with Tenant’s business, a sign indicating that the Demised Premises are for rent or sale and suitably identifying Landlord or its agent. Tenant agrees that such sign may remain unmolested upon the Demised Premises and that Landlord may exhibit said premises to prospective tenants during said period.

Section 20.3	Indemnification by Tenant.

To the fullest extent allowed by law, Tenant shall at all times indemnify, defend and hold harmless Landlord and Landlord’s shareholders, employees and managing agent against and from any and all claims, costs, liabilities, actions and damages (including, without limitation, attorneys’ fees and costs) by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management, or from any work or things whatsoever done in or about the Demised Premises, and will further indemnify, defend and hold harmless Landlord against and from any and all claims arising during the term of this Lease, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease, in or on the Demised Premises, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant’s obligations under this Section 20.3 shall be insured by contractual liability endorsement on Tenant’s policies of insurance required under the provisions of this Lease.

Section 20.4	Notices.

All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid or by an independent overnight courier service, addressed as follows:

To Landlord:	Opus Northwest, L.L.C. 10350 Bren Road West Minnetonka, Minnesota 55343 Attn: Vice President

With a copy to:	Opus, L.L.C. 10350 Bren Road West Minnetonka, Minnesota 55343 Attn: Legal Department – Brad J. Osmundson

With a copy to:	Daspin & Aument, LLP 227 West Monroe Street, Suite 3500 Chicago, Illinois 60606 Attn: D. Albert Daspin

To Tenant:	TPI 8501 North Scottsdale Road, Suite 280 Scottsdale, Arizona 85258 Attn: Mr. Wayne Monie

With a copy to:	Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 Attn: David Henkel, Esq.

or at such other place as Landlord may from time to time designate by written notice to Tenant. All such notices shall be effective three (3) business days after the date of deposit in the United States Mail or on the next Business Day following deposit with a nationally recognized courier service.

Section 20.5	Quiet Enjoyment.

Landlord covenants and agrees that Tenant, upon paying the Basic Rent and Additional Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully, peaceably and quietly hold, occupy and enjoy the Demised Premises (subject to the provisions of this Lease) during the term of this Lease without hindrance or molestation by Landlord or by any person or persons claiming under Landlord.

Section 20.6	Landlord’s Continuing Obligations.

In the event of the transfer and assignment by Landlord of its interest in this Lease other than for collateral purposes, the transferee shall be deemed to have assumed all of Landlord’s obligations under this Lease and Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant’s obligations hereunder shall be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto. All obligations of

Landlord hereunder will be construed as covenants and not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Demised Premises and not thereafter. The term “Landlord” shall mean only the owner from time to time of the Demised Premises, and in the event of the transfer by such owner of its interest in the Demised Premises, such owner shall thereupon be released and discharged from all covenants and obligations of Landlord hereunder as provided above and the transferee owner shall be deemed to have assumed all of such covenants and obligations as provided above. Notwithstanding the foregoing, Opus Northwest, L.L.C. shall remain liable for all of Landlord’s initial design and construction obligations with respect to the Initial Improvements pursuant to the terms of this Lease, including the construction guaranty set forth in Section

2.7,	even if Opus Northwest, L.L.C. transfers its interest in the Demised Premises.

Section 20.7	Confidentiality.

In connection with the performance of each party’s duties and obligations under this Lease, such party will obtain data, reports, documents, agreements and records provided by the other party that are not available to the general public (collectively, “Confidential Information”). Without limiting the foregoing, “Confidential Information” means any information, whether or not reduced to writing, data, and other materials, including, without limitation, any such information heretofore or hereafter developed by either party, but “Confidential Information” of a party shall not mean any information, data or other material that: (a) is or becomes generally available to the public other than as a result of communication or disclosure by the other party; (b) is disclosed to the other party on a non- confidential basis by a third party that is not prohibited from disclosing such information by any contractual, legal or fiduciary obligation; (c) at the time of disclosure was available on a non-confidential basis from a source other than the first party, provided that source is not and was not bound by a confidentiality agreement with the first party; or (d) was known by the other party, without violating any of its obligations under this Section 20.7, prior to receiving the Confidential Information, provided, however, that the financial statements of Tenant and/or Guarantor, as applicable, shall be considered Confidential Information unless Tenant and/or Guarantor, as applicable, is an entity whose financial statements are required by applicable governmental regulations to be disclose by public filings. Each party shall at all times hold in strict confidence the Confidential Information of the other party, safeguard any Confidential information of the other party from falling into the hands of any unauthorized person, and preserve the confidentiality of the Confidential Information of the other party. Confidential Information of a party may be communicated or disclosed only to that limited number of the other party’s employees, agents, consultants, brokers, prospective or actual purchasers, partners or lenders, accountants and attorneys and like parties who reasonably need to know such information. In the event that a party is required by applicable law to disclose any of the Confidential Information of the other party, such first party shall notify the other party promptly in writing of such requirement so that the other party, at its own expense, may seek a protective order or other applicable remedy. In the event that no such protective order or other remedy is obtained, or the other party waives compliance with the terms of this Section 20.7, the first party will furnish that portion of the Confidential Information which is legally required. Notwithstanding anything in this Section 20.17 to the contrary, a party may, upon written notice to the other party, disclose the Confidential Information if, in the written opinion of the first party’s legal counsel, such disclosure is required by law, or in connection with any dispute between Landlord and Tenant.

Section 20.8	Estoppel.

Landlord and Tenant shall, each without charge at any time and from time to time, within ten (10) days after written request by the other party, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of a mortgagee, proposed mortgagee, or to any purchaser or proposed purchaser, or to any other person dealing with Landlord, Tenant or the Demised Premises:

(a) That this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications);

(b) The dates to which the Basic Rent or Additional Rent have been paid in advance;

(c) Whether or not there are then existing any breaches or defaults by such party or the other party known by such party under any of the covenants, conditions, provisions, terms or agreements of this Lease, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease (or of any guaranties) upon the part of Landlord or Tenant (or any guarantor), as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

(d) Such other statements or certificates as Landlord, Tenant or any mortgagee may reasonably request.

It is the intention of the parties hereto that any statement delivered pursuant to this Section 20.7 may be relied upon by any of such parties dealing with Landlord, Tenant or the Demised Premises. If Tenant does not deliver such statement to Landlord within such 10-day period, Landlord, and any prospective purchaser or encumbrancer of the Demised Premises or the Building, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated and is in full force and effect, except as otherwise represented by Landlord; (iii) that the current amounts of the Basic Rent are as represented by Landlord; (iv) that there have been no subleases or assignments of the Lease; (v) that not more than one month’s Basic Rent or other charges have been paid in advance; and (vi) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts. Without limiting the generality of the foregoing, (1) in connection with the financing of the Demised Premises, Tenant agrees to execute and deliver an estoppel certificate in substantially the form of Exhibit “E” attached hereto and made a part hereof; and (2) in connection with any sale of the Demised Premises, Tenant agrees to execute and deliver an estoppel certificate in substantially the form of Exhibit “F” attached hereto and made a part hereof.

Section 20.9	Authority.

Each of Landlord and Tenant hereby represents and warrants that this Lease has been duly authorized, executed and delivered by and on its behalf and constitutes such party’s valid and binding agreement in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and conveyance, and similar laws affecting creditors’ rights generally and to general principles of equity).

Section 20.10	Severability.

If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law.

Section 20.11	Successors and Assigns.

The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and its successors and assigns and Tenant and its permitted successors and assigns.

Section 20.12	Captions.

The caption of each article of this Lease is for convenience and reference only, and in no way defines, limits or describes the scope or intent of such article or of this Lease.

Section 20.13	Relationship of Parties.

This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

Section 20.14	Entire Agreement.

All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease, together with the Exhibits attached hereto, contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties hereto.

Section 20.15	No Merger.

There shall be no merger of this Lease or the leasehold estate created by this Lease with any other estate or interest in the Demised Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own directly or indirectly, (a) this Lease or the leasehold interest created by this Lease or any interest therein, and (b) any such other estate or interest in the Demised Premises, or any portion thereof. No such merger shall occur unless and until all persons, firms, corporations or other entities having an interest (including a security interest) in (1) this Lease or the leasehold estate created thereby, and (2) any such other estate or interest in the Demised Premises, or any portion thereof, shall join in a written instrument expressly effecting such merger and shall duly record the same.

Section 20.16	Possession and Use.

Tenant acknowledges that the Demised Premises are the property of Landlord and that Tenant has only the right to possession and use thereof upon the covenants, conditions, provisions, terms and agreements set forth in this Lease.

Section 20.17	No Surrender During Lease Term.

No surrender to Landlord of this Lease or of the Demised Premises, or any portion thereof, or any interest therein, prior to the expiration of the term of this Lease shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by all contract vendors and mortgagees, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord consented to by all contract vendors and the mortgagees, as aforesaid, shall constitute an acceptance of any such surrender.

Section 20.18	Surrender of Demised Premises.

At the expiration of the term of this Lease, Tenant shall surrender the Demised Premises in the same condition as the same were in upon the Commencement Date of the term of this Lease, reasonable wear and tear, damage or loss due to casualty or condemnation, and repairs for which Landlord is obligated to perform under this Lease excepted, and shall surrender all keys to the Demised Premises to Landlord at the place then fixed for the payment of Basic Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. Tenant shall at such time remove all of its property therefrom, including, without limitation, Tenant’s Removable Property, and all alterations and improvements placed thereon by Tenant if so required by Landlord. Tenant shall repair any damage to the Demised Premises caused by such removal, and any and all such property not so removed shall, at Landlord’s option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant’s cost and expense, without further notice to or demand upon Tenant. If the Demised Premises be not surrendered as above set forth, Tenant shall indemnify, defend and hold harmless Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Demised Premises, including, without limitation any claim made by any succeeding occupant founded on such delay. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

All property of Tenant not removed within thirty (30) days after the last day of the term of this Lease shall be deemed abandoned. Subject to the terms of any written agreement between Landlord and a Mortgage Lender, Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Demised Premises upon termination of this Lease and to cause its transportation and storage for Tenant’s benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Demised Premises to good order, condition and repair.

Section 20.19	Holding Over.

In the event Tenant remains in possession of the Demised Premises after expiration of this Lease, and without the execution of a new lease, it shall be deemed to be occupying the Demised Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Basic Rent shall be escalated to one hundred fifty percent (150%) of the then current Basic Rent for the Demised Premises.

Section 20.20	Landlord Approvals.

Any approval by Landlord or Landlord’s architects and/or engineers of any of Tenant’s drawings, plans and specifications which are prepared in connection with any construction of improvements respecting the Demised Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any reason, purpose or condition, but such approval shall merely be the consent of Landlord, as may be required hereunder, in connection with Tenant’s construction of improvements relating to the Demised Premises in accordance with such drawings, plans and specifications.

Section 20.21	Survival.

All obligations (together with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the term of this Lease shall survive the expiration or other termination of this Lease.

Section 20.22	Attorneys’ Fees.

If either party shall bring suit against the other to enforce the terms of this Lease, the losing party shall pay to the substantially prevailing party that percentage of the substantially prevailing party’s costs and expenses, including reasonable attorneys’ fees, equal to the percentage that the value of the judgment or award received by the substantially prevailing party bears to the total value of the judgment or award claimed by such party.

Section 20.23	Limited Liability.

Tenant agrees to look solely to Landlord’s interest in the Demised Premises for recovery of any judgment from Landlord, it being agreed that Landlord (and if Landlord is a partnership, its partners, whether general or limited, if Landlord is a limited liability company, its members or managers, and if Landlord is a corporation, its directors, officers or shareholders) shall never be personally liable for any personal judgment or deficiency decree or judgment against it. Likewise, Tenant’s and Guarantor’s members, managers, directors, officers or shareholders shall never be personally liable for any personal judgment or deficiency decree or judgment against Tenant. In no event shall either party be liable to the other for any loss of business or any other indirect or consequential damages suffered by such party from whatever cause, except to the extent claimed by a third party.

Section 20.24	Broker.

Tenant represents that it has dealt directly with and only with CB Richard Ellis, Inc. (the “Broker”) in connection with this Lease and that no other broker has negotiated or participated in negotiations of this Lease or is entitled to any commission in connection therewith. Tenant shall indemnify and hold harmless Landlord from and against any and all commissions, fees and expenses and all claims therefor by any broker, salesman or other party in connection with or arising out of Tenant’s action in entering into this Lease, except for the commissions of the Broker, which commissions Landlord shall be obligated to pay pursuant to a separate written agreement. Landlord represents that it has dealt directly with and only with the Broker in connection with this Lease and that no other broker has negotiated or participated in negotiations of this Lease or is entitled to any commission in connection therewith. Landlord shall indemnify and hold harmless Tenant from and against any and all commissions, fees and expenses and all claims therefor by any broker, salesman or other party in connection with or arising out of Landlord’s action in entering into this Lease.

Section 20.25	Governing Law.

This Lease shall be governed by the laws of the state in which the Demised Premises are located. All covenants, conditions and agreements of Tenant arising hereunder shall be performable in the County. Any suit arising from or relating to this Lease shall be brought in the county wherein the Demised Premises are located, and the parties hereto waive the right to be sued elsewhere.

Section 20.26	Joint and Several Liability.

All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 20.27	Time is of the Essence.

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

Section 20.28	Acquisition Contingency.

Tenant acknowledges that this Lease is contingent on Landlord acquiring the fee simple title to substantially all the land depicted on Exhibit “A,” which land is necessary to construct the Demised Premises. Furthermore, Landlord agrees that it shall not acquire such land prior to receiving a written notice from Tenant that Tenant has elected to proceed with this Lease (“Tenant’s Notice to Proceed”). If Tenant has not delivered Tenant’s Notice to Proceed or Landlord has not acquired such land on or before November 15, 2007 (the “Acquisition Contingency Date”), which date shall not be subject to force majeure, then either Landlord or Tenant may terminate this Lease by providing written notice of such termination to the other party at any time prior to Tenant’s delivery of Tenant’s Notice to Proceed and Landlord’s acquisition of such land, and upon such termination, neither Landlord nor Tenant shall have any rights or obligations hereunder.

Section 20.29	Memorandum of Lease.

Concurrently with execution and delivery of this Lease, the parties hereto agree to execute and deliver to each other a Memorandum of Lease, in the form attached hereto as Exhibit “L”, setting forth the date of this Lease, the parties to this Lease, the term of this Lease, the legal description of the Demised Premises, and such other matters reasonably requested by Landlord or Tenant to be stated therein.

[Signatures are on the following page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be duly executed as of the day and year first above written.

LANDLORD:

Opus Northwest, L.L.C., a Delaware limited liability company

By:	/s/ Tom Shaver

Its	Thomas G. Shaver
Vice President
Real Estate Development

TENANT:

TPI Iowa, LLC, a Delaware limited liability company

By:	LCSI Holding, Inc., as its sole manager and member

	By:	/s/ Wayne G Monie

	Its:	COO

EXHIBIT “A”

The parcel of land referred to in the attached Lease, referred to therein as the “Demised Premises”, is real property in the City of Newton, County of Jasper, State of Iowa, described as follows:

Parcel 1:

Parcel “A” of the Southwest Quarter of the Southeast Quarter of Section Fourteen, AND Parcel “B” of the West half of the Northeast Quarter of Section Twenty-three, all in Township Eighty North, Range Nineteen West of the Fifth P.M., Jasper County, Iowa, as appears in (Corrected) Plat of Survey of record in Book 1154, Page 299 in the Office of the County Recorder of Jasper County, Iowa.

AND

Parcel 2:

Parcel “B” of the Southeast Quarter of the Southeast Quarter of Section Fourteen, AND Parcel “A” of Lot “A” of the East half of Section Twenty-three, as appears in Plat Book “B”, at Page 56, all in Township Eighty North, Range Nineteen West of the Fifth P.M., Jasper County, Iowa, as appears in the (Corrected) Plat of Survey of record in Book 1154, Page 299 in the Office of the County Recorder of Jasper County, Iowa.

A-1

EXHIBIT “B”

The Outline Plans and Specifications

Civil Plans, Sheets C1-C10, dated 10-15-07, prepared by Lee Engineering

Architectural Progress Set, dated 10-29-07, prepared by Opus Architects & Engineers - Sheet numbers:

ARCHITECTURAL:		STRUCTURAL:
T1	TITLE SHEET	S1	TITLE SHEET
A0.1	LIFE SAFETY PLAN	S2.1	FOUNDATION PLAN AREA A
A1.1	ARCHITECTURAL SITE PLAN	S2.2	FOUNDATION PLAN AREA B
A1.2	ARCHITECTURAL SITE DETAILS	S2.3	FOUNDATION PLAN AREA C
A2.1	PARTIAL FLOOR PLAN AREA “A”	S3.1	CRANE FRAMING PLAN AREA A
A2.2	PARTIAL FLOOR PLAN AREA “B”	S3.2	CRANE FRAMING PLAN AREA B
A2.3	PARTIAL FLOOR PLAN AREA “C”	S3.3	CRANE FRAMING PLAN AREA C
A2.4	PARTIAL ROOF PLAN AREA “A”	S4.1	ROOF FRAMING PLAN AREA A
A2.5	PARTIAL ROOF PLAN AREA “B”	S4.2	ROOF FRAMING PLAN AREA B
A2.6	PARTIAL ROOF PLAN AREA “C”	S4.3	ROOF FRAMING PLAN AREA C
A2.7	ENLARGED FLOOR PLANS	S5	TRUSS 1 ELEV., SECTIONS AND DETAILS
A2.8	ENLARGED FLOOR PLANS	S6	SECTIONS AND DETAILS
A3.1	EXTERIOR ELEVATIONS	S7	SECTIONS AND DETAILS
A3.2	EXTERIOR ELEVATIONS	S8	SECTIONS AND DETAILS
A4.1	BUILDING WALL SECTIONS
A4.2	BUILDING WALL SECTIONS
A5.1	CONSTRUCTION PLAN DETAILS
A5.2	CONSTRUCTION SECTION DETAILS
A6.1	PARTITION SCHEDULE AND WALL TYPES

Structural Steel Revised Steel Bid Set, dated 10-12-07, prepared by Opus Architects & Engineers - Sheet numbers:

STRUCTURAL:
S1	TITLE SHEET
S2.1	FOUNDATION AND FLOOR PLAN - AREA A
S2.2	FOUNDATION AND FLOOR PLAN - AREA B
S2.3	FOUNDATION AND FLOOR PLAN - AREA C
S3.1	CRANE FRAMING PLAN - AREA A
S3.2	CRANE FRAMING PLAN - AREA B
S3.3	CRANE FRAMING PLAN - AREA C
S4.1	ROOF FRAMING PLAN - AREA A
S4.2	ROOF FRAMING PLAN - AREA B
S4.3	ROOF FRAMING PLAN - AREA C
S5	TRUSS T1 - ELEVATION, SECTIONS AND DETAILS
S6	SECTIONS AND DETAILS
S7	SECTIONS AND DETAILS
S8	SECTIONS AND DETAILS

B-1

EXHIBIT “C”

The Final Plans and Specifications

To be prepared and approved in the manner set forth in Section 2.1 of the Lease.

C-1

EXHIBIT “D”

Total Project Costs

The term “Total Project Costs” shall mean all costs and expenses paid or incurred (or committed to being paid or incurred) by Landlord attributable to the acquisition, design, development, and construction of the Demised Premises, including, without limitation:

1.	All out-of-pocket costs and expenses paid or incurred by Landlord associated with Landlord’s acquisition of the Land including, without limitation, the purchase price, title insurance premiums, real property transfer taxes, brokers’ commissions, closing and escrow costs and expenses, and attorneys’ fees and expenses related to the transaction contemplated by this Lease, including out-of-pocket fees and expenses incurred in drafting and negotiating development agreements, construction contracts, architectural contracts, this Lease and any documents pertaining thereto;

2.	The total cost of work of the Initial Improvements, as more particularly described on Exhibit “D-1” attached hereto (the “Cost of Work”), including, without limitation, a general contractor’s fee of 6% of the Cost of Work, provided, however, no amounts in excess of the fixed price or guaranteed maximum price, as applicable, for subcontracts entered into by Landlord or Contractor for the Initial Improvements shall be included in the Cost of the Work or Total Project Costs except to the extent such excess costs are the result of or arise from (i) a Tenant Change Order, (ii) refinements in the Final Plans and Specifications in furtherance of, or consistent with, the intended scope of the work, (iii) unknown, concealed or different field conditions encountered by the applicable contractor, or (iv) a change in the scope of the work reasonably authorized by Contractor and Landlord in order to conform the Initial Improvements to the Final Plans and Specifications;

3.	All out-of pocket costs and expenses paid or incurred by Landlord for site inspections, as-built plans and surveys, traffic studies, soil testing, site plans and engineering or environmental assessments of the Demised Premises;

4.	Any and all hard and soft costs and expenses paid or incurred by Landlord with respect to off-site or infrastructure improvements or contributions to public improvements, facilities or operations located on or in any way connected with Landlord’s development of the Demised Premises including any impact or like development fee, utility connection or use charge, park or dedication fee or other charge;

5.	All reasonable, out-of pocket costs paid or incurred by Landlord for legal fees and commissions in connection with the transactions contemplated by this Lease, including, without limitation, acquisition of the Land, securing entitlements such as, without limitation, the Development Agreement, and financing of the Initial Improvements;

6.	All financing costs (including, without limitation, interest and fees) for Land and construction loans related to the Demised Premises;

7.	The amount of all expenses paid or incurred by Landlord attributable to Landlord’s ownership, operation, construction and management of the Demised Premises (including but not limited to real estate taxes and special assessments, insurance premiums (equitably allocated in the case of blanket policies), utility service, operating and maintenance costs in connection with the Demised Premises);

All out-of-pocket costs and expenses paid or incurred by Landlord in connection with the engineering, design, permitting or construction of the Initial Improvements including, without limitation: a development fee of two and one-quarter percent (2.25%)of the sum of Items 1-7 above; a design fee (“Design Fee”) of two and one-half percent (2-1/2%) of the sum of Items 1-7 above; and a construction management fee of two percent (2%) of the Cost of Work.

Tenant acknowledges that the Design Fee does not include the following work:

D-1

(i)	Design work normally done by design-build subcontractors (e.g., the mechanical and electrical systems final design and working drawings shall be provided by those respective subcontractors, and the cost of this design shall be included in their respective contract amounts);

(ii)	Work for furnishings, interior signage, tenant improvements or interior design or finish selections for the office area; or

(iii)	Reimbursables.

Notwithstanding anything to the contrary, the Total Project Costs shall not include:

(a)	Costs resulting from the gross negligence, willful misconduct or breach of this Lease by Landlord or its design and/or construction professionals;

(b)	Costs of correcting defective or nonconforming work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and correcting damage to property not forming part of the work;

(c)	Costs paid to contractors or subcontractors in excess of the fixed price or guaranteed maximum price contract entered into by such contractor or subcontractor, as applicable, and Landlord except to the extent such excess costs are the result of or arise from (i) a Tenant Change Order, (ii) refinements in the Final Plans and Specifications in furtherance of, or consistent with, the intended scope of the work, (iii) unknown, concealed or different field conditions encountered by the applicable contractor, or (iv) a change in the scope of the work reasonably authorized by Contractor and Landlord in order to conform the Initial Improvements to the Final Plans and Specifications and not the result of any negligence on the part of the subcontractor;

(d)	Lost deposits not caused by a Tenant Change Order;

(e)	Overhead and general expenses of Landlord, other than as set forth in Item 1 of Exhibit “D-1”;

(f)	Costs of bonding over or securing a lien or defending a claim filed by direct or lower tier contractors or subcontractors arising from nonpayment, but only if and to the extent any such contractor or subcontractor obtains a final, unappealable judgment with respect to such lien or claim in favor of such contractor or subcontractor;

(g)	Costs of self-insured losses (e.g., losses above the commercially reasonable deductible limits for comparable construction projects); and

(h)	Costs of warranty work in excess of the amount set forth in Item 16 of Exhibit “D-1.”

D-2

EXHIBIT “D-1”

Cost of Work

The term “Cost of Work” shall mean costs reasonably incurred (or committed to being incurred) by Landlord or Contractor (collectively “Contractor” for purposes of this Exhibit D-1 only) in the performance of the work necessary to complete the Initial Improvements (including additional costs incurred pursuant to change orders) as set forth in the Lease, including the costs set forth below. The work to be performed by Contractor for the Improvements is referred to in this Exhibit D-1 as the “Work.”

1. Supervisory Cost (FSC) of Contractor’s personnel employed in connection with the Work as follows:

Field Superintendent	$85.00 per hour
Pre-construction Field Superintendent	$90.00 per hour
Field Engineer	$50.00 per hour

Senior Project Manager/Director	$120.00 per hour
Project Manager	$85.00 per hour
Associate Project Manager	$70.00 per hour
Construction Management Assistant	$60.00 per hour
Project Intern	$40.00 per hour

The foregoing FSC rates are not subject to change.

2. Field Labor Cost (FLC) of field personnel who are in the direct employ of Contractor in performance of the Work. The FLC shall consist of all wages determined, if applicable, under appropriate collective bargaining agreements and all payroll taxes and insurance and all fringe benefits.

3. Rental charges of all machinery and equipment, exclusive of hand tools, used in connection with the Work, whether rented from Contractor or others, including installation, minor repairs and replacements, dismantling, removal, transportation and delivery costs thereof, at rental charges consistent with those prevailing in the area at the time of such rental. Such rental charges and transportation costs shall begin at such time as the transportation of the machinery and equipment being rented to the site begins and ends at such time as transportation from the site ends.

4. The costs of the insurance maintained by Contractor in connection with the Work (and any deductible in connection with a covered loss); and the costs of premiums from all bonds which Contractor is required to purchase and maintain.

5. Sales, use, gross receipts or similar taxes related to the Work imposed by any governmental authority, and for which Contractor is liable.

6. Fees and costs for permits, governmental fees and licenses which Contractor is obligated to obtain; royalties; damages for infringement of patents and costs of defending suits therefor and deposits lost due to any cause other than Contractor’s gross negligence.

7. Costs to provide long distance telephone calls, telephone service at the site, field office supplies, first aid supplies, postage, photographs and renderings, expressage, computer time and related miscellaneous costs incurred in connection with the Work, blueprint and duplication costs.

8. Costs incurred due to an emergency affecting the safety of persons and property in connection with the Work and not caused by the gross negligence or wilful misconduct of Contractor or any subcontractors, and the cost of safety equipment and procedures required by safety and health regulations and Contractor’s safety program.

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9. Contractor’s standard per diem travel and hotel rates (excluding meals) for one field supervisor and travel expenses (excluding meals) for design professionals. In addition, other travel and hotel expenses (excluding meals) of Contractor incurred in the discharge of duties related to the Work and not in excess of $5,000.00 (which amount shall not apply to the foregoing per diem for Contractor’s field supervisor and the foregoing expenses for design professionals).

10. Payments made or amounts payable by Contractor to subcontractors for work performed pursuant to subcontracts, and to vendors for materials, equipment and supplies purchased for the Work, together with the cost of transportation, unloading charges and installation, provided, however, that costs charged by such subcontractors or venders in excess of the fixed price or guaranteed maximum price, as applicable, in such subcontractor’s contract or vendor’s agreement shall not be included in Total Project Costs except to the extent such excess costs are the result of or arise from (i) a Tenant Change Order, (ii) refinements in the Final Plans and Specifications in furtherance of, or consistent with, the intended scope of the work, (iii) unknown, concealed or different field conditions encountered by the applicable contractor, or (iv) a change in the scope of the work reasonably authorized by Contractor and Landlord in order to conform the Initial Improvements to the Final Plans and Specifications.

11. Cost of temporary offices and restroom facilities at the site, facilities and utilities such as water, electricity, power and fuel incurred in connection with the Work, including costs of connection, crossing or protecting any public utility installation and removal of temporary lines, connections, tap fees, etc.

12. Costs incurred by Contractor in connection with tests, inspections or Contractor’s quality control program, laws, ordinances, rules, regulations or order of any public authority having jurisdiction over the Premises.

13. Three-tenths of one percent (0.3%) of the Cost of Work (exclusive of this cost item) to cover the cost of all expendable tools purchased in connection with the performance of the Work.

14. Cost of losses to the Work, which are not compensated by insurance or otherwise; provided, however, such losses are not caused by the gross negligence or willful misconduct of Contractor and Contractor maintained the insurance coverages required (and maximum deductibles permitted) under this Lease.

15. All other costs, liabilities and expenses for other outlays incurred or sustained by Contractor as a direct result of the performance of the Work (including reasonable attorney fees) and which are established by vendor invoices or other documents.

16. Three-tenths of one percent (0.3%) of the Cost of the Work (exclusive of this cost item) to cover all costs of warranty work properly requested by Tenant herein.

17. Costs for final cleaning of the Demised Premises in preparation for occupancy.

18. Costs of job site security, including temporary fencing, storage lockups and security personnel services.

19. Cost to provide, maintain, remove and dump general construction trash containers.

20. Cost to provide general traffic control, ingress and egress and dust control measures for construction activities.

21. Cost to provide, maintain and remove temporary construction related signage.

22. All increased costs resulting from Tenant Change Orders agreed upon by Contractor and Tenant.

23. All other costs, liabilities and expenses for other outlays incurred or sustained by Contractor (or committed to being paid or incurred) as a direct result of performance of the Work (including reasonable attorney fees).

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24. Charges for design and engineering not included within the Design Fee and design costs arising out of change orders and arising out of redesign required by Tenant and all design reimbursables. The rate schedule attached hereto as Exhibit “D-2” shall be applicable in respect to such work.

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EXHIBIT “D-2”

Cost of Additional Design Services

Additional design services requested by Tenant or required by Tenant shall be charged at the following hourly rates:

Title	Rate
President	$198.00
Vice Presidents	$174.00
Directors	$150.00
Managers, Controllers	$138.00
Associate Managers, Architectural Coordinators	$125.00
Senior Project Engineers, Senior Design Architects	$119.00
Senior Project Coordinators, Senior Project Architects, Senior Interior Designers, Senior Technical Coordinators	$112.00
Project Design Architects, Project Engineers, Project Interior Designers	$103.00
Project Coordinators, Project Architects, Marketing Coordinators, Technical Coordinators, Computer Graphics Coordinators, Associate Project Engineers	$96.00
Architects, Design Architects, Senior Project Captains, Engineers, Interior Designers	$88.00
Associate Architects, Associate Project Architects, Associate Engineers, Project Captains, Graphic Designers,	$85.00
Intern Architects, Intern Engineers, Senior Technicians	$80.00
Technicians, Student Interns	$74.00
Administrative Assistants, Senior Administrative Assistants, Receptionists	$60.00

The foregoing rates are subject to change at any time and from time to time.

“Reimbursables” shall mean all of the following costs, which will be billed separately at 1.10 times direct cost:

•	Expense of transportation in connection with the project

•	Long distance communications, postage, and handling of documents

•	Expense of reproductions for owner and client approvals, city submittals, bidding, construction, and subcontractor’s use, including revisions thereof

•	Expense of renderings, models, and mockups requested by owner

•	Expense of special consultants requested by, owner or client

•	Expenses for plotting

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EXHIBIT “D-3”

Preliminary Budget of Total Project Costs

DESCRIPTION OF WORK	SCHEDULED VALUE
General Conditions	$780,000
Earthwork, grading, & utilities	1,950,000
Site Concrete & paving - curb & street paving	1,400,000
Landscape allowance	70,000
Misc. sitework	65,000
Concrete foundations	350,000
Concrete slab on grade	1,300,000
Structural Steel	1,972,500
Structural steel erection	600,000
Precast concrete wall panels	2,000,000
Paint - Exterior	55,000
Overhead Doors	25,000
Roofing	880,000
Glass & Glazing	100,000
Misc. enclosure	80,000
Misc. metals	60,000
Misc. Interiors	25,000
Paint Room Containment	25,000
Office Finish Allowance	700,000
Warehouse/Plant Build-out Allowance	300,000
Dock Equipment	26,500
Fire sprinkler	485,000
Plumbing	90,000
HVAC	175,000
Electrical	870,000
Contingency	126,000
General Contractor Fee - 6%	875,000

SUBTOTAL, HARD CONSTRUCTION COST ESTIMATE	$15,385,000

Legal Fees	130,000
Financing (Fees & Interest)	598,000
Insurance	25,000
Commissions	270,000
Other (Soil, Survey, Selling Expense)	214,000

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Construction Management Fee - 2%	307,700
Design Fee - 2.5%	415,600
Development Fee - 2.25%	373,995

TOTAL PROJECT COST ESTIMATE	$17,719,295

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EXHIBIT “E”

Form of Financing Loan Estoppel Certificate

The undersigned (“Lessee”) understands that             , a national banking association (“Lender”), whose address is

Attention:

is making a construction loan (the “Loan”) to Opus Northwest, L.L.C., a Delaware limited liability company (“Borrower”), secured by a [Combination Mortgage, Security Agreement and Fixture Financing Statement] (the “Mortgage”) covering that certain land and a to be built building located in Jasper County, State of Iowa (the “Premises”), and by an Assignment of Leases and Rents, covering all leases of and rents from the Premises (the “Assignment”). Lessee is the sole tenant of the Premises pursuant to that certain lease dated as of             (the “Lease”) between Borrower, as lessor, and Lessee, as lessee, which Lease covers approximately 33.8 acres and a to be constructed industrial building containing approximately 317,600 square feet. With the understanding that Lender will rely upon the statements and representations made herein, Lessee hereby certifies and confirms to Lender, its successors and assigns, that, as of the date hereof:

1. Lease Effective. The Lease sets forth all of the agreements and understandings between Borrower, its agents, successors and assigns (collectively called “Lessor”) and Lessee with respect to the Premises; there are no other written or oral agreements or understandings between Lessor and Lessee with respect to the Premises; and the Lease is in full force and effect in accordance with its terms. Attached to this Estoppel Certificate as Exhibit A is a full, true, complete and correct copy of the Lease, together with any and all exhibits, and attachments thereto and any and all amendments, modifications, and assignments thereof. Except as attached hereto as Exhibit A, the Lease has not been altered, amended, modified, changed, supplemented, terminated, canceled or superseded in any manner.

2. Term. The Commencement Date (as defined in the Lease) will be set pursuant to the terms of the Lease and the initial term will expire on the last day of the 120th full calendar month following the Commencement Date. Lessee has two (2) 5-year options to renew the term of the Lease.

3. Rent. The Basic Rent for the Premises shall be determined in accordance with the terms of the Lease. Lessee has not made any payments of Basic Rent. Lessee has no periods of free rental.

4. No Options or Purchase Rights. Except for any options contained in the Lease, Lessee has no rights (including, without limitation, no rights of first refusal or rights of negotiation) to extend the term of the Lease or to purchase of any portion of the Premises.

5. No Default. To Lessee’s knowledge, without independent investigation or inquiry, no default by Lessor or Lessee in the performance of the agreements, duties, obligations, terms and conditions under the Lease to be by them respectively performed exists on the date hereof, except as follows: [Write “NONE” if there is none]                    .

6. No Claims. To Lessee’s knowledge, without independent investigation or inquiry, Lessee does not now have or hold any claim against Lessor which might be set-off or credited against future rents due or to become due under the Lease or which might be used as a defense to enforcement of the Lease. Lessee has paid Lessor a security deposit of $0.

7. No Transfer or Encumbrance. Except for the Mortgage, the Assignment and any related UCC-1 Financing Statements, Lessee has received no notice of a sale, transfer, assignment, hypothecation, encumbrance or pledge of the Lease or the rents thereunder by Landlord.

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8. No Sublease or Assignment. Lessee has not subleased any portion of the Premises and has not assigned, whether outright or by collateral assignment, all or any portion of its rights under the Lease, except as follows:                                        .

9. Authority. The individual signing this Estoppel Certificate on behalf of Lessee has been duly authorized by Lessee to do so and thereby to bind Lessee, This Estoppel Certificate shall be binding upon Lessee, its heirs, personal representatives, executors, administrators, successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, and to no other person, party or entity.

10. Governing Law, Survival. This Estoppel Certificate shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Iowa. All statements and representations set forth herein shall survive the closing of the Loan and the delivery of this Estoppel Certificate.

11. Completed Improvements Estoppel. Lessee agrees to execute the Estoppel Certificate attached hereto as Exhibit B and hereby incorporated herein following the completion of construction of the Premises, Lessee’s acceptance and taking of occupancy thereof, and the commencement of the term of the Lease.

12. No Waiver. Nothing in this Estoppel Certificate shall be deemed to modify or amend the Lease or limit any of Lessee’s rights or remedies under the Lease.

Dated: , 20 .

Address:	[Lessee]

By:
Attn:	Its:

Subscribed and sworn to before me this day of , 20 .

Notary Public

E-2

EXHIBIT A

Lease

(To be attached)

E-A-1

EXHIBIT B

Form of Estoppel Certificate

(Completed Improvements)

                    , 200

Opus Northwest, L.L.C. (“Lessor”)

10350 Bren Road West

Minnetonka, Minnesota 55343

Attention: Vice President

(“Mortgagee”)

Re:	Lease of Approximately 33.8 acres and an industrial building containing approximately 317,600 square feet in Newton, Iowa (the “Premises”)

Ladies and Gentlemen:

Please refer to the documents (collectively, the “Lease”) attached hereto as Exhibit A, pursuant to which TPI Iowa, LLC (“Lessee”) leases the entire Premises from Lessor. Lessee understands that Mortgagee has made a mortgage loan secured by the Premises and Mortgagee and its successors and assigns, are relying upon this Tenant Estoppel Certificate (this “Certificate”) in connection with such transaction.

With such understanding, Lessee hereby certifies, on behalf of itself and its successors and assigns, for the benefit of Mortgagee and its successors and assigns, as follows:

1. The Lease is in full force and effect. A true, correct and complete copy of the Lease is attached hereto as Exhibit A. The Lease represents the entire agreement between Lessor and Lessee as to the Premises, and there are no side agreements, modifications, amendments, or supplements with respect thereto, except as otherwise set forth in Exhibit A.

2. Except as specified below, Lessee in not presently asserting any offset or defense against the payment of rent or other charges payable by Lessee, and to Lessee’s knowledge, without independent inquiry or investigation, no basis for any such offset, defense or claim presently exists:                     . To the best of Lessee’s knowledge and belief, there is no default by Lessor under the Lease except as follows:                     .

3. The current monthly Basic Rent payable by Lessee under the Lease is $        . Lessee has not made any monthly payments of Basic Rent more than one month in advance of its due date, except as follows:                                        .

4. The Commencement Date (as defined in the Lease) occurred on                     and the initial term of the Lease expires on                     . There are no options, rights of first refusal, or rights to extend, renew or terminate the term of the Lease, except as expressly set forth in the Lease.

5. Lessee has not assigned, transferred, or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises except as follows:                     .

6. Lessee previously deposited with Lessor a security deposit in the amount of $0 and, to Lessee’s knowledge, no portion thereof has been previously applied by Lessor pursuant to the Lease.

E-B-1

7. The Lease contains no option or preferential right to expand or relocate the Premises and, except as expressly set forth in the Lease no option or preferential right to purchase all or any portion of the Premises.

8. To the best of Lessee’s knowledge, Lessor has completed all construction and improvements required under the terms of the Lease to be completed by Lessor, and the space and improvements required to be furnished according to the Lease have been duly delivered by Lessor and accepted by Lessee, subject to completion of any punchlist items and the construction guaranty set forth in the Lease.

9. Lessee recognizes and acknowledges that it is making these representations to Mortgagee with the intent that Mortgagee, and its successors and assigns may rely hereon. Nothing in this Estoppel Certificate shall be deemed to modify or amend the Lease or limit any of Lessee’s rights or remedies under the Lease.

Very truly yours,

NAME OF LESSEE:

By
Name:
Its:

E-B-2

EXHIBIT “F”

Form of Purchaser Estoppel Certificate

            , 200

Opus Northwest, L.L.C. (“Lessor”)

10350 Bren Road West

Minnetonka, Minnesota 55343

Attention: Vice President

(“Purchaser”)

Re:	Lease of Approximately 33.7 acres and an industrial building containing approximately 317,600 square feet in Newton, Iowa (the “Property”)

Ladies and Gentlemen:

Please refer to the documents (collectively, the “Lease”) attached hereto as Exhibit A, pursuant to which the undersigned (“Lessee”) leases the entire Property (the “Premises”) from Lessor. Lessee understands that Purchaser may be purchasing the Property and Purchaser, its lender and their respective successors and assigns, are relying upon this Tenant Estoppel Certificate (this “Certificate”) in connection with such transaction.

With such understanding, Lessee hereby certifies, on behalf of itself and its successors and assigns, for the benefit of Purchaser, its lender and their respective successors and assigns, as follows:

1. The Lease is in full force and effect. A true, correct and complete copy of the Lease is attached hereto as Exhibit A. The Lease represents the entire agreement between Lessor and Lessee as to the Premises, and there are no side agreements, modifications, amendments, or supplements with respect thereto, except as otherwise set forth in Exhibit A.

2. Except as specified below, Lessee in not presently asserting any offset or defense against the payment of rent or other charges payable by Lessee, and to Lessee’s knowledge, without independent inquiry or investigation, no basis for any such offset, defense or claim presently exists:                     . To the best of Lessee’s knowledge and belief, there is no default by Lessor under the Lease except as follows:                     .

3. The current monthly Basic Rent payable by Lessee under the Lease is $        . Lessee has not made any monthly payments of Basic Rent more than one month in advance of its due date, except as follows:                                         .

4. The Commencement Date (as defined in the Lease) occurred on                     and the initial term of the Lease expires on                     . There are no options, rights of first refusal, or rights to extend, renew or terminate the term of the Lease, except as expressly set forth in the Lease.

5. Lessee has not assigned, transferred, or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises except as follows:                     .

6. Lessee previously deposited with Lessor a security deposit in the amount of $0 and, to Lessee’s knowledge, no portion thereof has been previously applied by Lessor pursuant to the Lease.

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7. The Lease contains no option or preferential right to expand or relocate the Premises and, except as expressly set forth in the Lease no option or preferential right to purchase all or any portion of the Premises.

8. To the best of Lessee’s knowledge, Lessor has completed all construction and improvements required under the terms of the Lease to be completed by Lessor, and the space and improvements required to be furnished according to the Lease have been duly delivered by Lessor and accepted by Lessee, subject to completion of any punchlist items and the construction guaranty set forth in the Lease.

9. Lessee recognizes and acknowledges that it is making these representations to Purchaser with the intent that Purchaser, its lender, and their respective successors and assigns may rely hereon. Nothing in this Estoppel Certificate shall be deemed to modify or amend the Lease or limit any of Tenant’s rights or remedies under the Lease.

Very truly yours,

NAME OF LESSEE:

By
Name:
Its:

F-2

EXHIBIT “G”

Permitted Encumbrances

1.	Covenants, conditions and restrictions of record; private, public and utility easements and street, road and highway rights of ways, if any; special taxes or assessments for improvements not yet completed; installments not due at the date hereof of any special tax or assessment for improvements heretofore completed; and general taxes not yet due and payable.

2.	The plat of survey depicting the Demised Premises as well as any and all other documents required in connection with the annexation of the Demised Premises into the City of Newton.

3.	Easements for public highway and road purposes, together with any incidental rights, in favor of Jasper County, Iowa, as contained in the Easement, dated May 31, 1996, recorded June 16, 1996, in Book 1070, Page 415, and as contained in the Easement for Public purposes, dated May 31, 1996, recorded July 2, 1996, in Book 1071, Page 467 (affects Parcel 1).

4.	Terms, conditions, easements, restrictions, covenants and provisions as contained in the Limited Easement dated February 24, 2005, recorded April 20, 2005, in Book 2005 Page 03030 (affects Parcel 1).

5.	Easement for electric transmission purposes, together with any incidental rights, in favor of Iowa Southern Utilities Company, as contained in the Transmission Line Easement, dated March 23, 1967, recorded July 22, 1968, in Book 661, Page 134 (affects Parcel 2).

6.	Easement for electric transmission purposes, together with any incidental rights, in favor of Iowa Southern Utilities Company, as contained in the Transmission Line Easement, dated March 23, 1967, recorded July 22, 1968, in Book 661, Page 135 (affects Parcel 2).

7.	Terms, conditions, easements, restrictions, covenants and provisions as contained in the Limited Easement dated September 2, 1980, recorded September 8, 1980, in Book 818, Page 369 (affects Parcel 2).

8.	Easements for public highway and road purposes, together with any incidental rights, in favor of Jasper County, Iowa, as contained in the Easement, dated May 20, 1996, recorded June 19, 1996, in Book 1070, Page 409, and as contained in the Easement for Public purposes, dated May 20, 1996, recorded July 2, 1996, in Book 1071, Page 477 (affects Parcel 2).

9.	Terms, conditions, easements, restrictions, covenants and provisions as contained in the Limited Easement dated December 6, 1996, recorded December 10, 1996, in Book 1081, Page 406 (affects Parcel 2).

10.	Easement for telecommunication, electric transmission and communication purposes, together with any incidental rights, in favor of IES Utilities Inc., as contained in the Overhang Easement, dated July 28, 1997, recorded September 2, 1997, in Book 1097, Page 275 (affects Parcel 2).

11.	Terms, conditions, easements, restrictions, covenants and provisions as contained in the Limited Easement dated March 7, 2005, recorded March 7, 2007, in Book 2007, Page 1372 (affects Parcel 2).

12.	Any easement, covenant or restriction which may be required by any applicable governmental or quasi-governmental authority or by a provider of utility services, or with respect to any matter required for Landlord to perform its obligations under the Lease and which does not materially and adversely affect Tenant’s ability to use the Demised Premises for the Primary Intended Use, and such other easements, restrictions or such other title matters and exceptions, as may be consented to (or deemed consented to) by Tenant in accordance with the Lease.

13.	Any agreement, covenant, condition or restriction entered into by Landlord in connection with the Development Agreement or in connection with Tenant’s entry into the Employer Agreement, including, without limitation, the Minimum Assessment Agreement.

G-1

14.	Acts done or suffered by, through or under, or judgments against, Tenant.

15.	The Lease and any recorded Memorandum of Lease evidencing the Lease.

G-2

EXHIBIT “H”

Form of Guaranty of Lease

THIS GUARANTY OF LEASE (“Guaranty”) is dated as of November 13, 2007 and is made and entered into by LCSI Holding, Inc., a Delaware corporation (“Guarantor”) to be effective as of the Effective Date set forth in the Lease.

RECITALS

A. This Guaranty is being executed and delivered by Guarantor as an essential inducement to that certain Net Lease Agreement (Build-to-Suit) dated as of November 13, 2007, (the “Lease”), between Opus Northwest, L.L.C., a Delaware limited liability company as Landlord, and TPI Iowa, LLC, a Delaware limited liability company as Tenant, covering the Premises described in the Lease.

B. Unless otherwise defined in this Guaranty, all capitalized terms used in the Guaranty have the same definitions as are set forth in the Lease.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees, covenants, represents and warrants as set forth below.

1. Guaranty. Guarantor hereby unconditionally guarantees the timely payment and performance of all rent, charges, and obligations of Tenant under the Lease and all other documents evidencing or securing the obligations under the Lease, including, without limitation, Tenant’s obligations to pay all Basic Rent and Additional Rent and to perform all maintenance and indemnity obligations under the Lease (collectively, the “Guaranteed Obligations”). This Guaranty is an absolute guaranty of payment and performance and not of collection. This Guaranty will survive the termination of the Lease and will continue in full force and effect with respect to any of Tenant’s obligations under the Lease which are not fully performed upon the termination of the Lease.

2. Rights of Landlord. Guarantor authorizes Landlord to, at any time and from time to time, in Landlord’s discretion, (a) release Tenant or any other person from its liability for all or any part of the Guaranteed Obligations; (b) participate in any settlement offered by Tenant or any guarantor, whether in liquidation, reorganization, receivership, bankruptcy or otherwise; (c) release, substitute or add any one or more guarantors or endorsers; (d) assign this Guaranty and/or the Guarantied Obligations in whole or in part; or (e) modify, extend and/or amend the Guarantied Obligations. Landlord may take any of the foregoing actions upon any terms and conditions as Landlord may elect, without giving notice to Guarantor or obtaining the consent of Guarantor and without affecting the liability of Guarantor to Landlord.

3. Independent Obligations. Guarantor’s obligations under this Guaranty are independent of those of Tenant or of any other guarantor. Landlord may bring a separate action against Guarantor without proceeding (either before, after or concurrently) against Tenant or any other guarantor or person or any security held by Landlord and without pursuing any other remedy. Landlord’s rights under this Guaranty shall not be exhausted by any action of Landlord until all of the Guarantied Obligations have been fully performed.

4. Waiver of Defenses. Guarantor waives all of the following, whether created or imposed by or under statute, common law, or otherwise:

4.1 Any right to require Landlord to proceed against Tenant or any other person or any security now or hereafter held by Landlord or to pursue any other remedy whatsoever.

4.2 Any defense based upon any legal disability of Tenant or any guarantor, or any discharge or limitation of the liability of Tenant or any guarantor to Landlord, or any restraint or stay applicable to actions against Tenant or any other guarantor, whether such disability, discharge, limitation, restraint or stay is consensual, or by order of a court or other governmental authority, or arising by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor-relief proceeding, or from any other cause.

4.3 All setoffs, counterclaims, presentment, demand, protest or notice of any kind, except for any notice which may be expressly required by the provisions of this Guaranty.

4.4 Any defense based upon the modification, renewal, extension or other alteration of the Guarantied Obligations, or of the documents executed in connection therewith.

4.5 Any defense based upon the negligence of Landlord, including, without limitation, the failure to file a claim in any bankruptcy of the Tenant or any guarantor.

4.6 Any defense based upon Landlord’s delay in enforcing this Guaranty.

4.7 All rights of subrogation, reimbursement, indemnity, all rights to enforce any remedy that Landlord may have against Tenant, and all rights to participate in any security held by Landlord for the Guarantied Obligations until the Guarantied Obligations have been paid and performed in full.

4.8 Any defense based upon or arising out of any defense that the Tenant or any other person may have to the performance of any part of the Guarantied Obligations other than Landlord’s breach or resulting from a termination of the Lease permitted under the Lease (other than a termination by Landlord following a default by Tenant).

4.9 Any defense based upon the death, incapacity, lack of authority or termination of existence or revocation hereof by any person or entity or persons or entities, or the substitution of any party hereto.

4.10 Any defense based upon or related to Guarantor’s lack of knowledge as to Tenant’s financial condition.

4.11 Any and all rights to revoke this Guaranty in whole or in part.

4.12 Any defense based upon any action taken or omitted by Landlord in any bankruptcy or other insolvency proceeding involving Tenant, including any election to have Landlord’s claim allowed as secured, partially secured or unsecured, any action taken by the Landlord in connection with a motion to assume, assign or reject the Lease, any extension of credit by the Landlord to the Tenant in any such proceeding, and the taking and holding by the Landlord of any security for any such extension of credit.

4.13 All rights and defenses arising out of an election of remedies by Landlord, even though that election of remedies impairs or destroys Guarantor’s right of subrogation and/or reimbursement against Tenant.

5. Bankruptcy. Until all of the Guarantied Obligations have been paid and performed in full or in the event the Lease is terminated in accordance with the terms of the Lease (other than a termination by Landlord following a default by Tenant), Guarantor shall not, without the prior written consent of Landlord, commence, or join with any other person in commencing, any bankruptcy, reorganization, or insolvency proceeding against Tenant. The obligations of Guarantor under this Guaranty shall not be altered, limited, or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Tenant, or by any defense Tenant may have by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding. No limitation upon or stay of the enforcement of any obligation of Tenant by virtue of any such proceeding shall limit or stay Landlord’s enforcement of Guarantor’s payment or performance of such obligation under this Guaranty. In furtherance of the foregoing, Guarantor agrees that if acceleration of the time for payment of any amount payable by Tenant under the Lease or in respect of the other Guarantied Obligations is stayed for any reason, all such amounts which would be subject to acceleration shall nonetheless be deemed to be accelerated for purposes of this Guaranty and the full amount thereof shall be payable by Guarantor hereunder forthwith upon demand.

6. Costs and Expenses. Guarantor agrees to pay, upon Landlord’s demand, Landlord’s reasonable out-of-pocket costs and expenses, including but not limited to attorneys’ fees, costs and disbursements, incurred in any effort to collect or enforce any of the Guarantied Obligations or this Guaranty, regardless whether any lawsuit is filed, and in the representation of Landlord in any insolvency, bankruptcy, reorganization or similar proceeding relating to Tenant or Guarantor. Until paid to Landlord, such sums will bear interest from the date such costs and expenses are incurred at the rate set forth in the Lease for past due obligations. The obligations of the Guarantor under this Section shall include payment of all such costs and expenses incurred by Landlord in enforcing any judgments.

7. Reinstatement. The liability of Guarantor hereunder shall be reinstated and revived, and the rights of Landlord will continue, with respect to any amount at any time paid on account of the Guarantied Obligations which Landlord is thereafter required to restore or return or which is avoided in connection with the bankruptcy, insolvency or reorganization of Tenant or otherwise, all as though such amount had not been paid. The determination as to whether any such payment or performance must be restored or returned will be made by the bankruptcy court having jurisdiction over Tenant. Further, upon demand from Landlord, Guarantor will restore or return such payment or performance directly on Landlord’s behalf in furtherance of Guarantor’s obligations hereunder. Landlord shall return or deliver this Guaranty to Guarantor upon the payment of the Guarantied Obligations. If this Guaranty is returned to Guarantor or is otherwise released, then the provisions of this Guaranty shall survive such return or release if the liability of Guarantor is reinstated or revived in connection with this Section 7 notwithstanding such return or release until the Guarantied Obligations are satisfied in full without any requirement of Landlord to restore or return any portion thereof that has been received by Landlord.

8. Subordination. Any indebtedness of Tenant to Guarantor now or hereafter existing shall be, and such indebtedness hereby is, deferred, postponed and subordinated to payment and performance of the Guarantied Obligations. Any payment made to Guarantor by Tenant or any third party with respect to the indebtedness subordinated hereunder at any time when an Event of Default exists under the Lease or while any Guarantied Obligations are otherwise then payable or performable shall be held in trust by Guarantor for the benefit of Landlord and shall be turned over to Landlord immediately upon receipt thereof for application by Landlord against the Guarantied Obligations. Any lien, charge or claim which Guarantor now has or hereafter may have on or to any real or personal property of Tenant (including without limitation any real property subject of the Lease, the personal property located thereon, any rights therein and related thereto, and the revenue and/or income realized therefrom) and any security for any loans, advances or other indebtedness of Tenant to Guarantor, shall be, and hereby is, subordinated to the payment and performance of the Guarantied Obligations.

9. Representations and Warranties. Guarantor makes the following representations and warranties, which, unless otherwise expressly specified herein, are deemed to be continuing representations and warranties until payment and performance in full of the Guarantied Obligations.

9.1 Guarantor has all the requisite power and authority to execute, deliver and be legally bound by this Guaranty on the terms and conditions herein stated.

9.2 Guarantor has all the requisite power and authority to transact any other business with Landlord as necessary to fulfill the terms of this Guaranty.

9.3 This Guaranty constitutes the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms.

9.4 Neither the execution and delivery of this Guaranty nor the consummation of the transaction contemplated hereby will, with or without notice and/or lapse of time, (a) constitute a breach of any of the terms and provisions of any note, contract, document, agreement or undertaking, whether written or oral, to which Guarantor is a party or to which Guarantor’s property is subject; (b) accelerate or constitute any event entitling the holder of any indebtedness of Guarantor to accelerate the maturity of any such indebtedness; or (c) conflict with or result in a breach of any writ, order, injunction or decree against Guarantor of any court or governmental agency or instrumentality.

9.5 No consent of any other person not heretofore obtained and no consent, approval or authorization of any person or entity is required in connection with the valid execution, delivery or performance by Guarantor of this Guaranty.

9.6 Guarantor will receive a material benefit from the leasing of the Premises to Tenant and the consideration received by Guarantor for this Guaranty is sufficient in all respects.

9.7 Neither this Guaranty nor any other statement furnished by Guarantor to Landlord in connection with the transactions contemplated hereby (including, without limitation, any financial statements or other business information) contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein true and not misleading.

Furthermore, Guarantor represents and warrants that, as of the date of this Guaranty and not as a continuing representation or warranty, and to Guarantor’s actual knowledge without investigation, neither the execution and delivery of this Guaranty nor the consummation of the transaction contemplated hereby will conflict with or be prohibited by any federal, state, local or other governmental law, statute, rule or regulation applicable to Guarantor. For purposes hereof, the phrase “to Guarantors actual knowledge” shall mean the actual knowledge of Wayne Monie and Kevin Woodward.

10. Joint and Several Liability. The obligations, waivers, promises, representations and warranties set forth herein are the joint and several undertakings of each Guarantor executing this Guaranty as a Guarantor and of any other guarantors or other persons or entities obligated from time to time with respect to the Guarantied Obligations. Landlord may proceed hereunder against any one or more of said Guarantors without waiving its rights to proceed against any of the others.

11. Inducement; No Assignment. Guarantor acknowledges that the undertakings given in this Guaranty are given in consideration of Landlord’s entering into the Lease and that Landlord would not enter into the Lease but for the execution and delivery of this Guaranty. Guarantor’s obligations hereunder are personal to Guarantor and Guarantor may not assign or delegate any of its obligations under this Guaranty without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion.

12. Guarantor Information. Upon request by Landlord but in no event more than twice per calendar year, and provided Landlord and any party which will have access to such financial statements first executes a confidentiality agreement in form reasonably acceptable to Guarantor, Guarantor shall deliver to Landlord the financial statements of Guarantor, as reasonably requested by Landlord, audited if available, for the most recent fiscal year for which Guarantor has such statements prepared.

13. Tenant’s Financial Condition. Guarantor is relying upon its own knowledge and has made such investigation as Guarantor has deemed necessary with respect to Tenant’s financial condition. Guarantor assumes full responsibility for keeping fully informed of the financial condition of Tenant and all other circumstances affecting Tenant’s ability to pay and perform its obligations under the Lease, and agrees that Landlord will have no duty to report to Guarantor any information which Landlord receives about Tenant’s financial condition or any circumstances bearing on Tenant’s ability to perform. Guarantor agrees that Landlord has made no representations or assurances regarding Tenant’s financial condition or Tenant’s ability to pay and perform Tenant’s obligations under the Lease.

14. Default. The occurrence of any one or more of the following events shall, at the election of Landlord, be deemed an event of default under this Guaranty: (a) Guarantor fails to pay any monetary Guarantied Obligation that has accrued and is past due within five days after written demand from Landlord; (b) Guarantor fails to perform any non-monetary Guarantied Obligation that has accrued within 15 days after written demand therefor from Landlord (or, if Guarantor is not able through the use of commercially reasonable efforts to perform such Guarantied Obligation within a 15 day period, if Guarantor does not commence to perform such obligation within such 15 day period and diligently pursue such performance to completion within an additional 60 days after the expiration of the initial 15 day period); (c) Guarantor fails or neglects to perform, keep or observe any other term, provision, agreement or covenant contained in this Guaranty; (d) the commencement of any liquidation, reorganization, receivership, bankruptcy, assignment for the benefit of creditors or other similar proceeding by or against Guarantor; (e) if any representation or warranty made in this Guaranty shall be or become false in any material respect; or (f) the dissolution or termination of the Guarantor. Upon the occurrence of an event of default under this Guaranty, Landlord may, in its sole discretion, in addition to any other right or remedy provided by law or at equity, all of which are cumulative and non-exclusive, proceed to suit against the Guarantor.

15. Transfer by Landlord. Landlord may sell, assign, or otherwise transfer its interest in the Premises, the Lease or this Guaranty at any time. If Landlord transfers (other than for collateral security purposes) the ownership of Landlord’s interest in the Lease, this Guaranty shall, unless Landlord elects otherwise in writing, automatically apply in favor of the transferee with respect to all Guarantied Obligations arising or accruing from and after the date of the transfer. In addition, this Guaranty shall remain in full force and effect in favor of the transferor with respect to all Guarantied Obligations arising or accruing under the Lease prior to the date of the transfer including, without limitation, all Guarantied Obligations relating to Tenant’s indemnity and insurance obligations (and similar obligations) under the Lease with respect to matters arising or accruing during the transferor’s period of ownership.

16. Severability. If any one or more of the covenants, provisions or terms of this Guaranty is, in any respect, held to be invalid, illegal or unenforceable for any reason, the remaining portion thereof and all other covenants, conditions, provisions, and terms of this Guaranty will not be affected by such holding, but will remain valid and in force to the fullest extent permitted by law.

17. Notices. All notices, demands and other communications with, to, from or upon the Guarantor and the Landlord required or permitted hereunder shall be in writing, addressed to the parties at their respective addresses as follows: (a) with respect to Landlord, to the notice addresses for Landlord under the Lease; and (b) with respect to Guarantor, unless a separate notice address is specified on the signature page of this Guaranty, to Guarantor in care of Tenant at the notice address for Tenant under the Lease; or (c) as to either, at such other address as shall be designated in a written notice to the other complying with the terms of this Section. All such communications shall be deemed effective upon the earliest of (i) actual delivery if delivered by personal delivery with a receipt for delivery; (ii) four (4) business days following deposit, first class postage prepaid, with the United States mail; (iii) if sent by certified postage prepaid mail, upon the earliest to occur of (A) four (4) business days following deposit thereof in the United States mail, or (B) receipt (or refusal to accept delivery); or (iv) on the next Business Day after deposit with an overnight air courier with request for next business day delivery.

18. Estoppel. At any time that Tenant is required to furnish a certificate pursuant to the Lease, Guarantor, by guarantying the terms and conditions of the Lease, agrees that Guarantor, upon twenty (20) days prior written request to Tenant or Guarantor, shall certify (by written instrument, duly executed, acknowledged and delivered to Landlord and to any third person designated by Landlord in such request) that Guarantor concurs with the statements set forth in said certificate by Tenant and that this Guarantee remains in full force and effect. Failure to deliver such certificate to Landlord (and any such designated third party) within such twenty (20) day period shall constitute automatic approval of the requested certificate as though such certificate had been fully executed and delivered by Guarantor to Landlord and such designated third party.

19. Miscellaneous. No provision of this Guaranty or Landlord’s rights hereunder may be waived or modified nor can Guarantor be released from its obligations hereunder except by a writing executed by Landlord. No such waiver shall be applicable except in the specific instance for which given. No delay or failure by Landlord to exercise any right or remedy against Tenant or Guarantor will be construed as a waiver of that right or remedy. All remedies of Landlord against Tenant and Guarantor are cumulative. This Guaranty shall be governed by and construed under the laws of the State in which the Premises is located. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor and Landlord. The term “Tenant” will mean not only the Tenant named herein but also any other person or entity at any time occupying all or any portion of the Premises or assuming or otherwise becoming liable (other than as a guarantor) for all or any part of the Guarantied Obligations. This Guaranty constitutes the entire agreement between Guarantor and Landlord with respect to its subject matter, and supersedes all prior or contemporaneous agreements, representations and understandings. All headings in this Guaranty are for convenience only and shall be disregarded in construing the substantive provisions of this Guaranty.

[Signature page follows.]

IN WITNESS WHEREOF, this Guaranty has been duly executed on behalf of Guarantor and delivered to Landlord as of the date set forth above, to be effective as of the Effective Date set forth in the Lease.

GUARANTOR:

LCSI Holding, Inc., a Delaware corporation

By:
Print Name:
Title:

EXHIBIT “I”

Form of Subordination, Non-Disturbance and Attornment Agreement

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of             , 200    , among                     , a                      (“Lender”), Opus Northwest, L.L.C., a Delaware limited liability company (“Lessor”), and TPI Iowa, LLC, a Delaware limited liability company (“Lessee”).

Recitals:

A. Lessor and Lessee have entered into that certain Net Lease Agreement dated as of             , 2007 (the “Lease”), concerning certain premises (the “Premises”), to be constructed on that certain real property in Newton, Iowa, which is legally described on the attached Exhibit A (the “Land”).

B. As security for a loan from Lender to Lessor in the original principal amount of          (the “Loan”), Lessor is mortgaging the Land to Lender under a [Combination Mortgage, Security Agreement and Fixture Financing Statement dated             , 200    ], recorded in the office of the County Recorder of Jasper County, Iowa, as document number              (as now or hereafter increased, amended, modified, supplemented, consolidated, replaced, substituted, extended and/or renewed, the “Mortgage”).

C. Lender has required the execution of this Agreement as a condition to making any disbursements of Loan proceeds to finance the costs of the improvements to the Premises and Lessee has required the execution of this Agreement as a condition to subordinating Lessee’s Lease to the Mortgage.

D. Lender, Lessor and Lessee have agreed to the following with respect to their mutual rights and obligations pursuant to and under the Lease and the Mortgage.

NOW, THEREFORE, the parties hereby agree as follows:

1. Subordination. Subject to the terms of this Agreement, including without limitation Section 2 of this Agreement, all of Lessee’s right, title and interest in and to the Premises, the Lease and all rights of Lessee under the Lease are and shall remain unconditionally subject and subordinate to the Mortgage in all respects.

2. Non-Disturbance. Provided that the Lease is then in full force and effect and Lessee is not then in default under the Lease beyond any applicable grace or cure periods provided in the Lease, Lessee’s rights under the Lease, including the right to use and occupy the Premises shall not be disturbed for any reason, except as provided in the Lease, and the Lease shall not be extinguished or terminated by an action or proceeding to foreclose or otherwise enforce the Mortgage or by a conveyance in lieu of foreclosure, but rather, the Lease shall continue in full force and effect and the owner of the Premises following a foreclosure sale or conveyance in lieu of foreclosure (“New Owner”) shall recognize and accept Lessee as the tenant under the Lease.

3. Attornment. Upon Lessee’s receipt of notice that Lender or any other party has become the New Owner and subject to the terms of Section 2 above of this Agreement, Lessee will attorn to and recognize such New Owner as its substitute lessor under the Lease. Lessee’s attornment to and recognition of New Owner pursuant to this Agreement will be effective and self-operative immediately upon Lessee’s receipt of such notice without the execution or delivery of any further instrument. Upon New Owner’s or Lessee’s request, Lessee and New Owner will execute and deliver an instrument acknowledging the validity of the Lease and New Owner’s obligations as the Landlord thereunder and Lessee’s attornment to and recognition of New Owner.

4. New Owner. New Owner will be bound, as the lessor, to Lessee under all covenants and conditions of the Lease for the remainder of the term of the Lease and any renewal or extension thereof pursuant to the terms of the Lease, which (provided the Lease is then in full force and effect and Lessee is not then in default under the Lease beyond any applicable grace or cure periods provided in the Lease) New Owner shall be deemed to have agreed to assume and perform by acquiring title to and possession of the Land, and Lessee shall, from and after the date New Owner succeeds to the interest of the “landlord” under the Lease, have the same remedies against New Owner for the breach of any covenant contained in the Lease that Lessee might have had under the Lease against Lessor if New Owner had not succeeded to the interest of the “landlord”, except that New Owner:

a. will not be bound by any amendment, supplement or other modification of the Lease which was not consented to in writing by Lender;

b. will not be liable for any act, omission, or breach by any lessor under the Lease which occurs prior to the date (“Acquisition Date”) New Owner acquires title to and possession of the Land, nor subject to any right of set-off or defense which Lessee may have against any prior lessor, provided that New Owner will be: (1) subject to any right of set-off from rent which the Lease expressly affords to Lessee, to the extent Lessee has, in accordance with the notice provisions of the Lease and this Agreement, timely delivered written notice to Lender of the default giving rise to such right of set-off and has afforded the time period specified in the Lease for Lessor to cure such default; and (2) obligated to cure any continuing default under the Lease to the extent such default remains uncured after the Acquisition Date, provided that the term “continuing default” shall not include any failure by a prior Lessor to pay any money owed to Lessee with respect to any period prior to the Acquisition Date (except as provided in subsection (1) of this paragraph); provided, further, that Lessee has, in accordance with the notice provisions of the Lease and this_ Agreement, timely delivered written notice to Lender of said default and has afforded the time period specified in the Lease for Lessor to cure such default prior to the Acquisition Date;

c. will not be personally liable in any respect under the Lease.

5. Miscellaneous.

a. Notices. All notices under this Agreement must be in writing and must be sent by personal delivery, by United States registered or certified mail (postage prepaid), by facsimile (with a copy sent the same day by one of the other prescribed methods of delivery) or by an independent overnight courier service, addressed to the addresses specified below or at such other place as a party may designate to the other parties by written notice given in accordance with this section. Notices given by mail are deemed effective three business days after the party sending the notice deposits the notice with the United States Post Office. Notices given by facsimile are deemed effective on the day transmitted. Notices delivered by courier are deemed effective on the next business day after the day the party delivering the notice timely deposits the notice with the courier for overnight (next day) delivery.

If to Lender

If to Lessor:	Opus Northwest, L.L.C. 10350 Bren Road West Minnetonka, Minnesota 55343 Attn: Vice President

with copies to:	Opus, L.L.C. 10350 Bren Road West Minnetonka, Minnesota 55343 Attn: Legal Department – Brad J. Osmundson

and

Daspin & Aument, LLP 227 West Monroe Street, Suite 3500 Chicago, Illinois 60606

Attn: D. Albert Daspin

If to Lessee:	TPI Iowa, LLC 8501 North Scottsdale Road, Suite 280 Scottsdale, Arizona 85258 Attn: Mr. Wayne Monie

with a copy to:	Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 Attn: David Henkel, Esq.

b. Notice of Default. Lessee will provide to Lender each notice of default by Lessor, as and when it provides such notice to Lessor, and Lender will have the right, but not the obligation, to cure any such default within the time provided in the Lease to Lessor to cure such default. Lessee agrees not to exercise any of its remedies in connection with any default notice to Lessor until the expiration of the cure period provided to Lessor under the Lease, and Lessee agrees to accept any cure from Lender as if made by Lessor. Notwithstanding the foregoing, unless Lender otherwise agrees in writing to assume any obligations of Lessor under the Lease or Lender becomes the New Owner, Lessor shall remain solely liable to perform Lessor’s obligations under the Lease, both before and after Lender’s exercise of any cure right under this Agreement.

c. No Advance Rent. Except as may be required by the Lease, Lessee will not pay the rent or any other sums due under the Lease more than one month in advance, except with the written consent of Lender.

d. Insurance and Condemnation Proceeds. All condemnation awards and insurance proceeds paid or payable with respect to the Premises and received by Lessee and Lessor as co-trustees shall be applied and paid in the manner set forth in the Lease.

e. Assignment of Rents. Lessor and Lessee acknowledge that Lender is entitled, pursuant to an Assignment of Leases and Rents executed by Lessor in favor of Lender, to receive and collect all rent payable under the Lease directly from Lessee. Lessee agrees to pay all of said rent directly to Lender upon receipt of a written request from Lender. Until Lessee receives such request from Lender, Lessee will pay all of said rent to Lessor in accordance with the provisions of the Lease. Upon Lessee’s receipt of such request, Lessee will not be required to determine whether Lessor is in default under the Loan or the Mortgage. Lessor acknowledges that Lessee’s payment to Lender of rent due under the Lease in accordance with Lender’s directions, without inquiry on the part of Lessee, shall constitute payment as required by the Lease for all purposes notwithstanding any countervailing instruction from Lessor at the time of Lender’s request.

f. No Modification or Termination. Lessor will not cancel or terminate the Lease or amend, modify, supplement, or in any manner alter any of its terms without the prior written consent of Lender, except pursuant to its terms.

g. Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns, including any New Owner.

h. Governing Law. This Agreement and the Lease will be governed by and construed and interpreted in accordance with the internal laws of the State of Iowa.

i. Counterparts. This Agreement may be signed in counterparts and each counterpart shall be effective as an original when counterparts have been signed by all parties.

k. Lessee’s Fixtures. Neither the Mortgage nor any other security interest executed in connection with the Mortgage shall cover or be construed as subjecting in any manner to the lien of the Mortgage, any trade fixtures, signs or other personal property at any time furnished or installed by or for Lessee or its subtenants or licensees on the Premises regardless of the manner or mode of attachment, including any of Tenant’s Removable Property (as such term is defined in the Lease).

[Signature page follows.]

IN WITNESS WHEREOF, this Subordination, Non-Disturbance and Attornment Agreement has been duly executed as of the day and year first above written.

By:
Its:

STATE OF MINNESOTA)

	)	ss.

COUNTY OF	)

The foregoing was acknowledged before me this      day of             , 20    , by              the             of             , a             , on behalf of the             .

Notary Public

OPUS NORTHWEST, L.L.C.

By:
Its:

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)

The foregoing was acknowledged before me this    day of            , 20    , by            the            of Opus Northwest, L.L.C., a Delaware limited liability company, on behalf of the limited liability company.

Notary Public

TENANT:

TPI Iowa, LLC, a Delaware limited liability company

By:	LCSI Holding, Inc., as its sole manager and member

By:

Its:

STATE OF	)
	)	ss.
COUNTY OF	)

The foregoing was acknowledged before me this    day of            , 20    , by            the            of LCSI Holding, Inc., as sole manager and member of TPI Iowa, LLC, a Delaware limited liability company, on behalf of the corporation and the limited liability company.

Notary Public

EXHIBIT A

Legal Description

Parcel 1:

Parcel “A” of the Southwest Quarter of the Southeast Quarter of Section Fourteen, AND Parcel “B” of the West half of the Northeast Quarter of Section Twenty-three, all in Township Eighty North, Range Nineteen West of the Fifth P.M., Jasper County, Iowa, as appears in (Corrected) Plat of Survey of record in Book 1154, Page 299 in the Office of the County Recorder of Jasper County, Iowa.

AND

Parcel 2:

Parcel “B” of the Southeast Quarter of the Southeast Quarter of Section Fourteen, AND Parcel “A” of Lot “A” of the East half of Section Twenty-three, as appears in Plat Book “B”, at Page 56, all in Township Eighty North, Range Nineteen West of the Fifth P.M., Jasper County, Iowa, as appears in the (Corrected) Plat of Survey of record in Book 1154, Page 299 in the Office of the County Recorder of Jasper County, Iowa.

I-A-1

EXHIBIT “J”

Items of Property Tenant May Remove

J-1

EXHIBIT “K”

Landlord Consent

Landlord Consent

Dated as of                , 20

Reference is hereby made to the Lease dated            ,    (as amended, the “Lease”), by and between            , as landlord (the “Landlord”), and             , as tenant (the “Tenant”), regarding the real estate leased by Tenant and located at                     (the “Premises”)

The Tenant has informed the Landlord that the Tenant has requested Sovereign Bank (the “Lender”) to extend certain loans to the Tenant (the “Loan”) and that if the Lender makes the Loan to the Tenant, it will do so in material reliance on the representations and undertakings set forth in this Consent. The Landlord understands that the Loan will be secured by, among other things, all of the Tenant’s tangible and intangible personal property (collectively, the “Collateral”), now owned or hereafter acquired. The Collateral shall not include, without limitation, any security deposit required of Tenant under the Lease and any property owned by Landlord as described in the Lease, including, without limitation, fixtures or equipment which constitutes a part of the Premises such as heating, ventilation, air- conditioning, plumbing, mechanical, electrical, or other equipment that is so affixed or related to the Premises that it constitutes real property.

The Landlord hereby certifies and confirms to and agrees with the Lender as follows:

1. The Landlord hereby consents to the Tenant’s grant to the Lender of a security interest in the Collateral and subordinates to the Lender any and all liens and all rights which the Landlord now has or may hereafter acquire in the Collateral, whether by contract or otherwise, and agrees that the Collateral is and shall remain personal property of the Tenant at all times while the Loan remains outstanding.

2. Subject to the rights of Tenant, the Landlord, at all times during the time period set forth in the following sentence, consents to the entry by Lender and its agents and representatives onto the Premises to inspect, remove or dispose of the Collateral, including for purposes of conducting a sale of the Collateral on the Premises. In the event the Lease shall be terminated, as a result of the Tenant’s default or otherwise, Landlord shall, either before or after such termination, give the Lender notice of such termination, and the Lender or its representatives shall have the right to enter onto the Premises for the purposes provided in the first sentence of this paragraph 2 for a period not exceeding thirty (30) days after such notice, provided that prior to entry for any purpose, including any sale, the Lender and its agents and representatives provide liability insurance coverages, naming the Landlord as an additional insured, consistent with limits and types to the liability insurance required of Tenant under the Lease, and provided that for the period that the Lender occupies the Premises, the Lender shall pay rent at the per diem rate based on the monthly rent set forth in the Lease and shall otherwise be bound by the terms of the Lease. The Lender hereby agrees that in the event that any of the Collateral remains in the Premises after the expiration of the 30-day period for Lender to enter the Premises as aforesaid, then, at the Landlord’s option, the Collateral may thereafter be removed and retained or disposed of by the Landlord without regard to Lender’s security interest and without being liable therefor.

3. If Lender elects to enter the Premises subject to and in accordance with the conditions and limitations set forth herein, it shall promptly remove all Collateral from the Premises, and in no event shall Lender be permitted to operate the business of Tenant at the Premises. Further, Lender agrees to (i)

assume rent liability when Lender enters the Premises to protect or remove the Collateral, which liability shall be a sum equal to the daily per diem of the monthly rental figure (including additional charges) stipulated in the Lease, plus the per diem cost to heat and secure the Premises; (ii) observe Landlord’s reasonable rules and regulations for the Premises and exercise diligent efforts to avoid any breach of the peace in exercising any of Lender’s rights hereunder; (iii) repair any damage to the Premises which occurs in connection with the exercise of any of Lender’s rights hereunder; and (iv) defend, indemnify and hold harmless Landlord and its agents from and against all losses, costs, damages, liabilities, claims, disputes and expenses, (including, without limitation, attorneys’ fees and costs), suffered or incurred by Landlord arising from Lender’s exercise of any of its rights hereunder, including, without limitation, a sale of the Collateral. Landlord shall have the right, but not the obligation, to have its representatives observe Lender’s entry into the Premises, removal of any Collateral therefrom and the repair of damage, but in any case Lender’s actions shall be taken at the sole risk of Lender.

4. Tenant consents to the foregoing.

5. The Landlord has not so assigned, transferred or hypothecated its interest under the Lease such that Landlord does not have the full right, power and authority to execute and deliver this Consent.

6. This Consent shall be governed and controlled by and interpreted under the laws of the State of Iowa and shall inure to the benefit of and be binding upon the successors and assigns of the Landlord, the Tenant and the Lender. The parties waive any right to trial by jury in any action or proceedings based on or pertaining to this Consent.

7. Whenever, by the terms of this Consent, notices are to be given to any party, such notices shall be in writing and shall be sent by registered or certified mail, postage pre-paid, return receipt requested, or by a recognized overnight delivery service such as Federal Express, to the parties at their addresses listed on the signature page hereto. All notices shall be deemed given three (3) business days following deposit in the United States mail with respect to certified or registered letters, one (1) business day following deposit if delivered to an overnight courier guaranteeing next day delivery and on the same day if sent by personal delivery or telecopy (with proof of transmission). Attorneys for each party shall be authorized to give notices for each such party. Any party may change its address for the service of notice by giving written notice of such change to the other party, in any manner above specified.

8. Nothing contained herein shall modify, amend or release any of the obligations of the Tenant under the Lease, and the Tenant shall remain fully and completely liable and obligated with respect thereto.

9. Lender shall pay all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord as a result of any violation by Lender of any of the provisions of this Consent.

10. This Consent may be executed in any number of counterparts, each of which shall constitute an original for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed, under seal, by their duly authorized representatives as of the date first above written.

[Landlord]		[Lender]

By:		By:
	(Signature)		(Signature)

Its:		Its:
	(Printed Name and Title)		(Printed Name and Title)

Address:		Address:

Attention:		Attention:

[Tenant]

By:
(Signature)

Its:
(Printed Name and Title)

Address:

Attention:

EXHIBIT “L”

Form of Memorandum of Lease

-----------------------------------------------------Reserved for Recording Data-----------------------------------------------------

This document was prepared by

and upon recording return to:

D. Albert Daspin

Daspin & Aument, LLP

227 West Monroe Street, Suite 3500

Chicago, Illinois 60606

MEMORANDUM OF LEASE

This Memorandum of Lease (“Memorandum”), dated as of November 13, 2007, is made by and between Opus Northwest, L.L.C., a Delaware limited liability company (“Landlord”), and TPI Iowa, LLC, a Delaware limited liability company (“Tenant”).

RECITALS:

A. By that certain Net Lease Agreement (Build-to-Suit) dated as of November 13, 2007 (“Lease”), by and between Landlord and Tenant, Landlord leased to Tenant and Tenant leased from Landlord, upon and subject to the terms and provisions contained in the Lease, certain premises (“Demised Premises”), including the improvements thereon, located in Newton, Iowa, as more particularly described in Exhibit A attached hereto and made a part hereof.

B. Landlord and Tenant desire to execute and record this Memorandum for the purpose of giving notice of the existence of the Lease.

C. Unless otherwise provided herein, all capitalized words and terms in this Memorandum shall have the same meanings ascribed to such words and terms as in the Lease.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Premises.

For and in consideration of the rents reserved and of the covenants and agreements contained in the Lease, Landlord has leased unto Tenant and Tenant has leased from Landlord the Demised Premises.

2.	Term.

The initial Term of the Lease is for a period commencing on the date the Initial Improvements are Substantially Completed and expiring on the last day of the one hundred twentieth (120th) full calendar month of the Term, unless the Lease (a) shall sooner end and terminate as provided in the Lease, or (b) be extended pursuant to the option periods provided in the Lease (i.e., two (2) option periods of five (5) years each), at a rental and upon the terms, provisions, covenants and conditions set forth in the Lease.

3.	Permitted Use.

The Demised Premises shall be used for manufacturing, assembling, storing and distributing composite fan blades and all legal uses incidental thereto, in compliance with all applicable laws, and for no other use or purpose whatsoever.

4.	Memorandum of Lease.

This Memorandum is executed for the purposes of giving notice of the existence of the Lease. The Lease is deemed to be a material part hereof as though set forth in length herein. Whenever a conflict of provisions between this Memorandum and the Lease shall occur, the provisions of the Lease shall govern. This Memorandum may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.	Miscellaneous.

Upon the expiration or earlier termination of the Lease, this Memorandum of Lease shall automatically terminate without further act of the parties hereto, and upon request by Landlord, Tenant shall execute any documents reasonably required to evidence such termination and to remove any exceptions to Landlord’s title resulting from the Lease. If Tenant fails to so execute any such documents, then Tenant irrevocably constitutes and appoints Landlord as Tenant’s agent and attorney-in-fact to execute and deliver such documents, which appointment includes full power of substitution and shall be deemed to be coupled with an interest.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum to be executed as of the day and year first above written.

TENANT:		LANDLORD:

TPI Iowa, LLC,		Opus Northwest, L.L.C.,
a Delaware limited liability company		a Delaware limited liability company

By:	LCSI Holding, Inc., as sole manager and member

	By:	By:

	Its:	Its:

STATE OF	)
	)	SS:
COUNTY OF	)

BEFORE ME, a Notary Public in and for said County and State, this day personally appeared Opus Northwest L.L.C., a Delaware limited liability company, by            , its            , who acknowledged that he executed the within instrument and further acknowledged that such signing was his free act and deed both individually and in his capacity as            of said limited liability company.

WITNESS my signature and Notarial Seal at            ,        , this    day of November, 2007.

[Seal]	Notary Public

STATE OF	)
	)	SS:
COUNTY OF	)

BEFORE ME, a Notary Public in and for said County and State, this day personally appeared TPI Iowa, LLC, a Delaware limited liability company, by LCSI Holding, Inc., its sole manager and member, by            , its            , who acknowledged that he executed the within instrument and further acknowledged that such signing was his free act and deed both individually and in his capacity as            of said corporation, as sole manager and member of said limited liability company.

WITNESS my signature and Notarial Seal at            ,         , this    day of November, 2007.

[Seal]	Notary Public

EXHIBIT A

Legal Description of the Demised Premises

Parcel 1:

Parcel “A” of the Southwest Quarter of the Southeast Quarter of Section Fourteen, AND Parcel “B” of the West half of the Northeast Quarter of Section Twenty-three, all in Township Eighty North, Range Nineteen West of the Fifth P.M., Jasper County, Iowa, as appears in (Corrected) Plat of Survey of record in Book 1154, Page 299 in the Office of the County Recorder of Jasper County, Iowa.

AND

Parcel 2:

Parcel “B” of the Southeast Quarter of the Southeast Quarter of Section Fourteen, AND Parcel “A” of Lot “A” of the East half of Section Twenty-three, as appears in Plat Book “B”, at Page 56, all in Township Eighty North, Range Nineteen West of the Fifth P.M., Jasper County, Iowa, as appears in the (Corrected) Plat of Survey of record in Book 1154, Page 299 in the Office of the County Recorder of Jasper County, Iowa.

L-A-1

FIRST AMENDMENT TO NET LEASE AGREEMENT

(Build-to-Suit)

THIS FIRST AMENDMENT TO NET LEASE AGREEMENT (Build-to-Suit) (“First Amendment”) is made and entered into as of July 26, 2008 (the “Effective Date”), by and between Opus Northwest, L.L.C., a Delaware limited liability company (“Landlord”), and TPI Iowa, LLC, a Delaware limited liability company (“Tenant”).

RECITALS:

A. By that certain Net Lease Agreement (Build-to-Suit) dated November 13, 2007 (the “Original Lease”) between Landlord and Tenant, Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord, a certain parcel of land consisting of approximately 33.7 acres, in Newton, Iowa, together with the industrial building and other improvements to be constructed thereon.

B. Landlord and Tenant desire to amend the Original Lease to (i) specify the Final Plans and Specifications (as defined in the Original Lease) and (ii) specify certain Tenant’s Removable Property (as defined in the Original Lease), all as more particularly set forth herein.

C. The Original Lease and this First Amendment are sometimes hereinafter collectively referred to as the “Lease,” and all references to the “Lease” shall mean the Lease, as amended, whether or not such reference shall expressly refer to such amendment. Unless otherwise provided herein, all capitalized words and terms used herein shall have the same meanings ascribed to such words and terms as in the Lease.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Landlord and Tenant acknowledge and agree that the Final Plans and Specifications for the Initial Improvements have been approved by Landlord and Tenant and a description thereof is attached hereto and made a part hereof as Exhibit C. Such description of the Final Plans and Specifications shall also be deemed by execution of this First Amendment to have been initialed by each party and is hereby attached to the Lease as Exhibit “C,” pursuant to the terms of Section 2.1 of the Original Lease.

2. Landlord acknowledges and agrees that the items described on Schedule 1 attached hereto and made a part hereof have been or will be installed in the Demised Premises by Landlord or Tenant and shall, for all purposes of the Lease, constitute Tenant’s Removable Property, as described in Section 2.10(c) of the Original Lease. Without limitation of the requirements of Section 2.10(c) of the Original Lease, when Tenant removes such items, Tenant shall restore the damage caused by such removal as further described on Schedule 1 attached hereto.

3. Except as otherwise expressly provided in this First Amendment, all provisions of the Lease remain in full force and effect and are not modified by this First Amendment, and the parties hereby ratify and confirm each and every provision thereof.

4. This First Amendment contains the entire agreement between the parties with respect to the subject matter herein contained and all preliminary negotiations with respect to the subject matter herein contained are merged into and incorporated in this First Amendment and all prior documents and correspondence between the parties with respect to the subject matter herein contained are superseded and of no force or effect, other than the Lease.

5. This First Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and permitted assigns under the Lease.

6. The parties acknowledge and agree that no broker is entitled to any commission as a result of this First Amendment.

7. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. Landlord and Tenant acknowledge and agree that LCSI Holding, Inc., a Delaware corporation, as guarantor of the Lease, has received notice of, and has consented to, the terms and provisions of this First Amendment in the form attached hereto and made a part hereof as Exhibit A.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the Effective Date.

LANDLORD:

OPUS NORTHWEST, L.L.C.

By:	/s/ Tom Shaver

Name:	Thomas G. Shaver

Its:	Vice President Real Estate Development

TENANT:

TPI IOWA, LLC

By:	/s/ Wayne G Monie

Name:	Wayne G. Monie

Its:	COO

EXHIBIT A

GUARANTOR CONSENT TO

FIRST AMENDMENT TO NET LEASE AGREEMENT

(Build-to-Suit)

The undersigned covenants and agrees that its obligations pursuant to that certain Guaranty of Lease dated as of November 13, 2007, as to the terms and provisions of that certain Net Lease Agreement (Build-to-Suit) dated as of November 13, 2007, by and between Opus Northwest, L.L.C., a Delaware limited liability company (“Landlord”) and TPI Iowa, LLC, a Delaware limited liability company (“Tenant”), shall remain in Ml force and effect, notwithstanding that certain First Amendment to Net Lease Agreement (Build-to-Suit) dated as of July 26, 2008, by and between Landlord and Tenant, receipt of which is hereby acknowledged by the undersigned.

GUARANTOR:

LCSI HOLDING, INC., a Delaware corporation

By:	/s/ Wayne G Monie

Its:	COO

A-1

SCHEDULE 1

Tenant’s Removable Property

ITEM	RESTORATION OBLIGATIONS

Production Area HVAC Units	- Installation of suitable supplemental heating system in production area
- Patch holes in roof and perform other necessary roof repairs
- Removal of ductwork and electrical feeds to removed units

Crane Steel	- Repair slab if damaged

Electric Generator and Emergency Switch Gear	- Termination of all wiring
- Re-wire fire pump to comply with all applicable legal requirements
- Installation of battery-powered emergency lighting throughout
- Re-wiring of other building components on back-up power (lighting, etc.)

Schedule 1 Page 1

EXHIBIT C

Description of the Final Plans and Specifications

Project Specifications prepared by Opus Northwest Construction, Sections 1-15 dated 01-18-08.

Project Specifications prepared by Opus Northwest Construction, Section 16 dated 01-25-08.

“Fire Protection Requirements as a Result of Hazardous Materials” Memorandum prepared by Summit Fire Consulting dated January 25, 2008.

Exhibit “C-1” – Scope Clarifications to the Final Plans and Specifications dated 05-27-08.

Exhibit “C-2” - TPI Composites Equipment Schedule dated 02-12-08.

Architectural Plans prepared by Opus Architects & Engineers:

SHEET NUMBER	DESCRIPTION	DATE
T1	TITLE SHEET	4/14/08
A0.1	LIFE SAFETY PLAN	4/14/08
A1.1	ARCHITECTURAL SITE PLAN	4/14/08
A1.2	ARCHITECTURAL SITE DETAILS	4/14/08
A2.1	PARTIAL FLOOR PLAN AREA “A”	4/14/08
A2.2	PARTIAL FLOOR PLAN AREA “B”	4/14/08
A2.3	PARTIAL FLOOR PLAN AREA “C”	4/14/08
A2.4	PARTIAL ROOF PLAN AREA “A”	4/14/08
A2.5	PARTIAL ROOF PLAN AREA “B”	4/14/08
A2.6	PARTIAL ROOF PLAN AREA “C”	4/14/08
A2.7	ENLARGED FLOOR PLANS	4/14/08
A2.8	ENLARGED FLOOR PLANS	4/14/08
A3.1	EXTERIOR ELEVATIONS	4/14/08
A3.2	EXTERIOR ELEVATIONS	4/14/08
A4.1	BUILDING WALL SECTIONS	4/14/08
A4.2	BUILDING WALL SECTIONS	4/14/08
A5.1	CONSTRUCTION PLAN DETAILS	4/14/08
A5.2	CONSTRUCTION SECTION DETAILS	4/14/08
A6.1	PARTITION SCHEDULE AND WALL TYPES	4/14/08
A6.2	DOOR SCHEDULE, DOOR FRAME AND WINDOW TYPES	4/14/08
A7.1	INTERIOR ELEVATIONS	4/14/08
A8.1	ENLARGED INTERIOR FINISH PLANS	4/14/08
A8.2	ENLARGED INTERIOR FINISH PLANS	4/14/08
A9.1	REFLECTED CEILING PLANS	4/14/08
U1.1	UTILITY PLAN – FOR REFERENCE ONLY	4/14/08

Architectural Field Bulletin No. AB2-1 prepared by Opus Architects & Engineers dated April 18, 2008.

Architectural Field Bulletin No. AB2-2 prepared by Opus Architects & Engineers dated May 1, 2008.

Architectural Field Bulletin No. AB2-3 prepared by Opus Architects & Engineers dated May 19, 2008.

Structural Plans prepared by Opus Architects & Engineers:

SHEET NUMBER	DESCRIPTION	DATE
S1.1	TITLE SHEET	4/14/08
S1.2	STATEMENT OF SPECIAL INSPECTIONS	4/14/08
S2.2	FOUNDATION AND FLOOR PLAN – AREA B	4/14/08
S2.3	FOUNDATION AND FLOOR PLAN – AREA C	4/14/08
S3.1	CRANE FRAMING PLAN – AREA A	4/14/08
S3.2	CRANE FRAMING PLAN – AREA B	4/14/08
S3.3	CRANE FRAMING PLAN – AREA C	4/14/08
S4.1	ROOF FRAMING PLAN – AREA A	4/14/08
S4.2	ROOF FRAMING PLAN – AREA B	4/14/08
S4.3	ROOF FRAMING PLAN – AREA C	4/14/08
S5	TRUSS 1 ELEV., SECTIONS AND DETAILS	4/14/08
S6	SECTIONS AND DETAILS	4/14/08
S7	SECTIONS AND DETAILS	4/14/08
S8	SECTIONS AND DETAILS	4/14/08

Civil Plans prepared by Lee Engineers and Surveyors:

SHEET NUMBER	DESCRIPTION	DATE
C-1	TITLE SHEET	03/03/08
C-2	TYPICAL DETAILS	03/03/08
C-3	TYPICAL DETAILS	03/03/08
C-4	OVERALL SITE LAYOUT	04/10/08
C-5	WEST SIDE SITE PLAN	05/16/08
C-6	CENTRAL SITE PLAN	05/16/08
C-7	EAST SIDE SITE PLAN	05/16/08
C-8	WEST SIDE GRADING PLAN	05/16/08
C-9	CENTRAL GRADING PLAN	05/16/08
C-10	EAST SIDE GRADING PLAN	05/16/08
C-11	LANDSCAPE PLAN	03/03/08
G-1	GRADING WASTE SITE	03/03/08

Electrical Plans prepared by Bloomington Electric:

SHEET NUMBER	DESCRIPTION	DATE
E1.1	LIGHTING AREA ‘A’	04/28/08
E1.2	LIGHTING AREA ‘B’	05/03/08
E1.3	LIGHTING AREA ‘C’	04/28/08
E1.7	ENLARGED OFFICE & BREAK	05/03/08
E2.1	POWER AREA ‘A’	04/28/08
E2.2	POWER AREA ‘B’	05/03/08
E2.3	POWER AREA ‘C’	04/28/08
E2.7	ENLARGED POWER OFFICE & BREAK	05/03/08
E2.8	MECHANICAL & OWNER EQUIPMENT SCHEDULES	05/03/08
E2.9	RISER DIAGRAM & GROUNDING DETAIL	05/03/08
E2.10	PANELBOARD SCHEDULES	05/03/08
E2.11	PANELBOARD SCHEDULES	05/03/08

Exhibit “C-1”

Scope Clarifications to the

Final Plans and Specifications

1.	Landlord shall provide a 24” thick layer of limestone screenings under the building slab in lieu of a lime treated subgrade and a 5” rock cushion.

2.	Soil correction shall be performed using Geopiers in lieu of over-excavation and rock fill.

3.	Imported sand to prevent the possibility of popouts in the concrete slab on grade shall not be provided.

4.	Joints in the concrete slab on grade shall not be filled/caulked.

5.	Exterior window frames and aluminum doors shall be clear anodized frames with gray glass.

6.	Interior office walls only shall be painted in accordance with the finish schedule on the Final Plans. All other walls and exposed roof structure shall be left unfinished.

7.	A total of eight (8) 40,000 lb capacity, 6’x 8’ hydraulic dock levelers, Rite-Hite VBR300 hydraulic dock locks, dock seals, and dock lights shall be provided.

8.	Compressed air piping and equipment shall be provided by Tenant.

9.	Vacuum system piping and equipment shall be provided by Tenant.

10.	In lieu of summertime ventilation exhaust, Landlord shall provide a total of sixteen (16) 25-ton rooftop mounted air conditioning units in the production area. Rooftop units shall supply 30,000 cfm of make-up air that will be exhausted by Tenant’s manufacturing equipment.

11.	Tenant shall enter into a water purchase agreement with the Central Iowa Water Association to provide for construction of an offsite water tower (and/or booster pump) sized sufficiently to satisfy the building’s fire protection system flow requirements of 1,800 gpm for a one hour sustained fire flow at a residual pressure of at least 50 psi.

12.	A 500 KW diesel powered electrical generator shall be provided for emergency life safety and stand-by power requirements. Tenant shall obtain the required air quality permit.

Exclusions

1.	Fixtures, furnishings, and equipment.

2.	Final connections to Tenant supplied equipment.

3.	Onsite storage of fire protection water.

4.	Insurance underwriter requirements in excess of code requirements.

5.	Any work related to the outdoor storage tanks including fire alarm system, detection, containment, or notification systems.

6.	Precast cutting, louvers, roof openings, or mechanical equipment for owner supplied equipment.

7.	Hose cabinets for fire protection system.

8.	Extended 4 year compressor warranty on HVAC equipment.

9.	Security or telephone systems or wiring.

C-1-1

10.	Engineered mechanical systems for summer cooling design conditions or forklift exhaust provisions.

11.	Gas piping for Tenant provided equipment.

END OF EXHIBIT “C-1”

C-1-2

Exhibit “C-2”

TPI Composites Equipment Schedule

TPI Composites - Equipment Schedule
Equipment Description	Grid Location (See Plan)	480V 3ph FLA	120V 1ph FLA	Comp Air: cfm at 100psi	Vacuum: cfm	Nat. Gas: ccft/hr
-150 HP Compressors (& Drier Unit)	26A to 29B	180
-150 HP Compressors (& Drier Unit)	26A to 29B	180
-150 HP Compressors (& Drier Unit)	26A to 29B	180
4-Crane Railway System - 8 T Cranes	24B.1	160
4-Crane Railway System - 8 T Cranes	24C.9	160
15” Vacuum Pump -	26A to 29B	27
15” Vacuum Pump -	26A to 29B	27
30” Vacuum Pump -	26A to 29B	27
30” Vacuum Pump -	26A to 29B	27
Bandsaw w/ Laser Slide	23.5D.5	3		5
BA Comp	40B.2	3		38
BA Comp	40B.5	3		38
Cranes 1 Ton	48.5C.3	2.6
FT DC	38A.4	29		2
FT DC	38A.8	29		2
SP DC	33A.4	17		60
SP DC	33A.8	17		60
TBD Dust	8A.9	17		22
TBD Dust	16A.8	17		22
Post Process FT	35B5	85		60
Post Process FT	35B7	85		60
Post Process SP	29B.2	85		2
Post Process SP	29B.3	85		2
EMC	46C.2	12		20
EMC	47C.5	12		20
Gelcoat Spray Equipment	36B.2	1		60
General Shop Air Use				150
Infra red patch cure heaters	24B.2	2
Infra red patch cure heaters	24B.3	2
Infra red patch cure heaters	24B.4	2

C-2-1

Lab Equipment	29D.2	2		10
Maintenance Equip: mill	20D.7	1		2
Maintenance Equip: chop saw	20D.1			2
Maintenance Equip: band saw	21D.1	1		2
Maintenance Equip: welder	21D.5	1		2
Mold Set #1	38.5C.3	236			50
Mold Set #2	38.5C.7	236			50
Mold Set #3	31.5C.3	236			50
Mold Set #4	31.5C.7	236			50
Mold Set #5	19C.3	236			50
Mold Set #6	19C.7	236			50
Mold Set #7	11C.3	236			50
Mold Set #8	11C.7	236			50
Mold Set #1A - Standby Power	38.5C.3	100
Mold Set #2A - Standby Power	38.5C.7	100
Mold Set #3A - Standby Power	31.5C.3	100
Mold Set #4A - Standby Power	31.5C.7	100
Mold Set #5A - Standby Power	19C.3	100
Mold Set #6A - Standby Power	19C.7	100
Mold Set #7A - Standby Power	11C.3	100
Mold Set #8A - Standby Power	11C.7	100
Outside Resin Tank 1	21E.1 to 22E.2	10
Outside Resin Tank 2	21E.1 to 22E.2	10
Outside Resin Tank 3	21E.1 to 22E.2	10
Outside Resin Tank 4	21E.1 to 22E.2	10
Outside Resin Tank 5	21E.1 to 22E.2	10
SF Cure / Cool	39A.2	116	155
SF Cure / Cool	39A.8	116	155
Post Process SF Enclousure	37B.2	133	81	30		20
Post Process SF Enclousure	37B.4	133	81	30		20
SF A Filter	41A.2	137
SF A Filter	41A.3	137
SF Paint Equip	36B.1	1	30	50
PCO	6B.5	102	42.5			40
PCO	6B.7	102	42.5			40
PCO	6B.9	102	42.5			40
Refrigerated Air Dryer	26A to 29B	8
Refrigerated Air Dryer	26A to 29B	8
Refrigerated Air Dryer	26A to 29B	8
Resin Cure Test Equipment	29D.5	1				3
Resin Mixing Equipment	27.5D.5	33		75

C-2-2

SC Mold Heat	3C.6	10
SC Mold Heat	3C.7	10
SC Mold Heat	3C.8	10
SC Mold Heat	3C.9	10
SC Mold Heat	23C.6	10
SC Mold Heat	23C.7	10
SC Mold Heat	23C.8	10
SC Mold Heat	23C.9	10
TBD	8B.2	47		5
TBD	16B.2	47		5
Weight Balance System	44.5B.1	1

TOTALS:		5531.6	629.5	835	400	163

		480V 3ph FLA	120V 1ph FLA	Comp Air: cfm	Vacuum: cfm	Nat. Gas: ccft/hr

END OF EXHIBIT “C-2”

C-2-3

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Second Amendment”) is entered into as of this 11th day of MAY, 2010 by and between BLUE DOG LLC, a Maryland limited liability company (‘‘Landlord”) and TPI IOWA, LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Opus Northwest, L.L.C. (“Original Landlord”) and Tenant entered into that certain Net Lease Agreement dated November 13, 2007, as amended by that certain First Amendment to Net Lease Agreement dated July 26, 2008 (collectively, the “Lease”) for certain premises in the building (the “Building”) located at 2300 North 33rd Avenue East, Newton, Iowa; and

WHEREAS, Landlord has succeeded to the interest of Original Landlord under the Lease; and

WHEREAS, Landlord and Tenant wish to amend the Lease, subject to and upon the terms and conditions hereinafter provided; and

WHEREAS, for the benefit Original Landlord and its successors and assigns LCSI Holding, Inc. (“Guarantor”) executed and delivered that certain Guaranty of Lease dated November 13, 2007 (the “Guarantee”) guaranteeing the payment and performance of Tenant’s obligations under the Lease, and Guarantor, as an inducement to Landlord to perform Landlord’s Work (as hereinafter defined), agreed to join in this Second Amendment for the purpose of confirming the continuation of the Guarantee.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

1. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2. Landlord and Tenant acknowledge that at Tenant’s request Landlord has substantially completed the installation of sixteen (16) two inch cast iron roof drains in front of each downspout location on the roof of the Building (“Landlord’s Work”) at a cost to Landlord of $100,000.00.

3. In consideration of the performance of Landlord’s Work, effective retroactively from January 1, 2010 and continuing through July 31, 2018, Basic Rent shall be increased and shall be payable as provided in the following schedule:

Period	Basic Rent (per annum)	Monthly Installment

January 1, 2010 – July 24, 2010	$1,305,294.00	$108,774.50
July 25, 2010 – July 24, 2011	$1,324,614.60	$110,384.55

July 25, 2011 – July 24, 2012	$1,344,224.88	$112,018.74
July 25, 2012 – July 24, 2013	$1,364,129.40	$113,677.45
July 25, 2013 – July 24, 2014	$1,384,332.36	$115,361.03
July 25, 2014 – July 24, 2015	$1,404,838.56	$117,069.88
July 25, 2015 – July 24, 2016	$1,425,652.20	$118,804.35
July 25, 2016 – July 24, 2017	$1,446,778.08	$120,564.84
July 25, 2017 – July 31, 2018	$1,468,220.88	$122,351.74

3. As amended hereby, the Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereunto have executed this Second Amendment as of the date first written above.

LANDLORD:

BLUE DOG LLC

By:	/s/ David M. Lepore
David M. Lepore
Senior Vice President

TENANT:

TPI IOWA, LLC

By:	/s/ Wayne G Monie
	Name:	Wayne G Monie
	Title:	COO

Joinder

Reference is made to the Guarantee of Tenant’s obligations under the Lease dated November 13, 2007, as amended, given by Guarantor to Original Landlord, its successors and assigns. Guarantor confirms that (i) Landlord has succeeded to the interest and rights of Original Landlord under such Guarantee, (ii) all references in such Guarantee to the word “Lease” shall mean the Lease, as defined therein, as amended through the Second Amendment, (iii) Guarantor is in receipt of a correct and complete copy of the Lease as amended through the Second Amendment, (iv) Guarantor will receive material value and benefits from the Lease as amended through the Second Amendment, and (v) the Guarantee, as amended hereby, is in full force and effect and Guarantor hereby ratifies and affirms the Guarantee.

IN WITNESS WHEREOF, the undersigned has/have executed this joinder as of the date first written above.

GUARANTOR:

LCSI HOLDING, INC.

By:	/s/ Wayne G Monie
	Name:	Wayne G. Monie
	Title:	COO
Duly authorized